                                                                    EXHIBIT 10.2
--------------------------------------------------------------------------------


                                U.S. $200,000,000


                            WAREHOUSE LOAN AGREEMENT


                            dated as of June 27, 2002


                                      among


                       TRINITY INDUSTRIES LEASING COMPANY,


                         TRINITY RAIL LEASING TRUST II,


                  THE COMMITTED LENDERS AND THE CONDUIT LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                       and


                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                                    as Agent


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

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                                                  ARTICLE I
                                                 DEFINITIONS

Section 1.01          Defined Terms........................................................   1
Section 1.02          Computation of Time Periods and Other Definitional Provisions........  26

                                                  ARTICLE II
                                              THE CREDIT FACILITY

Section 2.01          Commitment to Lend...................................................  27
Section 2.02          Procedures for Borrowing.............................................  27
Section 2.03          Notice to Lenders; Funding of Loans..................................  28
Section 2.04          Evidence of Loans....................................................  30
Section 2.05          Interest.............................................................  31
Section 2.06          Maturity of Loans....................................................  31
Section 2.07          Prepayments..........................................................  31
Section 2.08          Adjustment of Commitments............................................  36
Section 2.09          Fees.................................................................  39
Section 2.10          Pro-rata Treatment...................................................  39
Section 2.11          Sharing of Payments..................................................  39
Section 2.12          Payments; Computations...............................................  40

                                                ARTICLE III
                                  TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01          Taxes................................................................  41
Section 3.02          Illegality...........................................................  43
Section 3.03          Increased Costs and Reduced Return...................................  43
Section 3.04          Funding Losses.......................................................  44

                                                 ARTICLE IV
                                                 CONDITIONS

Section 4.01          Conditions to Closing................................................  45
Section 4.02          Conditions to Each Funding Date......................................  49

                                                 ARTICLE V
                                       REPRESENTATIONS AND WARRANTIES

Section 5.01          Organization and Good Standing.......................................  51
Section 5.02          Power; Authorization; Enforceable Obligations........................  52
Section 5.03          No Conflicts.........................................................  52
Section 5.04          No Default...........................................................  52
Section 5.05          Financial Condition..................................................  52
Section 5.06          No Material Change...................................................  53
Section 5.07          Title to Properties..................................................  53
Section 5.08          Litigation...........................................................  54
Section 5.09          Taxes................................................................  54
Section 5.10          Compliance with Law..................................................  54
Section 5.11          ERISA................................................................  54


                                       -i-
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                                TABLE OF CONTENTS
                                   (continued)

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Section 5.12          Subsidiaries.........................................................  55
Section 5.13          Governmental Regulations, Etc........................................  55
Section 5.14          Purpose of Loans.....................................................  55
Section 5.15          Labor Matters........................................................  55
Section 5.16          Environmental Matters................................................  55
Section 5.17          Intellectual Property................................................  56
Section 5.18          Solvency.............................................................  56
Section 5.19          Disclosure...........................................................  56
Section 5.20          Security Documents...................................................  56
Section 5.21          Ownership............................................................  56
Section 5.22          Lease Documents......................................................  57
Section 5.23          Sole Business of the Borrower........................................  57
Section 5.24          Separate Corporate Structure; No Employees...........................  57
Section 5.25          Leases...............................................................  58
Section 5.26          Railcars.............................................................  59

                                                 ARTICLE VI
                                           AFFIRMATIVE COVENANTS

Section 6.01          Information..........................................................  59
Section 6.02          Preservation of Existence and Franchises; Authorizations,
                        Approvals and Recordations.........................................  61
Section 6.03          Books and Records....................................................  61
Section 6.04          ERISA................................................................  61
Section 6.05          Payment of Taxes and Other Debt......................................  61
Section 6.06          Insurance; Certain Proceeds..........................................  61
Section 6.07          Operation, Use and Maintenance.......................................  63
Section 6.08          Replacement of Parts; Modifications and Improvements.................  64
Section 6.09          Use of Proceeds......................................................  64
Section 6.10          Audits/Inspections/Appraisals........................................  64
Section 6.11          Stamp Tax............................................................  65
Section 6.12          Follow-On Leases.....................................................  65
Section 6.13          Accounts.............................................................  66
Section 6.14          Manager..............................................................  66
Section 6.15          Action after an Event of Default.....................................  67
Section 6.16          Depositary Agreement, Etc............................................  67

                                                ARTICLE VII
                                            NEGATIVE COVENANTS

Section 7.01          Limitation on Debt...................................................  67
Section 7.02          Restriction on Liens.................................................  67
Section 7.03          Nature of Business...................................................  67
Section 7.04          Consolidation, Merger and Dissolution................................  67
Section 7.05          Asset Dispositions...................................................  67
Section 7.06          Investments..........................................................  68
Section 7.07          Restricted Payments, etc.............................................  68
Section 7.08          Transactions with Affiliates.........................................  68

                                TABLE OF CONTENTS
                                   (continued)

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Section 7.09          Fiscal Year; Organization and Other Documents........................  69
Section 7.10          Additional Negative Pledges..........................................  69
Section 7.11          Impairment of Security Interests.....................................  69
Section 7.12          Debt Service Coverage Ratio..........................................  69
Section 7.13          No Amendments to the Lease Documents.................................  69
Section 7.14          Lease Default........................................................  69
Section 7.15          Consolidation with Any Other Person..................................  70
Section 7.16          Limitations on Employees, Subsidiaries...............................  70
Section 7.17          Independence of Covenants............................................  70

                                             ARTICLE VIII
                                           OTHER COVENANTS

Section 8.01          Quiet Enjoyment......................................................  70

                                             ARTICLE IX
                                              DEFAULTS

Section 9.01          Events of Default....................................................  70
Section 9.02          Acceleration; Remedies...............................................  73

                                              ARTICLE X
                                          AGENCY PROVISIONS

Section 10.01         Appointment; Authorization...........................................  74
Section 10.02         Delegation of Duties.................................................  74
Section 10.03         Exculpatory Provisions...............................................  74
Section 10.04         Reliance on Communications...........................................  75
Section 10.05         Notice of Default....................................................  75
Section 10.06         Credit Decision; Disclosure of Information by Agent..................  75
Section 10.07         Indemnification......................................................  76
Section 10.08         Agent in Its Individual Capacity.....................................  76
Section 10.09         Successor Agents.....................................................  77
Section 10.10         Request for Documents................................................  77

                                             ARTICLE XI
                                            MISCELLANEOUS

Section 11.01         Notices and Other Communications.....................................  77
Section 11.02         No Waiver; Cumulative Remedies.......................................  78
Section 11.03         Amendments, Waivers and Consents.....................................  78
Section 11.04         Expenses.............................................................  80
Section 11.05         Indemnification......................................................  81
Section 11.06         Successors and Assigns...............................................  83
Section 11.07         Confidentiality......................................................  86
Section 11.08         Set-off..............................................................  86
Section 11.09         Interest Rate Limitation.............................................  87
Section 11.10         Counterparts.........................................................  87
Section 11.11         Integration..........................................................  87
Section 11.12         Survival of Representations and Warranties...........................  88


                                      -iii-
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                                TABLE OF CONTENTS
                                   (continued)

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Section 11.13         Severability.........................................................  88
Section 11.14         Headings.............................................................  88
Section 11.15         Marshalling; Payments Set Aside......................................  88
Section 11.16         Performance by the Agent.............................................  88
Section 11.17         Third Party Beneficiaries............................................  88
Section 11.18         No Proceedings.......................................................  88
Section 11.19         Governing Law; Submission to Jurisdiction............................  89
Section 11.20         Waiver of Jury Trial.................................................  90
Section 11.21         Binding Effect.......................................................  90

Schedules:

         Schedule 1.01     -   Lenders and Commitments
         Schedule 5.02     -   Required Consents, Authorizations, Notices and
                               Filings
         Schedule 6.06     -   Insurance
         Schedule 11.01    -   Notice Addresses; Agent's Office

Exhibits:

         Exhibit A-1       -   Form of Request
         Exhibit A-2       -   Form of Notice of Borrowing
         Exhibit A-3       -   Form of Additional Collateral Certificate
         Exhibit A-4       -   Form of Financing Notice
         Exhibit A-5       -   Form of Monthly Report
         Exhibit A-6       -   Form of Borrowing Base Certificate
         Exhibit B         -   Form of Note
         Exhibit C         -   Form of Assignment and Acceptance
         Exhibit D-1       -   Form of Opinion of Counsel for the Borrower, the
                               Manager and Trinity
         Exhibit D-2       -   Form of Opinion of In-House Counsel for the
                               Borrower, the Manager and Trinity
         Exhibit D-3       -   Form of Opinion of Delaware Trust Counsel for the
                               Borrower
         Exhibit D-4       -   Form of True Sale Opinion
         Exhibit D-5       -   Form of Nonconsolidation Opinion
         Exhibit D-6       -   Form of Opinion of Special STB Counsel for the
                               Borrower
         Exhibit D-7       -   Form of Opinion of Special Canadian Counsel for
                               the Agent
         Exhibit D-8       -   Form of Opinion of Counsel for the Depositary
         Exhibit D-9       -   Form of Opinion of Counsel for the Marks Company
         Exhibit E-1       -   Form of Security Agreement
         Exhibit E-2       -   Form of Perfection Certificate
         Exhibit E-3       -   Form of Lessee Consent and Agreement
         Exhibit E-4       -   Form of Notice of Lease Assignment
         Exhibit F         -   Form of Depository Agreement
         Exhibit G         -   Form of Performance Guaranty
         Exhibit H         -   Form of Management Agreement
         Exhibit I         -   Form of Insurance Management Agreement
         Exhibit J-1       -   Form of Full Service Railcar Lease Agreement

                               TABLE OF CONTENTS
                                  (continued)


         Exhibit J-2       -   Form of Net Railcar Lease Agreement
         Exhibit K         -   Form of Asset Contribution and Purchase Agreement
         Exhibit L         -   Form of Administrative Services Agreement

                            WAREHOUSE LOAN AGREEMENT

                  This Warehouse Loan Agreement is dated as of June 27, 2002 and is among TRINITY INDUSTRIES LEASING COMPANY, a Delaware corporation (the "Manager"), TRINITY RAIL LEASING TRUST II, a Delaware business trust (the "Borrower"), the banks and other lending institutions from time to time party hereto (each a "Lender" and, collectively, the "Lenders") and CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Agent for the Lenders (in such capacity, the "Agent").

                  The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01 DEFINED TERMS. The following terms, as used herein, have the following meanings:

                  "A.A.R." means the Association of American Railroads, and its successors.

                  "Accounts" means, collectively, the Collection Account, the Maintenance Reserve Account, the Modification and Improvements Account and the Liquidity Reserve Account.

                  "Additional Collateral Certificate" means a certificate substantially in the form of Exhibit A-3 hereto, with appropriate insertions and deletions or with such other changes as may be reasonably agreed to by the Agent, and which certificate contains a description of the Railcars and related Leases which are to become Portfolio Railcars and Portfolio Leases, as the case may be.

                  "Adjusted Eurodollar Rate" means, for each Interest Period, the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

                  "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Lender.

                  "Administrative Services Agreement" means the Administrative Services Agreement, substantially in the form of Exhibit L hereto, dated as of the Closing Date between the Borrower and TILC.

                  "Advance Rate" means 75%.

                  "Affiliate" means, with respect to any Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls such Person (including all directors and officers of such Person) (a "Controlling Person") or (ii) any other Person which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means (i) with respect to any Person having voting shares or their equivalent and elected directors, managers or Persons performing similar functions, the possession, directly or indirectly, of the power to vote 10% or more of the Equity Interests having ordinary voting power of such Person, (ii) the ownership, directly or indirectly, of 10% or more of the Equity Interests in any Person or (iii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares or their equivalent, by contract or otherwise.

                  "Agent" means Credit Suisse First Boston, New York Branch, in its capacity as agent for the Lenders hereunder and under the other Loan Documents, and its successor or successors in such capacity.

                  "Agent's Office" means the Agent's address and, as appropriate, account as set forth and identified as such in Schedule 11.01, or such other address and account as the Agent may from time to time notify to the Borrower and the Lenders.

                  "Aggregate FMV" means, as of any date of determination with respect to any specified group of Railcars, the aggregate of the Fair Market Values of all such Railcars (including, if calculated on a Funding Date, any such Railcars which will become Portfolio Railcars on such Funding Date, but excluding any such Railcars which will cease to be Portfolio Railcars at the time of such determination pursuant to Section 8.10 of the Security Agreement or otherwise).

                  "Agreement" means this Warehouse Loan Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Applicable Law" means, with reference to any Person, all laws (foreign or domestic), statutes, rulings, codes, ordinances and treaties, including the FRA and the Interchange Rules, and all judgments, decrees, injunctions, writs and orders of any court, arbitrator or other Governmental Authority, and all rules, regulations, orders, interpretations, directives, licenses and permits of any governmental body, instrumentality, agency or other regulatory authority applicable to such Person or its property or in respect of its operations.

                  "Applicable Rate" means with respect to any Loan for any day during any Interest Period, (i) so long as no Event of Default has occurred and is continuing, the sum of the Adjusted Eurodollar Rate for such Interest Period plus the Facility Margin or (ii) at any time during which an Event of Default has occurred and is continuing, the sum of the Corporate Base Rate for such day plus the Default Margin.

                  "Appraised Fair Market Value", with respect to any Railcar, means the amount set forth in the most recent Independent Appraisal with respect thereto as the amount, expressed in terms of currency, that may reasonably be expected for property exchanged between a willing buyer and a willing seller with equity to both, neither under any compulsion to buy or sell and both fully aware of all relevant, reasonably ascertainable facts.

                  "Approved Fund" means (i) with respect to any Committed Lender, an entity (whether a corporation, partnership, limited liability company, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is managed by such Committed Lender or an Affiliate of such Committed Lender, (ii) with respect to any Committed Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Committed Lender or by an Affiliate of such investment advisor, (iii) any Conduit Lender, and (iv) with respect to any Conduit Lender, any of its Support Parties.

                  "Asset Contribution and Purchase Agreement" means the Asset Contribution and Purchase Agreement dated as of the date hereof, substantially in the form of Exhibit K hereto, between TILC and the Borrower.

                  "Asset Disposition" means any sale, lease or other disposition by the Borrower (other than the lease of a Railcar pursuant to an Eligible Lease) of any Portfolio Railcar, Portfolio Lease or other item of Collateral, whether by sale, lease, transfer, Casualty, Condemnation or otherwise.

                  "Assignment and Acceptance" means an Assignment and Acceptance, substantially in the form of Exhibit C hereto, under which an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 11.06(b).

                  "Availability Period" means the period from the Closing Date to the Revolving Termination Date.

                  "Available Commitment" means, with respect to any Committed Lender, the aggregate of such Committed Lender's Commitment less the aggregate principal amount of outstanding Loans held by such Committed Lender (or any Conduit Lender designated by such Committed Lender) under this Agreement.

                  "Bank Credit Facility" means the Credit Agreement dated as of June 4, 2002 among Trinity, as borrower, the banks and other lending institutions party thereto from time to time, JPMorgan Chase Bank, as Administrative Agent, and Dresdner Bank AG, New York and Grand Cayman Branches, and The Royal Bank of Scotland plc, as Syndication Agents.

                  "Bankruptcy Code" means the United States Bankruptcy Reform Act of 1978, as amended, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction from time to time affecting the rights of creditors generally.

                  "Bill of Sale" means a bill of sale delivered to the Borrower from the seller with respect to a Railcar and, if applicable, any related Lease in connection with the Borrower's purchase of such Railcar and related Lease from such Seller.

                  "Borrower" means Trinity Rail Leasing Trust II, a Delaware business trust, and its successors.

                  "Borrower Change of Control" means either (i) Trinity shall cease to own directly 100% of the Equity Interests of the Manager on a fully-diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then convertible or unexercisable), (ii) TILC shall cease to own directly 100% of the Equity Interests of each of the Partners on a fully diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable), (iii) the Partners, collectively, shall cease to own directly 100% of the Equity Interests of the Partnership on a fully diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable) or (iv) the Partnership shall cease to own directly 100% of the Equity Interests of the Borrower on a fully diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable).

                  "Borrowing" means a borrowing of Loans pursuant to Section
2.01 hereof.

                  "Borrowing Base" means at any time a Dollar amount equal to 75% of the difference of (i) the Aggregate FMV of all Eligible Railcars at such time less (ii) the Excluded Assets Amount at such time.

                  "Borrowing Base Certificate" means a certificate of the chief financial officer or chief accounting officer of the Borrower (or of the Manager on behalf of the Borrower), in the form of Exhibit A-6 hereto or such other form as may hereafter be agreed by the Borrower (and/or the Manager, as applicable) and the Agent, delivered to the Lenders pursuant to Section 2.02(c) or 6.01(d), as applicable, and setting forth in reasonable detail the calculation of the Borrowing Base as of the date required by such Section.

                  "Business Day" means any day of the week, other than a Saturday or a Sunday, on which banks are open for business in London for the conduct of transactions in the London interbank market and on which commercial banks in New York City, Charlotte, North Carolina and Dallas, Texas are open for business and are not required or authorized by law, executive order or governmental decree to be closed.

                  "Calculation Date" means with respect to any Settlement Date, the last day of the calendar month immediately preceding such Settlement Date.

                  "Capital Lease" of any Person means any lease of property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

                  "Cash Equivalents" means:

                  (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition;

                  (ii)    Dollar-denominated certificates of deposit of (A) any

         Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition;

                  (iii) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation not an Affiliate of the Borrower rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition;

                  (iv) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower or one or more of its Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; and

                  (v) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (i) through (iv).

                  "Cash Flow" means all amounts received by or on behalf of, or credited to the Borrower from any source under or in respect of a Lease or otherwise from the ownership or operation of the Portfolio, including, without limitation, Monthly Rent, service charges, rentals, excess mileage charges, delivery costs reimbursed by a Lessee and cancellation or penalty payments, as well as all other amounts paid under each Lease or any other Lease Document as reimbursement, indemnity, fees or commissions, or on account of assumed financial responsibility or liability or otherwise, other than Excepted Payments.

                  "Casualty" means any Event of Loss or other casualty, loss, damage, destruction or other similar loss with respect to any Portfolio Railcar or other item of Collateral.

                  "Casualty Insurance Policy" means any insurance policy maintained by or on behalf of the Borrower covering losses with respect to Casualties involving one or more Portfolio Railcars or other items of Collateral.

                  "Casualty Proceeds" means all proceeds under any Casualty Insurance Policy, and all other insurance proceeds, damages, awards, claims and rights of action of the Borrower with respect to any Casualty.

                  "Chattel Paper Legend" means the following statement:
"COUNTERPART No. ___ OF ___ SERIALLY NUMBERED COUNTERPARTS. TO THE EXTENT THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE IN EFFECT IN ANY APPLICABLE JURISDICTION, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1".

                  "Closing Date" means the date on or after the Effective Date when the first Borrowing occurs in accordance with Section 4.01.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as interpreted by the rules and Treasury Regulations issued thereunder, in each case as in effect from time to time. Reference to particular sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" means all of the property which is subject or is purported to be subject to the Liens granted by the Collateral Documents.

                  "Collateral Deficiency" means, as of any date of determination, the Dollar amount of the excess, if any, of the aggregate outstanding principal amount of the Loans as of such date over the Borrowing Base calculated as of such date.

                  "Collateral Documents" means, collectively, the Security Agreement, each Perfection Certificate, the Depositary Agreement, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages required to be delivered pursuant to the Loan Documents and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

                  "Collection Account" means the Collection Account established by the Depositary pursuant to the Depository Agreement.

                  "Commitment" means, with respect to any Committed Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender's Commitment Percentage of the Committed Amount, to make Loans in accordance with the provisions of Section 2.01, in each case as set forth on Schedule 1.01 or in the applicable Assignment and Acceptance as its Commitment, as any such amount may be increased or decreased from time to time pursuant to this Agreement.

                  "Commitment Percentage" means, for each Committed Lender, the percentage identified as its Commitment Percentage on Schedule 1.01 hereto, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.06(b).

                  "Committed Amount" means $200,000,000 or such lesser amount to which the Committed Amount may be reduced pursuant to Section 2.08.

                  "Committed Lender" means a Lender listed on Schedule 1.01 and shown as having a Commitment hereunder as of the Closing Date or which thereafter acquires a Commitment hereunder in accordance with Section 11.06(b).

                  "Competitor of the Borrower" means a Person who either (i) is engaged in the full service railcar leasing or manufacturing business or (ii) has a material non-passive investment interest (whether held directly or indirectly) in, or is otherwise an Affiliate of, a Person that is engaged in the full service railcar leasing business; provided, however, that a Person which is a commercial bank, savings institution, insurance company, trust company or national banking association or an Affiliate of any thereof, or a Person regularly engaged (or a Person which is a Subsidiary of a Person regularly engaged) in the business of acting as the lessor or equity participant in a trust or business trust acting as the lessor in net financial leases, in each case acting for its own account, shall be deemed not to be a Competitor of the Borrower, unless the Borrower and/or the Manager has notified the Agent and each Lender in writing that such Person is a Competitor of the Borrower.

                  "Condemnation" means any taking of property or assets, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

                  "Condemnation Award" means all proceeds of any Condemnation or transfer in lieu thereof with respect to any Portfolio Railcar or other item of Collateral.

                  "Conduit Lender" shall mean any Lender which is designated as a Conduit Lender pursuant to Section 11.06(h).

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any indenture, loan agreement, mortgage, deed of trust, contract or other agreement, instrument or undertaking to which such Person is a party or by which it or any of its property or assets is bound.

                  "Corporate Base Rate" shall mean for any day, the higher of
(i) the prime rate per annum announced from time to time by Credit Suisse First Boston in New York in effect on such day or (ii) the Federal Funds Rate plus one-half of one percent (0.50%). (The Corporate Base Rate is not intended to represent the lowest rate charged by Credit Suisse First Boston for extensions of credit.)

                  "Credit Exposure" has the meaning set forth in the definition of "Required Lenders" in this Section 1.01.

                  "Credit Obligations" means, without duplication:

                        (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not allowed or allowable as a claim under the Bankruptcy Code) on any Loan under, or any Note issued pursuant to, this Agreement or any other Loan Document;

                        (ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Facility Party (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Facility Party, whether or not allowed or allowable as a claim under the Bankruptcy Code) pursuant to this Agreement or any other Loan Document;

                        (iii) all expenses of the Agent as to which the Agent has a right to reimbursement under Section 11.04 of this Agreement or under any other similar provision of any other Loan Document, including, without limitation, any and all sums advanced by the Agent to preserve the Collateral or preserve its security interests in the Collateral; and

                        (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11.05 of this Agreement or under any other similar provision of any other Loan Document;

together in each case with all renewals, modifications, consolidations or extensions thereof.

                  "Creditor" means each Lender, each Derivatives Creditor, the Agent, each Protected Party and each Indemnitee and their respective successors and assigns, and "Creditors" means any two or more of such Creditors.

                  "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of business), (v) the capitalized amount of all Capital Leases of such Person that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (vi) all obligations (other than obligations in respect of like kind exchanges) of such Person in respect of securities repurchase agreements or otherwise to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all non-contingent obligations (and, for purposes of Section 7.01 and Section 9.01(f), all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (viii) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person; provided that the amount of any Debt of others that constitutes Debt of such Person solely by reason of this clause (viii) shall not for purposes of this Agreement exceed the greater of the book value or the fair market value of the properties or assets subject to such Lien, (ix) all Guaranty Obligations of such Person, (x) all Disqualified Stock of such Person, (xi) all Derivatives Obligations of such Person and (xii) the Debt of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such person shall not be liable therefor.

                  "Debt Service Coverage Ratio" means, with respect to any Settlement Date, the ratio of (i) the average of the aggregate amount of Monthly Rent actually collected and paid into the Collection Account during each of the three most recent Measuring Periods ended on or prior to the Calculation Date immediately preceding such Settlement Date to (ii) the sum of (A) the average of the aggregate amount of (y) interest expense accrued on the Loans plus (z) Liquidity Fees accrued hereunder, in each case with respect to each of the three most recent Measuring Periods ended on or prior to the Calculation Date immediately preceding such Settlement Date plus (B) the average of the aggregate amount of Monthly Depreciation with respect to each of the three most recent Measuring Periods ended on or prior to the Calculation Date immediately preceding such Settlement Date.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Margin" means 500 basis points.

                  "Depositary" means Wilmington Trust Company, or a successor thereto appointed pursuant to the Depository Agreement.

                  "Depository Agreement" means a Depository Agreement, substantially in the form of Exhibit F hereto, with such changes thereto as may be reasonably acceptable to the Agent, among the Borrower, the Agent, the Manager and the Depositary.

                  "Depreciated Purchase Price" means with respect to any Railcar at any time, the original purchase price of such Railcar paid by the Borrower (in the case of Railcars purchased by the Borrower from a seller other than TILC) or TILC (in the case of Railcars transferred to the Borrower under the Asset Contribution and Purchase Agreement) net of the aggregate amount of Monthly Depreciation accumulated with respect thereto since the date of such acquisition by the Borrower or TILC, as applicable.

                  "Derivatives Agreement" means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and
(ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement.

                  "Derivatives Creditor" means any Lender or any Affiliate of any Lender from time to time party to one or more Derivatives Agreements with the Borrower (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, and "Derivatives Creditors" means any two or more of such Derivatives Creditors.

                  "Derivatives Obligations" of any Person means all obligations (including, without limitation, any amounts which accrue after the commencement of any bankruptcy or insolvency proceeding with respect to such Person, whether or not allowed or allowable as a claim under the Bankruptcy Code) of such Person in respect of any Derivatives Agreement, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

                  "Derivatives Termination Value" means, at any date after the termination of any Derivatives Agreement, after taking into account the effect of any legally enforceable netting agreements relating to such Derivatives Agreement, the amount payable by (in which case the amount shall be positive) or payable to (in which case the amount shall be negative), the Borrower as a result of the termination of such Derivatives Agreement.

                  "Designated Ineligible Type" means with respect to Portfolio Railcars and Portfolio Leases, Railcars or Leases, as the case may be, which are of a type which the Agent, in its reasonable discretion, has theretofore designated (by written notice to the Borrower) as ineligible for inclusion in the Borrowing Base hereunder.

                  "Designated Type" means when used with respect to Railcars, Railcars which are classified as covered hopper grain cars or as coal cars (each of which shall be a separate "type" of Railcar).

                  "Discretionary Account" means a demand deposit account maintained by the Borrower and designated and identified to the Agent as the "Discretionary Account" hereunder.

                  "Disqualified Stock" of any Person means any Equity Interest of such Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Debt or Disqualified Stock or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Maturity Date.

                  "Dollars" and the sign "$" means lawful money of the United States.

                  "Effective Date" means the date this Agreement becomes effective in accordance with Section 11.21.

                  "Eligible Assignee" means (i) any Lender, (ii) any Affiliate of a Lender, (iii) any Approved Fund and (iv) any other Person (other than a natural Person) approved by the Agent.

                  "Eligible Lease" means, as of any date of determination, a
Lease:

                  (i) in the form or substantially in the form of Exhibit J-1 or Exhibit J-2 hereto or such other form as may have been approved by the Agent in its reasonable discretion;

                  (ii) which constitutes an operating lease in accordance with GAAP;

                  (iii) which represents a transaction with respect to a related Railcar which is either (A) evidenced by a single lease agreement between the Borrower and the related Lessee governing only (y) the lease of such specific Railcar and (z) other identified Railcars which have been or will be transferred concurrently to the Borrower and are or will become Portfolio Railcars, or (B) evidenced by a specific schedule to a master lease agreement between the Borrower and related Lessee, which schedule identifies as the subject of (and sets forth the specific economic terms of) a lease transaction only as to (y) such specific Railcar and (z) other identified Railcars which have been or will be transferred concurrently to the Borrower and are or will become Portfolio Railcars (i.e., Railcars subject to the same single lease agreement or single schedule to a master lease agreement have not been and will not be transferred to the Borrower by virtue of separate or "split" transfers);

                  (iv) which is not a Designated Ineligible Type of Lease;

                  (v) under which the Lessee is a Person (other than a natural Person) organized under the laws of the United States or Canada (or any Province thereof) or otherwise approved in writing by the Agent as evidenced by the approval of the related Funding Package; (vi) which provides for payment in Dollars;

                  (vii) which complies with all Applicable Laws of the jurisdiction in which it was originated;

                  (viii) which represents the legal, valid and binding obligation of the Lessee thereunder, is enforceable against such Lessee in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and to general equitable principles) and was duly executed by parties having legal capacity to do so;

                  (ix) which is not the subject of, and with respect to which there does not exist and are not overtly threatened, any actions, suits, investigations or legal, equitable or arbitrative or administrative proceedings against or affecting any Facility Party, either Partner or the Partnership;

                  (x) which has not been satisfied, subordinated or rescinded and remains in full force and effect; and

                  (xi) in respect of which the Security Agreement is effective to create a valid and perfected first priority Lien in favor of the Agent, subject only to Permitted Liens.

                  "Eligible Railcar" means, as of any date of determination, a
Railcar:

                  (i) other than a Railcar which the Agent has determined and has previously notified the Borrower in writing is of a type which could, if included in the Portfolio, cause the Loans or any Securitization of Portfolio assets to receive a long term rating or a shadow rating of below "A" from S&P or below "A2" from Moody's or which is otherwise a Designated Ineligible Type of Railcar;

                  (ii) other than a Railcar which as of such date of determination, if leased, is leased to a third party pursuant to a Lease which is not an Eligible Lease;

                  (iii) in respect of which the Security Agreement is effective to create a valid and perfected first priority Lien in favor of the Agent, subject only to Permitted Liens; and

                  (iv) other than a Railcar (it being understood and agreed that Railcars deemed ineligible under this clause (iv) shall be excluded from the "Eligible Railcars" in descending order by age, beginning with the oldest Portfolio Railcar) which, when taken together with all of the other Portfolio Railcars, causes the weighted average age (weighted by Fair Market Values) of all Eligible Portfolio Railcars from their respective dates of manufacture to exceed six years.

                  "Environmental Laws" means any current or future legal requirement of any Governmental Authority pertaining to (i) the protection of health, safety, and the environment, (ii) the conservation, management or use of natural resources and wildlife, (iii) the protection or use of surface water and groundwater or (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendment of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances
Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order or directive issued thereunder.

                  "Equity Equivalents" means with respect to any Person any rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Equity Interests of such Person or securities exercisable for or convertible or exchangeable into Equity Interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

                  "Equity Interests" means all shares of capital stock, partnership interests (whether general or limited), limited liability company membership interests, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of profits or losses, or distributions of assets, of an issuing Person, but excluding any debt securities convertible into such Equity Interests.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA Event" means: (i) a Reportable Event with respect to a Pension Plan; (ii) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA; (iii) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (iv) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (v) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (vi) the imposition of any liability under Title IV or ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                  "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve

System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities", whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for prorations, exceptions or offsets that may be available from time to time to a Lender. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default" has the meaning set forth in Section 9.01.

                  "Event of Loss", with respect to any Portfolio Railcar, means any of the following events:

                  (a) during the term of any Lease with respect to such Railcar, such events with respect to such Railcar as are included in the definition of "Event of Loss", "Total Loss", "Casualty Occurrence" or equivalent term, as the case may be, in such Lease; and

                  (b) when no Lease of such Railcar is in effect, any of the following events with respect to such Railcar:

                          (i) loss of the such Railcar or the use of such Railcar for a period in excess of 180 days due to destruction of or damage to such property or any other casualty which renders repair uneconomic or which renders such property permanently unfit for normal use;

                          (ii) any damage to such Railcar which results in the receipt of Casualty Proceeds by the Agent with respect to such Railcar on the basis of an actual, constructive or compromised total loss;

                          (iii) the theft or disappearance of such Railcar for a period in excess of 180 consecutive days;

                          (iv) the confiscation, seizure of or requisition or taking of title to or other Condemnation of such Railcar by any Governmental Authority other than an instrumentality or agency of the United States whose obligations bear the full faith and credit of the United States, for a period of more than 365 consecutive days; or

                          (v) as a result of any law, rule, regulation, order or other action by the STB or other Governmental Authority having jurisdiction, use of such Railcar in the normal course of business of rail transportation is prohibited for a period of longer than 365 consecutive days.

                  "Excepted Payments" means "excepted payments" or "excluded payments" (as such terms or similar terms are defined and used in any Portfolio Lease) payable to or for the benefit of the Borrower, the Manager, the Agent or any Lender (or any similar party as defined and used in such Lease), including, without limitation, (i) proceeds of public liability insurance (or other insurance maintained by or on behalf of the Borrower for its own account) payable to or for the benefit of the Borrower or the Lessee (or governmental indemnities in lieu thereof) and (ii) any rights to enforce and collect the same.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Excluded Assets Amount" means, as of any date of determination, the sum (without duplication) of the following amounts (including in such calculation, if calculated on a Funding Date, amounts in respect of Eligible Railcars which will become Portfolio Railcars on such Funding Date, but excluding amounts in respect of any Eligible Railcars which will cease to be Portfolio Railcars at the time of such determination pursuant to Section 8.10 of the Security Agreement or otherwise):

                  (i) the amount by which (x) the Aggregate FMV of all Eligible Railcars which are either (A) not subject to a Lease or (B) subject to a Lease with respect to which any payment obligation owed by the applicable Lessee is more than 120 days past the stated due date therefor exceeds (y) 5% of the Aggregate FMV of all Eligible Railcars; plus

                  (ii)    for each single Lessee whose unsecured,
          unsubordinated, non-credit enhanced long-term indebtedness for money borrowed is rated at least BBB- by S&P and Baa3 by Moody's, the amount by which (x) the Aggregate FMV of all Eligible Railcars subject to one or more Eligible Leases to such Lessee exceeds (y) 20% of the Commitment Amount; plus

                  (iii) the amount by which (x) the Aggregate FMV of all Eligible Railcars subject to one or more Eligible Leases to Lessees whose unsecured, unsubordinated, non-credit enhanced long-term indebtedness for money borrowed is rated lower than BBB- by S&P or Baa3 by Moody's exceeds (y) 50% of the Commitment Amount; plus

                  (iv) for each single Lessee whose unsecured, unsubordinated, non-credit enhanced long-term indebtedness for money borrowed is rated below BBB- by S&P or Baa3 by Moody's, the amount by which (x) the Aggregate FMV of all Eligible Railcars subject to one or more Eligible Leases to such Lessee exceeds (y) 10% of the Commitment Amount; plus

                  (v) the amount by which (x) the Aggregate FMV of all Eligible Railcars leased by the five Lessees who, collectively, lease Eligible Railcars having the greatest Aggregate FMV, exceeds (y) 50% of the Commitment Amount; plus

                  (vi) the amount by which (x) the Aggregate FMV of all Eligible Railcars which are "foreign use assets" exceeds (y) 15% of the Commitment Amount; plus

                  (vii) the Aggregate FMV of all Eligible Railcars which are subject to one or more Eligible Leases to Lessees who are then subject to any proceeding of the type described in Section 9.01(g); plus

                  (viii) the Aggregate FMV of all Eligible Railcars which are, or which are subject to one or more Eligible Leases which are, subject to any Lien other than Permitted Liens; plus

                  (ix) the Aggregate FMV of all Eligible Railcars which otherwise fail to meet the specifications and requirements established from time to time by, or are otherwise deemed excluded from the Borrowing Base by, the Agent, in each case in its reasonable discretion and following written notice by the Agent to the Borrower and the Manager of such specifications and/or requirements or deemed exclusions.

                  "Facility Margin" means (i) at any time during the Availability Period, 125 basis points and (ii) thereafter, 125 basis points plus an additional 25 basis points for each period of three consecutive Interest Periods during which any Loan remains outstanding.

                  "Facility Party" means each of the Manager and the Borrower, and "Facility Parties" means both of the foregoing.

                  "Failed Loan" has the meaning set forth in Section 2.03(e).

                  "Fair Market Value" means, with respect to any Railcar, the lesser of (i) the Appraised Fair Market Value as set forth in the Independent Appraisal with respect thereto then most recently delivered to the Agent (if any) and (ii) the Depreciated Purchase Price of such Railcar.

                  "Federal Funds Rate" means for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Credit Suisse First Boston, New York Branch, on such day on such transactions as determined by the Agent.

                  "Fee Letter" means the warehouse fee letter agreement dated as of June 27, 2002 among the Borrower, TILC and Credit Suisse First Boston, New York Branch regarding certain fees payable to Credit Suisse First Boston, New York Branch and/or its Affiliates in connection with the transactions contemplated herein.

                  "Final Maturity Date" means the date which is 18 months after the Revolving Termination Date.

                  "Financing Notice" means a notice in substantially the form of Exhibit A-4 hereto, with appropriate insertions.

                  "Follow-On Lease" has the meaning specified in Section 6.12.

                  "FRA" means the Federal Railroad Administration Rules and Regulations, as such regulations are amended from time to time, or corresponding provisions of future regulations.

                  "Funding Date" means each date on which a Loan is made to the Borrower in accordance with this Agreement.

                  "Funding Package" means with respect to each Railcar:

                  (i)     all related Lease Documents;

                  (ii)    an Independent Appraisal, if required under Section
         6.10;

                  (iii)   a Physical Inspection Report, if required under
         Section 6.10;

                  (iv)    the following information:

                          (A) the Manufacturer, type, model and car number, including whether such Railcar is a Designated Type;

                          (B) the Mark that is, or after acquisition by the Borrower will be applicable to such Railcar and the identity of the registered holder of such Mark;

                          (C)     the Lessee or proposed Lessee, if applicable;

                          (D) the seller of the Railcar and whether it is an Affiliate of the Borrower;

                          (E) the proposed Purchase Price and information on any material modifications (including, but not limited to, prospective material modifications) to the Railcar that relate to such Purchase Price;

                          (F) the terms of the Lease or proposed Lease, if any, with respect to such Railcar, including, without limitation, the terms, Monthly Rent, maintenance reserves (if any), security deposit (if any), return conditions and detailed financial and credit information regarding the Lessee or proposed Lessee;

                          (G) if Trinity or any of its Affiliates then owns or owned such Railcar at any time prior to the purchase of such Railcar by the Borrower, (A) the dates of such ownership,
                  (B) the purchase price paid by Trinity and/or any such Affiliate for such Railcar and (C) such further information as the Agent may reasonably request;

                          (H) search reports as of a recent date from all public offices (including, without limitation, the STB and the Office of the Registrar General of Canada) in which a filing or recording is required or would be effective to perfect a Lien on the interests of the Borrower or the applicable seller in such Railcar and any related Lease; and

                          (I) if such Railcar is then subject to a Lien of record of any Person, information regarding all such Liens including, but not limited to, (A) the name of such lienholder, (B) a description of the collateral granted to such lienholder to secure each such Lien and (C) the payoff amount required to satisfy each such Lien;

                  (v) a memorandum addressed to the Agent and each Lender describing all material differences, if any, between any related Lease and the applicable form of Lease attached hereto as Exhibit J-1 or J-2; and

                  (vi) a favorable opinion of counsel addressed to the Agent and each Lender confirming that, based upon the records of the Borrower, such Railcar has not been the subject of any transfer or pledge by the Borrower to any other Person;

provided that to the extent one or more Lease Documents relating to a Railcar that is or is intended to be subject to a Lease that will become a Portfolio Lease on the applicable Funding Date has not been executed at the time such Funding Package is delivered to the Agent, drafts of such documents may be included in such Funding Package, and provided, further, that if drafts of the foregoing are submitted, final versions of such documents must be received by the Agent at least three days prior to the applicable Funding Date.

                  "GAAP" means at any time generally accepted accounting principles as then in effect in the United States, applied on a basis consistent (except for changes with which TILC's independent public accountants have concurred) with the financial statements of TILC delivered to the Lenders at the Closing pursuant to Section 4.01(m).

                  "Governmental Authority" means any federal, state, local, provincial or foreign government, authority, agency, central bank, quasi-governmental or regulatory authority, court or other body or entity, and any arbitrator with authority to bind a party at law.

                  "Granting Lender" has the meaning specified in
Section 11.06(h).

                  "Guaranty Obligation" means, with respect to any Person, without duplication, any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guarantying, intended to guaranty, or having the economic effect of guarantying, any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Debt or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or (iv) to otherwise assure or hold harmless the owner of such Debt or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made.

                  "Illegality Event" has the meaning specified in Section 3.02.

                  "Increased Cost" has the meaning specified in Section 3.03(a).

                  "Indemnified Liabilities" has the meaning set forth in Section 11.05.

                  "Indemnitee" has the meaning set forth in Section 11.05.

                  "Independent Appraisal" means a document executed by an Independent Appraiser setting forth the Appraised Fair Market Value of the item of equipment being appraised and the data and explanation, all in reasonable detail, supporting such Appraised Fair Market Value.

                  "Independent Appraiser" means Rail Solutions, Inc., or, in substitution of any of the foregoing appraiser, any independent railcar appraisal expert of recognized standing selected by the Agent in consultation with, and satisfactory to, the Borrower; provided that no such consultations with, or satisfaction of, the Borrower shall be required so long as a Default, a Manager Event of Default or an Event of Default shall have occurred and be continuing.

                  "Insurance Management Agreement" means the Insurance Management Agreement, substantially in the form of Exhibit I hereto, dated as of the date hereof between the Borrower and the Manager.

"Interchange Rules" means the interchange rules and supplements thereto promulgated by the A.A.R., as in effect from time to time.

                  "Interest Period" means (i) initially, the period from the Closing Date to the first Calculation Date, and (ii) thereafter, the period from the last day of the immediately preceding Interest

Period to the next succeeding Calculation Date; provided that the final Interest Period shall end on but exclude the Final Maturity Date.

                  "Interim Maturity Date" means each of (i) the first Settlement Date which falls 180 days or more after the Revolving Termination Date and (ii) the sixth Settlement Date thereafter.

                  "Investment" in any Person means (i) the acquisition (whether for cash, property, services, assumption of Debt, securities or otherwise) of assets, Equity Interests, bonds, notes, debentures, time deposits or other securities of such other Person, (ii) any deposit with, or advance, loan or other extension of credit to or for the benefit of such Person (other than deposits made in connection with the purchase of equipment or inventory in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including by way of Guaranty Obligations of any obligation of such Person, any support for a letter of credit issued on behalf of such Person incurred for the benefit of such Person or any release, cancellation, compromise or forgiveness in whole or in part of any Debt owing by such Person.

                  "Lease" means, with respect to any Railcar, (i) any lease (excluding any head lease or sublease), entered into by the Borrower, as lessor, and any and all supplements and amendments thereto or (ii) any such lease transferred to the Borrower pursuant to a Sale Agreement.

                  "Lease Default" means the occurrence of any default (other than a default which has been waived in compliance with Section 7.14, excluding the proviso therein) under a Lease which is not or has not become, through the giving of notice and/or passage of time or otherwise, a Lease Event of Default.

                  "Lease Documents" means (i) each of the Leases, Notices of Lease Assignments and Sale Agreements and (ii) each other document, certificate or opinion delivered or caused to be delivered to or for the benefit of the Borrower pursuant thereto.

                  "Lease Event of Default" means any default (other than a default which has been waived with the specific written consent of the Agent under Section 7.14, excluding the proviso thereof) under a Lease which, through the giving of notice, the passage of time or otherwise, has become an "event of default" or similar term (as defined and used in such Lease) thereunder, it being the intention that a Lease Event of Default shall mean a default under a Lease as to which the cure period, if any, has expired or which has no cure period.

                  "Lender" means each Committed Lender and each Eligible Assignee which acquires or funds a Commitment or Loan pursuant to Section 11.06(b) or 11.06(h), and their respective successors.

                  "Lessee" means any lessee under any Lease.

                  "Lien" means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or memorandum of lien under the Uniform Commercial Code or comparable laws of any jurisdiction), including the interest of a purchaser of accounts receivable, chattel paper, payment intangibles or promissory notes.

                  "Liquidity Fee" has the meaning set forth in Section 2.09(a).

                  "Liquidity Reserve Account" means the Liquidity Reserve Account established by the Depositary pursuant to the Depository Agreement.

                  "Liquidity Reserve Target Amount", as calculated on any Calculation Date, means an amount equal to two times the aggregate interest expense payable on the Loans for the Interest Period ending on such Calculation Date; provided that, in the discretion of the Agent, the "Liquidity Reserve Target Amount" shall be increased to an amount equal to up to six times the aggregate interest expense payable on the Loans for the Interest Period ending on a Calculation Date if the Agent determines that such increase is necessary to achieve a more favorable rating of up to "Aa2" from Moody's and/or "AA" from S&P.

                  "Liquidity Reserves" means amounts deposited in the Liquidity Reserve Account.

                  "Loan" means a loan made under Section 2.01.

                  "Loan Documents" means this Agreement, the Notes, the Performance Guaranty and the Collateral Documents, collectively, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto, in each case as the same may be amended, modified or supplemented from time to time.

                  "London Interbank Offered Rate" means, for any Interest
Period:

                  (i) the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for one-month deposits in Dollars (for delivery on the first day of such Interest Period), determined as of approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period; or

                  (ii) if the rate referred to in clause (i) above does not appear on such Telerate page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Agent to be the offered rate that appears on such other page or service that displays an average British Bankers Association Interest Settlement Rate for one-month deposits in Dollars (for delivery on the first day of such Interest Period), determined as of approximately 11:00 A.M. two Business Days prior to the first day of such Interest Period; or

                  (iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Agent as the rate of interest (rounded upwards to the next 1/16th of 1%) at which one-month deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Loans held by Credit Suisse First Boston, New York Branch, as would be offered by the principal London Office of Credit Suisse First Boston to major banks in the offshore Dollar market at their request at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period; or

                  (iv)    the rates referenced in the preceding clauses (i),
         (ii) and (iii) are not available or are not established for any reason for any Interest Period, the "London Interbank Offered Rate" shall equal the Corporate Base Rate for each day during such Interest Period.

                  "Maintenance Reserve Account" means the Maintenance Reserve Account established by the Depositary pursuant to the Depository Agreement.

                  "Management Agreement" means the Management Agreement, substantially in the form of Exhibit H hereto, dated as of the date hereof, among the Borrower, the Agent and the Manager.

                  "Management Documents" means the Management Agreement, the Insurance Management Agreement, the Administrative Services Agreement and the Marks Company Servicing Agreement, collectively.

                  "Manager" means TILC, and its successors and permitted assigns.

                  "Manager Advances" means any advance (other than any advance giving rise to a Reimbursement Amount) made by the Manager (from time to time in the Manager's sole discretion) to the Borrower in respect of one or more delinquent Lease payments which the Manager determines will ultimately be recoverable to be deposited in the Collection Account on any Settlement Date or otherwise. Outstanding Manager Advances shall bear interest at a rate per annum equal to the Applicable Rate and shall be repaid on each Settlement Date in the order of priority of payments set forth in the applicable provisions of Section 2.07(c).

                  "Manager Default" means a "Manager Default" as defined in the Management Agreement.

                  "Manager Event of Default" means a "Manager Event of Default" as defined in the Management Agreement.

                  "Manager's Fee" means as of any Settlement Date an amount equal to (i) the Base Component (as defined in the Management Agreement, without giving effect to any adjustment, amendment or other modification thereto not expressly approved in writing by the Agent (acting with the consent of the Required Lenders), if the Manager is TILC or one of its Affiliates or (ii) such other percentage as may be agreed among the Manager, the Borrower and the Agent, if the Manager is not TILC or one of its Affiliates, in either case of the Monthly Rent actually collected under the Portfolio Leases during the measuring period ending on the Calculation Date immediately preceding such Settlement Date.

                  "Manufacturer" means the relevant manufacturer of each Railcar.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation U.

                  "Marks" means identification marks of Railcars.

                  "Marks Company" means Trinity Marks Company, a Delaware business trust, and its successors.

                  "Marks Company Delaware Trustee" means Wilmington Trust Company, in its capacity as Delaware trustee for the Marks Company, and its successor or successors in such capacity.

                  "Marks Company Interests" means all beneficial interests, including, without limitation all special units of beneficial interests, now or hereafter issued to or for the benefit of the Borrower representing the right of the Borrower to receive payments of all Railroad Mileage Credits received by the Marks Company in respect of Portfolio Railcars.

                  "Marks Company Servicing Agreement" means the Management and Servicing Agreement dated as of May 17, 2001 between TILC and the Marks Company.

                  "Marks Company Trust Agreement" means the Amended and Restated Marks Company Trust Agreement dated as of May 17, 2001 between TILC, as Settlor, UTI Trustee and Initial Beneficiary, and the Marks Company, as Delaware Trustee.

                  "Material Adverse Effect" means (i) any material adverse effect upon the operations, business, properties or condition (financial or otherwise) of Trinity or any Facility Party (after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge the same), (ii) a material adverse effect on the ability of Trinity, the Borrower or any other Facility Party to consummate the transactions contemplated hereby to occur on the Closing Date, (iii) a material impairment of the ability of Trinity or any Facility Party to perform any of its obligations under any Transaction Document or (iv) a material impairment of the rights and benefits of the Lenders under any Loan Document.

                  "Measuring Period", as determined with respect to any Settlement Date, means the period from the second preceding Calculation Date to the then most recent Calculation Date.

                  "Modification and Improvements Accounts" means the Modification and Improvements Account established by the Depositary pursuant to the Depository Agreement.

                  "Monthly Depreciation" means with respect to any Measuring Period, the aggregate depreciation expense of the Borrower for such Measuring Period in respect of the Portfolio Railcars, calculated for each such Railcar based upon the original purchase price therefor paid by the Borrower (in the case of Railcars purchased by the Borrower from a seller other than TILC) or TILC (in the case of Railcars transferred to the Borrower under the Asset Contribution and Purchase Agreement), using the straight-line method of depreciation and assuming a 10% residual value and a useful life of 25 years from the date of manufacture.

                  "Monthly Rent" means the aggregate amount of monthly "Basic Rent" payments (or other similar term used to describe scheduled monthly payments) payable by each Lessee under the applicable Lease; provided that if any Lease requires scheduled payments of rent other than on a monthly basis, an amount of such rent shall be allocated to each month on a pro rata basis for the purpose of determining the aggregate amount of "Monthly Rent".

                  "Monthly Report" means a report by the Manager in substantially the form of Exhibit A-5 hereto or such other form as may hereafter be agreed by the Manager and the Agent, with appropriate insertions, or with such other changes as may be reasonably agreed to by the Agent.

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Agent may select.

                  "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

                  "Net Cash Proceeds" means:

                  (i) with respect to any Asset Disposition (other than pursuant to a Securitization), (A) the gross amount of cash proceeds (including Casualty Proceeds and Condemnation Awards in the case of any Casualty or Condemnation) actually paid to or actually received by the Borrower in respect of such Asset Disposition (including any cash proceeds received as income or other proceeds of any noncash proceeds of any Asset Disposition as and when received), less (B) the sum of (x) the amount, if any, of all taxes (other than income taxes) (to the extent that the amount of such taxes shall have been set aside for the purpose of paying such taxes when due), and customary fees, brokerage fees, commissions, costs and other expenses (excluding all such fees, brokerage fees, commissions, costs and other expenses payable to any Affiliates of the Borrower other than as reimbursement for such amounts incurred for the benefit of the Borrower and paid by such Affiliates to unrelated third parties on behalf of the Borrower) that are incurred in connection with such Asset Disposition and are payable by the Borrower, but only to the extent not already deducted in arriving at the amount referred to in clause (i)(A) above, and (B) appropriate amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Disposition; and

                  (ii) with respect to any Securitization, the gross amount of cash proceeds paid to or received by the Borrower in respect of the closing of such Securitization, net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by the Borrower in connection therewith (other than those payable to any Affiliate of the Borrower).

                  "Non-U.S. Lender" has the meaning set forth in Section
3.01(d).

                  "Note" means a promissory note, substantially in the form of Exhibit B hereto, evidencing the obligation of the Borrower to repay outstanding Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                  "Notice of Borrowing" means a request by the Borrower for a Borrowing, substantially in the form of Exhibit A-2 hereto.

                  "Notice of Lease Assignment" means with respect to each Portfolio Lease, a Notice of Lease Assignment, substantially in the form of Exhibit E-4, with respect thereto, duly executed by the Borrower and delivered to the Agent.

                  "Obligations" means, at any date, (i) all Credit Obligations and (ii) all Derivatives Obligations of the Borrower owed or owing to any Derivatives Creditor.

                  "Organization Documents" means: (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (ii) with respect to any limited liability company, the articles of formation and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or other jurisdiction of its formation, in each case as amended from time to time.

                  "Other Taxes" has the meaning set forth in Section 3.01(b).

                  "Part" or "Parts" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, which may from time to time be installed on, incorporated in or attached to, a Railcar and, so long as such items remain subject to this Agreement, all such items which are subsequently removed therefrom and which are owned by the Borrower.

                  "Partners" means TILX GP II, LLC, a Delaware limited liability company, as general partner, TILX LP II, LLC, a Delaware limited liability company, as limited partner, and their respective successors.

                  "Partnership" means Trinity Rail Leasing II, L.P., a Delaware limited partnership, and its successors.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

                  "Pension Plan" means an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, in which in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

                  "Perfection Certificate" means a certificate, substantially in the form of Exhibit E-2 to this Agreement, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Agent and duly executed by the Vice President-Capital Markets and the chief legal officer of the Manager (on behalf of the Borrower) or TILC, as applicable.

                  "Performance Guaranty" means the Performance Guaranty, substantially in the form of Exhibit G hereto, dated as of the date hereof, by Trinity in favor of the Agent for the benefit of the Lenders.

                  "Permit" means any license, permit, franchise, right or privilege, certificate of authority or order, or any waiver of the foregoing, issued or issuable by any Governmental Authority.

                  "Permitted Liens" means with respect to any Portfolio Railcar:
(i) the Liens granted by the Borrower to the Agent under the Loan Documents;
(ii) the respective rights of a Lessee under the Lease with respect to such Railcar; (iii) Liens for Taxes payable by the Borrower either not yet due or being contested in good faith by appropriate proceedings diligently conducted so long as such proceedings do not involve any imminent danger of the sale, forfeiture or loss of such Railcar or any interest therein; (iv) materialmen's, suppliers', mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings diligently conducted so long as such proceedings do not involve any imminent danger of the sale, forfeiture or loss of such Railcar or any interest therein; (v) Liens arising out of judgments or awards against the Borrower that do not give rise to any Default or Event of Default and with respect to which there shall have been secured a stay of execution pending such appeal or review; and (vi) customary salvage and similar rights of insurers under policies of insurance maintained with respect to the Collateral.

                  "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Physical Inspection Report" means with respect to each Railcar, a physical inspection report of an independent inspector mutually acceptable to the Borrower and the Agent, which report shall set forth, among other things, the total number of hours and miles with respect to such Railcar.

                  "Portfolio" means, collectively, all of the Portfolio Railcars and the Portfolio Leases.

                  "Portfolio Lease" means a Lease with respect to a Portfolio Railcar.

                  "Portfolio Railcars" means a Railcar which is owned by the Borrower and which has been funded in whole or in part by a Loan hereunder or included as a Replacement Railcar or otherwise added to the Portfolio in accordance with Sections 2.02(a) and (b).

                  "Protected Party" means the Agent, each Creditor, each Support Party and any participant, successor or permitted assign of any thereof.

                  "Purchase Price" with respect to any Railcar, means the aggregate purchase price payable by the Borrower under the applicable Sale Agreement, as such purchase price is certified in the applicable Request.

                  "Railcar" means a covered hopper car, tank car, boxcar, flat car or other railcar or unit of railroad rolling stock (other than a locomotive), including (i) any and all Parts relating thereto and (ii) any Replacement Railcars and any and all Parts relating thereto, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed in any item thereof and together with all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights and indemnifications relating to any of the foregoing.

                  "Railcar Documentation" means with respect to each Railcar,
(i) the documents (including microfilm), data, manuals, diagrams and other written information originally furnished by the Manufacturer and/or the seller thereof on or about the relevant Funding Date, (ii) the documents, records, logs and other data maintained (or required to be maintained) in respect of the Railcars pursuant to the terms of Leases related to such Railcars during the term of such Leases, (iii) the documents, records, logs and other data maintained (or required to be maintained) in respect of the Railcars pursuant to any Applicable Law and (iv) the documents, records, logs and other data maintained (or recommended to be maintained) in respect of the Railcars pursuant to the applicable Manufacturer's recommendations.

                  "Railroad Mileage Credits" means the mileage credit payments made by the railroads under their applicable tariffs to the owner of the Marks on the Railcar.

                  "Register" has the meaning set forth in Section 11.06(d).

                  "Regulation O, T, U or X" means Regulation O, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as amended, or any successor regulation.

                  "Reimbursable Amounts" has the meaning set forth in the Management Agreement.

                  "Reimbursement Amount" has the meaning specified in Section 2.07(c)(i).

                  "Replacement Railcar" means (i) with respect to any Lease, a Railcar that qualifies under the terms of such Lease to replace a Railcar subject to such Lease and to thereby become a "car" as defined in such Lease and
(ii) with respect to Railcars not subject to a Lease, a Railcar or Railcars having (in the aggregate) a Fair Market Value and utility at least equal to, and being in at least as good an operating and maintenance condition as, and having been maintained in a substantially similar or better manner as, the Railcar being replaced (assuming that such Railcar had been maintained in accordance with this Agreement).

                  "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

                  "Request" means a Request in substantially the form attached hereto as Exhibit A-1, with appropriate insertions, or with such other changes as may be reasonably agreed to by the Agent.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 66 2/3% of the Credit Exposure of all Lenders at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (i) in the case of a Committed Lender at any time prior to the termination of the Commitments, the difference of (A) the Commitment Percentage of such Lender multiplied by the Committed Amount less (B) the aggregate principal amount of all outstanding Loans funded by a Conduit Lender on behalf of such Committed Lender, and (ii) in the case of a Conduit Lender and in the case of a Committed Lender at any time after the termination of the Commitments, the aggregate principal balance of the outstanding Loans of such Lender.

                  "Responsible Officer" means with respect to any Facility Party, the president, any vice president, chief financial officer, treasurer or assistant treasurer of such Facility Party (or, in the case of a Facility Party which is a partnership, limited liability company or trust, any such officer of the general partner, manager, trustee or Person performing similar management functions in respect thereof). Any document delivered hereunder that is signed by a Responsible Officer of a Facility Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Facility Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Facility Party.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any class of Equity Interests or Equity Equivalents of the Borrower, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Equity Interests or Equity Equivalents of the Borrower, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Equity Interests or Equity Equivalents of the Borrower, now or hereafter outstanding, and (iv) any loan, advance, tax sharing payment or indemnification payment to, or investment in, any Affiliate of the Borrower.

                  "Revolving Termination Date" means the earlier of (i) the date which is 364 days after the Closing Date, or such later date to which the Revolving Termination Date may have been extended pursuant to Section 2.08, (ii) unless waived by the Required Lenders, the date upon which any Manager Event of Default shall occur or (iii) such earlier date upon which the Commitments shall have been terminated in their entirety in accordance with this Agreement.

                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., a New York corporation, and its successor or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Agent may select.

                  "Sale Agreement" means, with respect to any Railcar and related Lease, if applicable, the Asset Contribution and Purchase Agreement, or such other agreement or agreements, in each case in form and substance acceptable to the Agent in its reasonable discretion, between the applicable seller thereof and the Borrower as shall provide for the purchase of such Railcar and related Lease, if applicable, by the Borrower.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Securitization" means any asset-backed offering sponsored by the Borrower, Trinity and/or their Affiliates, and involving all or any of the Portfolio Railcars and Portfolio Leases.

                  "Security Agreement" means the Security Agreement, substantially in the form of Exhibit E-1 hereto, dated as of the date hereof between the Borrower and the Agent.

                  "Settlement Date" means the 15th calendar day of each calendar month occurring after July 31, 2002; provided that if such day is not a Business Day, the applicable "Settlement Date" shall be the next succeeding Business Day.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the aggregate fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions) of the assets of such Person will exceed its debts and other liabilities (including contingent, subordinated, unmatured and unliquidated debts and liabilities). For purposes of this definition, "debt" means any liability on a claim, and "claim" means (i) a right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is an equitable remedy, is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  "STB" means the United States Surface Transportation Board and its successors.

                  "Subsidiary" means with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated more than 50% of partnership, association or other business entity gains or losses or shall be or control the managing director, manager or a general partner of such partnership, association or other business entity.

                  "Support Facility" shall mean any liquidity or credit support agreement or other facility with a Conduit Lender which relates, either generally or specifically, to this Agreement (including any agreement to purchase an assignment of or participation in, or to make loans or other advances in respect of, Notes or Loans).

                  "Support Party" shall mean any bank, insurance company or other entity extending or having a commitment to extend funds to or for the account of a Conduit Lender (including by agreement to purchase an assignment of or participation in, or to make loans or other advances in respect of, Notes or Loans) under a Support Facility.

                  "Taxes" has the meaning set forth in Section 3.01.

                  "TILC" means Trinity Industries Leasing Company, a Delaware corporation, and its successors and permitted assigns.

                  "Transaction Documents" means the Loan Documents and the Management Documents, collectively.

                  "Treasury Regulations" means the regulations, including temporary and proposed regulations, promulgated by the United States Department of Treasury with respect to the Code, as such regulations are amended from time to time, or corresponding provisions of future regulations.

                  "Trinity" means Trinity Industries, Inc., a Delaware corporation, and its successors and permitted assigns.

                  "Trinity Change of Control" means the occurrence of any of the following events:

                  (i) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the Equity Interests of Trinity on a fully-diluted basis after giving effect to the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable); or

                  (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of directors (or persons performing similar functions) of Trinity together with any new members of such board of directors whose elections by such board of directors or whose nominations for election by the stockholders of Trinity was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the directors of Trinity still in office.

                  "Unfunded Pension Liability" means at any date the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for finding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "United States" means the United States of America, including the States and the District of Columbia but excluding its territories and possessions.

                  "Unused Commitment Amount" means, as of any date of determination, the amount by which (i) the then applicable Committed Amount exceeds (ii) the aggregate principal amount of all outstanding Loans as of such date.

                  SECTION 1.02 COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". All references to time herein shall be references to Eastern Standard time or Eastern Daylight time, as the case may be, unless specified otherwise. References in this Agreement to Articles, Sections, Schedules, Appendices or Exhibits shall be to

Articles, Sections, Schedules, Appendices or Exhibits of or to this Agreement unless otherwise specifically provided. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.

                                   ARTICLE II
                               THE CREDIT FACILITY

                  SECTION 2.01 COMMITMENT TO LEND. Each Committed Lender severally agrees, subject to the Agent's determination that the terms and conditions of Sections 2.02 and 4.02 applicable to any Funding Date have been satisfied or waived by the Agent and on the other terms and conditions set forth in this Agreement, to make Loans to the Borrower pursuant to this Section 2.01 on each Funding Date during the Availability Period in order to fund the acquisition of Railcars and related Leases by the Borrower on such Funding Date. The Loans advanced on any Funding Date with respect to any Railcars and related Leases shall not: (i) in the case of any Committed Lender, exceed (after giving effect to all Loans of such Committed Lender and any Conduit Lender designated by such Committed Lender repaid concurrently with the making of such Loans) its Available Commitment; (ii) exceed the lesser of (A) the Unused Commitment Amount and (B) the product of the Advance Rate multiplied by the aggregate Fair Market Value of all Eligible Railcars included in such Railcars; or (iii) when added to the aggregate amount of the Loans then outstanding (after giving effect to all Loans repaid concurrently with the making of such Loans), exceed the lesser of
(A) the Commitment Amount and (B) the Borrowing Base (after giving effect to the addition to and/or removal of the respective Fair Market Values of any Eligible Railcars to be added to or removed from the Portfolio on such Funding Date). Each Borrowing shall be in an aggregate principal amount of $5,000,000, in the case of the first Borrowing hereunder, or $1,000,000, in the case of subsequent Borrowings, or, in each case, any larger amount (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Committed Lenders ratably in proportion to their respective Commitments. The Lenders have no obligation to make any Loan hereunder except as expressly set forth in this Agreement. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or, to the extent permitted by
Section 2.07, prepay, Loans and reborrow under this Section 2.01. In connection with the transactions on any Funding Date, the Agent may in its sole discretion grant the Borrower an extension of time in performing its obligations under
Section 2.02 and in fulfilling the conditions set forth in Section 4.02.

                  SECTION 2.02 PROCEDURES FOR BORROWING.

                  (a) Requests; Delivery of Funding Packages. The Borrower may from time to time provide the Agent with a Request, signed by a Responsible Officer of the Borrower, to add additional Railcars to the Portfolio. Concurrent with the delivery of the Request, the Borrower shall deliver to the Agent the Funding Package for each such Railcar. The Borrower shall also set forth in such Request for each Lease in effect prior to the proposed Funding Date, a statement that, to the knowledge of the Facility Parties, (i) the Lessee has made rent payments on time (giving effect to any applicable grace periods) under such Lease or, if not, a description of any late payments of which any Facility Party is aware during the one-year period (or shorter period, if any) prior to such Request and a summary description of any earlier such defaults, if any, of which any Facility Party is aware and (ii) no Lease Default or Lease Event of Default under such Lease has occurred during the one-year period (or shorter period, if any), prior to the date of such Request or, if that is not the case, a description of any such Lease Default or Lease Event of Default of which any Facility Party is aware. The Borrower shall supplement the Request with whatever additional information the Agent reasonably requests about the proposed transaction.

                  (b) Determination of Acceptability by the Agent. The Agent shall determine, with exercise of its sole discretion, whether or not to include, each Railcar and Lease described in any Request and related Funding Package in the Portfolio; provided that, in the case of any Railcar of any Designated

Type which, if included in the Portfolio, would cause the Aggregate FMV of all Portfolio Railcars of such Designated Type to exceed 30% of the Commitment Amount, the consent of the Required Lenders shall be required to approve such Railcar for inclusion in the Portfolio. Within six Business Days of receipt of the Request and a complete Funding Package with respect to such Railcar, the Agent shall inform the Borrower in writing if the Railcar and Lease referred to in the Request and Funding Package may be added (subject to the terms and conditions of this Agreement) to the Portfolio. In exercising its discretion to determine whether to include a transaction that is the subject of a Request in the Portfolio, the Agent shall consider the following factors, among others: the current and future anticipated value of the Railcar, the current and anticipated users of the Railcar and maintenance issues related to the Railcar; the credit quality of the proposed Lessee, its ability to perform its obligations under the proposed Lease, its performance record with respect to other leases and debt obligations and its maintenance and operational standards; whether the transaction is appropriate to be included in a Securitization; and whether the Securitization contemplated by the Borrower can be completed prior to the Final Maturity Date.

                  (c) Notice of Borrowings. Upon approval by the Agent (with the consent of the Required Lenders, if required) of a Railcar and any related Lease in the Portfolio in accordance with Section 2.02(b) (but in any event no more frequently than once in any week), the Borrower may, subject to the terms and conditions of this Agreement, borrow Loans in respect of each such Railcar and related Lease which is an Eligible Railcar and/or Eligible Lease, as applicable. In such event, the Borrower shall give the Agent a Notice of Borrowing not later than 11:00 A.M. on the second Business Day prior to the date of the proposed Funding Date, specifying:

                          (A) the proposed Funding Date of such Borrowing, which shall be a Business Day;

                          (B) the aggregate amount of the Borrowing to be made on such Funding Date; and

                          (C) a description of the Eligible Railcars to be financed and the Eligible Lease(s) to be pledged on such Funding Date (which may be by cross reference to or attachment of the related Request);

and attaching a pro forma Borrowing Base Certificate giving effect to all Loans requested pursuant to such Notice of Borrowing and the pledge of all Railcars and Leases to be added to the Portfolio on the proposed Funding Date. In addition, the Borrower shall concurrently deliver to each Committed Lender a copy of the Funding Package with respect to all Railcars to be funded on the proposed Funding Date.

                  SECTION 2.03 NOTICE TO LENDERS; FUNDING OF LOANS.

                  (a) Notice to Lenders. Upon receipt of a Notice of Borrowing, the Agent shall promptly deliver to each Committed Lender a Financing Notice notifying such Committed Lender of such Funding Date and of such Committed Lender's ratable share of the Loans referred to therein.

                  (b) Funding of Loans. Not later than 11:00 A.M. on the applicable Funding Date, each Lender shall make available or instruct (followed by diligent attention to such instruction until such time as the Agent shall have received such Loan) its correspondent bank, if any, to make available its share of such Borrowing, in Federal or other immediately available funds, to the Agent at the Agent's Office. Unless the Agent determines that any applicable condition specified in Article IV has not been satisfied, the Agent shall, by 2:30 P.M., make the amount of such Borrowing available to the Borrower at the general deposit account in the United States designated by the Borrower in immediately available funds in a wire transfer. In the event that the conditions as set forth in Section 4.02 for such Loan are not satisfied or waived on the applicable Funding Date, the Agent shall return to the Lenders their respective Loans advanced pursuant to this Section 2.03.

                  A Notice of Borrowing, once delivered to the Agent, shall be irrevocable and binding on the Borrower. Following such Notice of Borrowing, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill, on or before the proposed Funding Date specified in the Notice of Borrowing, the conditions set forth in
Section 4.02, including any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or such funds acquired by the Lenders to fund the Loans to be made pursuant to this Section 2.03(b). Any such loss, cost or expense shall be paid in accordance with Section 2.07(c) after any Lender shall have furnished to the Borrower and the Agent, with reasonable supporting calculations, a notice specifying the amounts thereof.

                  (c) Funding by the Agent in Anticipation of Amounts Due from the Lenders. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available to the Agent on the Funding Date of such Loan in accordance with subsection (b) of this Section, and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such share available to the Agent, such Lender and the Borrower (if and to the extent such corresponding amount was made available by the Agent hereunder) severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at (i) a rate per annum equal to the higher of the Federal Funds Rate and the interest Applicable Rate, in the case of the Borrower, and (ii) the Federal Funds Rate, in the case of such Lender. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement.

                  (d) Obligations of Lenders Several. The failure of any Lender to make a Loan required to be made by it as part of any Borrowing hereunder shall not relieve any other Committed Lender of its obligation, if any, hereunder to make any Loan on the Funding Date of such Borrowing, but, except as otherwise provided in Section 11.06(h), no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on such Funding Date.

                  (e) Failed Loans. If any Committed Lender shall fail to make any Loan (a "Failed Loan") which such Committed Lender is otherwise obligated hereunder to make to the Borrower on the Funding Date of any Borrowing and the Agent shall not have received notice from the Borrower or such Committed Lender that any condition precedent to the making of the Failed Loan has not been satisfied, then, until such Committed Lender shall have made or be deemed to have made (pursuant to the last sentence of this subsection (e)) the Failed Loan in full or the Agent shall have received notice from the Borrower or such Committed Lender that any condition precedent to the making of the Failed Loan was not satisfied at the time the Failed Loan was to have been made, whenever the Agent shall receive any amount from the Borrower for the account of such Lender, (i) the amount so received (up to the amount of such Failed Loan) will, upon receipt by the Agent, be deemed to have been paid to the Committed Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Committed Lender, (ii) the Committed Lender will be deemed to have made the same amount available to the Agent for disbursement as a Loan to the Borrower (up to the amount of such Failed Loan) and (iii) the Agent will disburse such amount (up to the amount of the Failed Loan) to the Borrower or, if the Agent has previously made such amount available to the Borrower on behalf of such Committed Lender pursuant to the provisions hereof, reimburse itself (up to the amount made available to the Borrower); provided, however, that the Agent shall have no obligation to disburse any such amount to the Borrower or otherwise apply it or deem it applied as provided herein unless the Agent shall have determined in its sole discretion that to so disburse such amount will not violate any law, rule, regulation or requirement applicable to the Agent. Upon any such disbursement by the Agent, such Committed Lender shall be deemed to have made a Loan to the Borrower in satisfaction, to the extent thereof, of such Committed Lender's obligation to make the Failed Loan.

                  SECTION 2.04 EVIDENCE OF LOANS.

                  (a) Lender Accounts. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) Agent Records. The Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) Evidence of Debt. The entries made in the accounts maintained pursuant to subsections (a) and (b) of this Section 2.04 shall be conclusive evidence (absent manifest error) of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (d) Notes. Notwithstanding any other provision of this Agreement, if any Lender shall request and receive a Note or Notes as provided in Section 11.06 or otherwise, then the Loans of such Lender shall be evidenced by a single Note substantially in the form of Exhibit B, and payable to the order of such Lender in an amount equal to the aggregate unpaid principal amount of such Lender's Loans.

                  (e) Note Endorsements. Each Lender having a Note shall record the date and amount of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any such Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required. When the Borrower has paid a Note in full and the applicable Lender no longer has any Commitment outstanding, such Lender will promptly return such Note to the Agent, who will return such Note to the Borrower, against receipt therefor, marked "PAID IN FULL".

                  (f) Lost, Mutilated and Destroyed Notes, etc. If any Note issued to a Lender pursuant to this Agreement shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the holder of such Note, execute and deliver to the Agent, who shall endorse and deliver to the applicable Lender in replacement thereof a new Note, payable to the same holder in the same principal amount and dated the same date as the Note so mutilated, destroyed, lost or stolen. If the Note being replaced has become mutilated, such Note shall be surrendered to the Borrower for cancellation and if the Note being replaced has been destroyed, lost or stolen, the holder of such Note shall furnish to the Borrower such indemnification as may be required by the Borrower to hold the

Borrower harmless and evidence reasonably satisfactory to the Borrower of the destruction, loss or theft of such Note and of the ownership thereof; provided, however, that if the holder of such Note is a Committed Lender, the written undertaking of such Lender shall be sufficient indemnity for purposes of this
Section 2.04(f).

                  SECTION 2.05 INTEREST.

                  (a) Applicable Rate. Each Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the Applicable Rate for such day. Such interest shall be payable in arrears on each Settlement Date and on the Final Maturity Date.

                  (b) Determination and Notice of Interest Rates. The Agent shall determine each interest rate applicable to the Loans hereunder as provided herein. The Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  SECTION 2.06 MATURITY OF LOANS. On each Interim Maturity Date, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), one-third of the aggregate principal amount of the Loans outstanding as of the Revolving Termination Date, and the Loans of each Lender shall be ratably repaid. On the Final Maturity Date, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), the aggregate principal amount of all Loans then outstanding, and the Loans of each Lender shall be ratably repaid. For the avoidance of doubt, principal amounts of the Loans prepaid after the Revolving Termination Date in accordance with Section 2.07(a) or (b) below shall not reduce the amount of any repayment scheduled to become due and payable on any Interim Maturity Date in accordance with this Section 2.06.

                  SECTION 2.07 PREPAYMENTS.

                  (a) Voluntary Prepayments. The Borrower shall have the right voluntarily to prepay Loans in whole or in part without premium or penalty; provided, however, that (i) each partial prepayment of Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof and (ii) the Borrower shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Agent by 10:00 A.M., at least five Business Days prior to the date of prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount to be prepaid. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments under this Section 2.07(a) shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment together with any amounts owed to any Lender pursuant to Section 3.04 hereof.

                  (b)     Mandatory Prepayments.

                          (i) On each Settlement Date, an aggregate amount equal to the amount of all Cash Flow and other amounts on deposit in the Collection Account (as of the Calculation Date immediately preceding such Settlement Date in the case of any Settlement Date occurring prior to the Revolving Termination
                  Date) and, at the Agent's discretion (subject to Section 6.13(c)), the Liquidity Reserve Account shall be applied (and the Loans, together with other Obligations then due, shall be prepaid to the extent of cash available therefore) in accordance with the provisions of Section 2.07(c)(i), 2.07(c)(ii) or 2.07(c)(iii), as applicable.

                          (ii) Following the occurrence of an Event of Default and acceleration of the Loans, the outstanding Loans shall be paid immediately, together with accrued interest thereon to the date of such prepayment, the amount, if any, owed to each Lender pursuant to Section 3.04 hereof and other Obligations owed hereunder.

                          (iii) If on any Settlement Date, the Agent notifies the Borrower that a Collateral Deficiency exists, the Borrower shall on or prior to the next succeeding Settlement Date (or, if such Collateral Deficiency exists solely as a result of an exclusion of a designation by the Agent of any Designated Ineligible Type of Railcar or Lease or as a result of an exclusion of one or more Eligible Railcars pursuant to clause
                  (ix) of the definition of "Excluded Assets Amount", the second succeeding Settlement Date) either (A) pay the amount of such Collateral Deficiency together with accrued interest thereon and the amount, if any, owed to each Lender pursuant to
                  Section 3.04 hereof to the Collection Account, and on the following Settlement Date, or at the sole discretion of the Agent upon receipt, such payment shall be applied by the Agent in accordance with the then applicable provisions of Section 2.07(c) or (B) pledge additional Eligible Railcars and/or Eligible Leases approved by the Agent in its sole discretion pursuant to Section 2.02 and/or other collateral acceptable to the Agent so that such Collateral Deficiency no longer exists.

                  (c)     Application of Payments and Prepayments.

                          (i) Application of Collections During the Availability Period. Subject to Section 2.07(c)(iii), so long as no Manager Default or Manager Event of Default has occurred and is continuing, on each Settlement Date during the Availability Period, all amounts on deposit in the Collection Account as of the Calculation Date immediately preceding such Settlement Date and amounts which the Agent elects to apply from the then current balance of the Liquidity Reserve Account shall be applied by the Depositary in the following order of priority:

                                  first, to the Manager, for distribution to the
                          Lessees, if any, whose payments in respect of the applicable Leases are not made net of any Railroad Mileage Credits due and owing to such Lessee, an amount equal to the Railroad Mileage Credits due to such Lessee for which an allocation has not previously been made pursuant to this clause (or any corresponding clause of any other subsection in this
                          Section 2.07(c)) as certified to the Agent by the Manager not later than the Calculation Date immediately preceding such Settlement Date;

                                  second, to the payment of any fees (including
                          the Liquidity Fee and, if the Manager is not TILC or one of its Affiliates, the Manager's Fee payable on such Settlement Date, together with the aggregate amount of any Manager's Fees which were due and payable on any previous Settlement Date and remain unpaid) or indemnities payable or expenses (including, if the Manager is not TILC or one of its Affiliates, the aggregate amount of any Reimbursable Amounts payable on such Settlement Date, together with the aggregate amount of any Reimbursable Amounts which were due and payable on any previous Settlement Date and remain unpaid) permitted under this Agreement or any other Loan Document, in each case as approved by the Agent;

                                  third, to reimburse the Agent for any fees
                          and expenses incurred by the Agent (including, without limitation, reasonable attorney's fees and expenses and the fees and expenses of any person appointed by the Agent to replace the Manager pursuant to the Management Agreement) in connection with any Manager Event of Default or Event of

                          Default and the exercise by the Agent of any right or remedy hereunder and not previously reimbursed by the Lenders;

                                  fourth, to the reimbursement of the Lenders
                          for any amounts paid by the Lenders to the Agent in compensation for fees and expenses incurred by the Agent and described in clause second;

                                  fifth, ratably (x) to the payment of accrued
                          and unpaid interest on the Loans and (y) to the payment of Derivatives Obligations, if any, then due and payable;

                                  sixth, to the payment of all indemnities in
                          respect of Taxes, Other Taxes, stamp taxes, funding losses referred to in Section 3.04, increased costs referred to in Section 3.03, losses, costs and expenses referred to in Section 2.03(b) and other amounts, other than principal of or interest on the Loans, payable to any Protected Party in accordance with the Loan Documents;

                                  seventh, deposit to the Liquidity Reserve
                          Account the positive difference (if any) between (x) the Liquidity Reserve Target Amount and (y) the balance of the Liquidity Reserve Account, in each case as determined on the immediately preceding Calculation Date;

                                  eighth, if the Manager is TILC or one of its
                          Affiliates, the Manager's Fee and/or Reimbursable Amounts payable on such Settlement Date, together with the aggregate amount of any Manager's Fees and/or Reimbursable Amounts which were due and payable on any previous Settlement Date and remain unpaid.

                                  ninth, if (A) any amount (a "Reimbursement
                          Amount") paid by a Lessee into the Collection Account since the last Settlement Date was specifically paid to reimburse any expense paid by the Manager under the Management Agreement (but not to include payments by the Manager in respect of unpaid Monthly Rent amounts) because the Lessee had failed to pay an amount due or perform an obligation under the applicable Lease, (B) the Lessee has cured all payment defaults under the applicable Lease and (C) the Manager has provided the Agent with documentation that enables the Agent to verify the amounts distributable under this clause ninth, to reimburse the Manager for such payment in an amount up to but not exceeding, the Reimbursement Amount;

                                  tenth, to the ratable payment of the unpaid
                          principal of the Loans in an amount not exceeding an amount such that, after giving effect to such payment, no Collateral Deficiency then exists;

                                  eleventh, to reimburse the Manager for
                          outstanding Manager Advances, together with accrued interest thereon;

                                  twelfth, deposit to the Maintenance Reserve
                          Account and/or the Modification and Improvements Account, in each case the amount determined by the Borrower in its sole discretion; and

                                  thirteenth, deposit to the Discretionary
                          Account or, subject to Section 7.07, otherwise at the direction of the Borrower.

                          (ii) Application of Collections Following the Availability Period. Subject to Section 2.07(c)(iii), all amounts on deposit in the Collection Account as of the Calculation Date immediately preceding such Settlement Date, amounts which the Agent elects to apply from the then current balance of the Liquidity Reserve Account and all other payments received and all amounts held or realized by or for the benefit of the Agent (including any amount realized by the Agent after the exercise of any remedy as set forth herein or in any other Loan Document and all proceeds of the Collateral), and all payments or amounts then held or thereafter received by or for the benefit of the Agent hereunder or under the Loan Documents, in the Accounts or elsewhere shall be applied by the Depositary (A) on each Settlement Date during the Availability Period on which a Manager Default or Manager Event of Default has occurred and is continuing and (B) on each Settlement Date occurring on or after the Revolving Termination Date in the following order of priority:

                                  first, to the Manager, for distribution to
                          the Lessees, if any, whose payments in respect of the applicable Leases are not made net of any Railroad Mileage Credits due and owing to such Lessee, an amount equal to the Railroad Mileage Credits due to such Lessee for which an allocation has not previously been made pursuant to this clause (or any corresponding clause of any other subsection in this
                          Section 2.07(c)) as certified to the Agent by the Manager not later than the Calculation Date immediately preceding such Settlement Date;

                                  second, to the payment of any fees (including
                          the Liquidity Fee and, if the Manager is not TILC or one of its Affiliates, the Manager's Fee payable on such Settlement Date, together with the aggregate amount of any Manager's Fees which were due and payable on any previous Settlement Date and remain unpaid) or indemnities payable or expenses (including, if the Manager is not TILC or one of its Affiliates, the aggregate amount of any Reimbursable Amounts payable on such Settlement Date, together with the aggregate amount of any Reimbursable Amounts which were due and payable on any previous Settlement Date and remain unpaid) permitted under this Agreement or any other Loan Document, in each case as approved by the Agent;

                                  third, to reimburse the Agent for any fees
                          and expenses incurred by the Agent (including, without limitation, reasonable attorney's fees and expenses and the fees and expenses of any person appointed by the Agent to replace the Manager pursuant to the Management Agreement) in connection with any Manager Event of Default or Event of Default and the exercise by the Agent of any right or remedy hereunder and not previously reimbursed by the Lenders;

                                  fourth, to the reimbursement of the Lenders
                          for any amounts paid by the Lenders to the Agent in compensation for fees and expenses incurred by the Agent and described in clause second;

                                  fifth, ratably (x) to the payment of interest
                          on the Loans and (y) to the payment of Derivatives Obligations, if any, then due and payable;

                                  sixth, to the payment of all indemnities in
                          respect of Taxes, Other Taxes, stamp taxes, funding losses referred to in Section 3.04, increased costs referred to in Section 3.03, losses, costs and expenses referred to in Section 2.03(b) and other amounts, other than principal of or interest on the Loans, payable to any Protected Party in accordance with the Loan Documents;

                                  seventh, deposit to the Liquidity Reserve
                          Account the positive difference (if any) between (x) the Liquidity Reserve Target Amount and (y) the balance of the Liquidity Reserve Account, in each case as determined on the immediately preceding Calculation Date;

                                  eighth, if the Manager is TILC or one of its
                          Affiliates, the Manager's Fee and/or Reimbursable Amounts payable on such Settlement Date, together with the aggregate amount of any Manager's Fees and/or Reimbursable Amounts which were due and payable on any previous Settlement Date and remain unpaid;

                                  ninth, to the ratable payment of the unpaid
                          principal amount of the Loans;

                                  tenth, (A) if (x) the Lessee has paid a
                          Reimbursement Amount, (y) the Lessee has cured all payment defaults under the applicable Lease and (z) the Manager has provided the Agent with documentation that enables the Agent to verify the amounts distributable under this clause tenth, to reimburse the Manager for such payment in an amount up to but not exceeding, the Reimbursement Amount and (B) to reimburse the Manager for outstanding Manager Advances, together with accrued interest thereon;

                                  eleventh, deposit to the Maintenance Reserve
                          Account and/or the Modification and Improvements Account, in each case the amount determined by the Borrower in its sole discretion; and

                                  twelfth, deposit to the Discretionary Account
                          or, subject to Section 7.07, otherwise at the direction of the Borrower.

                          (iii) Payment if an Event of Default is Continuing. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, if any Event of Default has occurred and is continuing, unless the Agent shall elect, with the consent of the Required Lenders, to apply such amounts in accordance with Section 2.07(c)(ii) above, all amounts on deposit in the Collection Account, amounts which the Agent elects to apply from the then current balance of the Liquidity Reserve Account and all other payments received and all amounts held or realized by or for the benefit of the Agent (including any amount realized by the Agent after the exercise of any remedy as set forth herein or in any other Loan Document and all proceeds of the Collateral), and all payments or amounts then held or thereafter received by or for the benefit of the Agent hereunder or under the Loan Documents, in the Accounts shall be applied by the Depositary in the following order of priority:

                                  first, to the Manager, for distribution to
                          the Lessees, if any, whose payments in respect of the applicable Leases are not made net of any Railroad Mileage Credits due and owing to such Lessee, an amount equal to the Railroad Mileage Credits due to such Lessee for which an allocation has not previously been made pursuant to this clause (or any corresponding clause of any other subsection in this
                          Section 2.07(c)) as certified to the Agent by the Manager not later than the Calculation Date immediately preceding such Settlement Date;

                                  second, to the payment of any fees (including
                          the Liquidity Fee and, if the Manager is not TILC or one of its Affiliates, the Manager's Fee payable on such Settlement Date, together with the aggregate amount of any Manager's Fees which were due and payable on any previous Settlement Date and remain unpaid) or indemnities payable and expenses (including, if the Manager is not TILC or one of its Affiliates, the aggregate amount of any Reimbursable Amounts payable on such Settlement Date, together with the aggregate amount of any Reimbursable Amounts which were due and payable on any previous Settlement Date and remain unpaid) permitted under this Agreement or any other Loan Document, in each case as approved by the Agent;

                                  third, to reimburse or pay the Agent for any
                          fees and expenses incurred by the Agent (including, without limitation, reasonable attorney's fees and expenses and the fees and expenses of any person appointed by the Agent to replace the Manager pursuant to the Management Agreement) in connection with any Manager Event of Default or Event of Default and the exercise by the Agent of any right or remedy hereunder and not previously reimbursed or paid by the Lenders;

                                  fourth, to the reimbursement of the Lenders
                          for any amounts paid by the Lenders to the Agent in compensation for fees and expenses incurred by the Agent as described in clause second;

                                  fifth, ratably (x) to the payment of accrued
                          and unpaid interest on the Loans and (y) to the payment of Derivatives Obligations, if any, then due and payable;

                                  sixth, to the payment of all indemnities in
                          respect of Taxes, Other Taxes, stamp taxes, funding losses referred to in Section 3.04, increased costs referred to in Section 3.03, losses, costs and expenses referred to in Section 2.03(b) and other amounts, other than principal of or interest on the Loans, payable to any Protected Party in accordance with the Loan Documents;

                                  seventh, to the ratable payment of the unpaid
                          principal amount of the Loans; eighth, provided that no Manager Event of Default has occurred and is continuing and provided that the Manager is TILC or one of its Affiliates, the Manager's Fee and/or Reimbursable Amounts payable on such Settlement Date, together with the aggregate amount of any Manager's Fees and/or Reimbursable Amounts which were due and payable on any previous Settlement Date and remain unpaid;

                                  ninth, (A) if (x) the Lessee has paid any
                          Reimbursement Amount and (y) the Manager has provided the Agent with documentation that enables the Agent to verify the amounts distributable under this clause ninth, to reimburse the Manager for such payment in an amount up to, but not exceeding, the Reimbursement Amount and (B) to reimburse the Manager for outstanding Manager Advances, together with accrued interest thereon; and

                                  tenth, deposit to the Discretionary Account
                          or, subject to Section 7.07, otherwise at the direction of the Borrower.

                          (iv) Earnings on Cash Equivalents. Any earnings on Cash Equivalents shall constitute part of the Collateral and shall be applied in accordance with Section 2.07(c). Any losses resulting from any Cash Equivalents shall be for the Borrower's account, and under no circumstances shall the Agent or any Lender have any liability or responsibility therefor.

                  SECTION 2.08 ADJUSTMENT OF COMMITMENTS.

                  (a)     Optional Termination or Reduction of Commitments (Pro
Rata). The Borrower may from time to time permanently reduce or terminate the Committed Amount in whole or in part (in minimum amounts of $20,000,000 or in integral multiples of $5,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Committed Amount)) upon five Business Days' prior written or telecopy notice to the Agent, which notice shall be irrevocable once delivered to the Agent; provided, however, no such termination or reduction shall be made which would cause the aggregate principal amount of the outstanding Loans to exceed the lesser of (i) the Committed Amount as so reduced and (ii) the Borrowing Base at such time. The Agent shall promptly notify each affected Lender of the receipt by the Agent of any notice from the Borrower pursuant to this Section 2.08(a). Any partial reduction of the Committed Amount pursuant to this Section 2.08(a) shall be applied to the Commitments of the Committed Lenders pro-rata based upon their respective Commitment Percentages.

                  (b)     Optional Termination of Commitments (Non-Pro-Rata). If
(i) any Lender or other Protected Party has demanded compensation or indemnification pursuant to Section 3.01, 3.03 or 3.04, (ii) the obligation of any Lender to fund its Loans at the Adjusted Eurodollar Rate has been suspended pursuant to Section 3.02 or (iii) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of
Section 11.01 or any other provision of any Loan Document requires the consent of the Required Lenders or all of the Lenders, the Borrower shall have the right, with the prior written consent of the Agent, to (i) remove such Lender and all related Protected Parties by terminating the Commitment of the related Committed Lender in full or (ii) replace such Lender and all related Protected Parties by causing the related Committed Lender to assign its Commitment to one or more existing Committed Lenders or Eligible Assignees pursuant to Section
11.06. The replacement of a Lender pursuant to this Section 2.08(b) shall be effective on the tenth Business Day (the "Replacement Date") following the date of notice of such replacement to the Lenders through the Agent, subject to the satisfaction of the following conditions:

                          (i) each replacement Committed Lender and/or Eligible Assignee, and each Protected Party subject to replacement, shall have satisfied the conditions to an Assignment and Acceptance set forth in Section 11.06(b) and, in connection therewith, the replacement Committed Lender(s) and/or Eligible Assignee(s) shall pay to each Protected Party subject to replacement an amount equal in the aggregate to the sum of (A) the principal of, and all accrued but unpaid interest on, its outstanding Loans and (B) all accrued but unpaid fees owing to it pursuant to Section 2.09; and

                          (ii) the Borrower shall have paid (from the Discretionary Account or otherwise) to the Agent for the account of each replaced Protected Party an amount equal to all obligations owing to such replaced Protected Party by the Borrower pursuant to this Agreement and the other Loan Documents (other than those obligations of the Borrower referred to in clause (i)(A) above).

In the case of the removal of a Protected Party pursuant to this Section 2.08(b), upon payment by the Borrower (from the Discretionary Account or otherwise) to the Agent for the account of the Protected Party subject to such removal of an amount equal to the sum of (i) the aggregate principal amount of all Loans held by such Protected Party and (ii) all accrued interest, fees and other amounts owing to such Protected Party hereunder, including, without limitation, all amounts payable by the Borrower to such Protected Party under
Article III or Sections 11.05 and 11.06, such Protected Party shall cease to constitute a Protected Party hereunder; provided that the provisions of this Agreement (including, without limitation, the provisions of Article III and Sections 11.05 and 11.06) shall continue to govern the rights and obligations of a removed Protected Party with respect to any Loans made or any other actions taken by such removed Protected Party while it was a Protected Party.

                  (c) Automatic Termination. The Commitments of the Committed Lenders shall automatically terminate on the Revolving Termination Date.

                  (d)     Optional Extensions of Commitments.

                          (i) If the Borrower shall request, by notice to the Agent not less than 30 days and not more than 60 days prior to the Revolving Termination Date then in effect, that the Availability Period be extended until the date which is 364 days after such Revolving Termination Date, then the Agent shall promptly (but in no event later than 2 days after receipt notify each Committed Lender of such request, and each Committed Lender shall notify the Borrower and the Agent not more than 15 Business Days after the date on which the Agent shall have received the Borrower's request (which date shall be set forth in the notice of such request given by the Agent) of its election so to extend or not extend the Availability Period. Any Committed Lender which shall not timely notify the Agent of such election shall be deemed to have elected not to extend such Availability Period.

                          (ii) If one or more Committed Lenders shall timely notify the Agent pursuant to clause (c)(i) of this Section
                  2.08 of its election not to extend the Availability Period or shall be deemed to have elected not to extend the Availability Period by virtue of having not timely notified the Agent of its election to extend such Availability Period, then the Agent shall so advise the Borrower and the remaining Lenders, and the remaining Lenders then maintaining a Commitment or any of them shall have the right (but not the obligation), upon notice to the Agent not later than the Business Day immediately preceding the applicable Revolving Termination Date, to increase their respective Commitments by an amount equal in the aggregate to the Commitments of the Committed Lenders who have, or have been deemed to have, elected not to extend the Availability Period. Each Lender electing to increase its Commitment hereunder shall specify in its notice to the Agent the amount by which it is willing to increase its Commitment; provided that if the aggregate amount of proposed increases by all remaining Lenders shall equal or exceed the aggregate Commitments of those Lenders who have, or have been deemed to have, elected not to extend the Availability Period, the amount of any increase in Commitments shall not exceed for any Lender the product of (A) the quotient of (x) such Lender's Commitment divided by (y) the aggregate Commitments of all the remaining Lenders (in each case determined before giving effect to any increase in the Commitments of the remaining Lenders pursuant to this subsection (c)) multiplied by (B) the aggregate Commitments of the Lenders who have, or have been deemed to have, elected not to extend the Availability Period. Each increase in the Commitment of a Lender hereunder shall be evidenced by a written instrument executed by such Lender and the Agent and shall take effect on the Revolving Termination Date in effect for the Lenders who have, or have been deemed to have, elected not to extend the Availability Period.

                          (iii) If the aggregate Commitments of the Lenders shall exceed the aggregate amount by which the remaining Lenders have agreed to increase their Commitments pursuant to subsection (c)(ii) of this Section 2.08, the Borrower may, with the approval of the Agent, designate one or more Eligible Assignees willing to extend Commitments until the date which is 364 days after the Revolving Termination Date in effect for the Lenders who have, or have been deemed to have, elected not to extend the Availability Period in an aggregate amount not greater than such excess. Any such Eligible Assignee shall, on or prior to the Revolving Termination Date in effect for the Lenders who have, or have been deemed to have, elected not to extend the Availability Period, execute and deliver to the Borrower, the Agent and each remaining Lender an instrument, satisfactory to the Borrower and the Agent, setting forth the amount of its Commitment and containing its agreement to become, and to perform all the obligations of, a Lender hereunder. The Commitment of such Eligible Assignee shall become effective, and such Eligible Assignee shall become a Committed Lender hereunder, on the Revolving Termination Date then in effect for the Lenders who have, or have been deemed to have, elected not to extend the Availability Period.

                          (iv) The Borrower shall deliver to each Eligible Assignee (upon request of such Eligible Assignee), on the Revolving Termination Date in effect for the Lenders who have, or have been deemed to have, elected not to extend the Availability Period, a Note evidencing the Borrower's obligation to pay Loans made by such Eligible Assignee pursuant to this Agreement.

                          (v) If, after giving effect to any increase in the Commitments of one or more remaining Lenders pursuant to clause (ii) above and any assignments to or new of one or more Eligible Assignees pursuant to (iii) above, the extension of the Period as provided in this Section 2.08(c) shall have been approved by Lenders holding Commitments equal in the aggregate to 100% of the Committed, then the Availability Period shall not be extended but continue in effect until the Revolving Termination Date and shall then terminate. If Lenders holding Commitments equal in the aggregate to 100% of the Committed Amount shall have elected to extend the Availability Period as provided in this Section 2.08(c), then (A) the Availability Period with respect to the Commitments of such Lenders and any which becomes a Lender hereunder shall continue until the date which is 364 days after the Revolving Termination Date in effect prior to such election and, as to such Lenders, the term "Revolving Termination Date", as used herein, shall mean such 364th day;
                  (B) the Commitments of the Lenders who have, or have been deemed to have, elected not to extend the Availability Period shall continue in effect until the Revolving Termination Date in effect prior to such extension and shall then terminate, and, as to such Lenders, the term "Revolving Termination Date", as used herein, shall continue to mean such Revolving Termination Date; and (C) on the Revolving Date in effect prior to such extension, each who has, or has been deemed to have, elected not to the Availability Period shall cease to be a Lender hereunder; provided that the provisions of this Agreement (including, without limitation, the provisions of Article III and Sections 11.04 and 11.05) shall continue to govern the rights and obligations of such Lender with respect to any Loans made.

                  SECTION 2.09 FEES.

                  (a) Liquidity Fee. On each Settlement Date, the Borrower shall pay to the Agent for the account of each Committed Lender a fee (the "Liquidity Fee") on such Lender's Commitment Percentage of the daily average Unused Committed Amount for the Measuring Period ended most recently prior to such Settlement Date, computed at a per annum rate for each day at a rate equal to 40 basis points. The Liquidity Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on each Settlement Date for the Measuring Period ending most recently prior to such date, beginning with the first of such dates to occur after the Closing Date.

                  (b) Fee Letter. On each Settlement Date, the Borrower shall pay the Agent for its account such fee or fees as shall be payable at such time in accordance with the Fee Letter.

                  SECTION 2.10 PRO-RATA TREATMENT. Except to the extent otherwise provided herein, each Borrowing, each payment or prepayment of principal of or interest on any Loan, each payment of fees, each reduction of the Committed Amount and each conversion or continuation of any Loan, shall be allocated pro-rata among the relevant Lenders in accordance with the respective Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans of such Lenders); provided that, in the event any amount paid to any Lender pursuant to this Section 2.10 is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Corporate Base Rate plus two percent per annum.

                  SECTION 2.11 SHARING OF PAYMENTS. The Lenders agree among themselves that, except to the extent otherwise provided herein, if any Lender shall obtain payment in respect of any Loan or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro-rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan or other obligation in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 2.11 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 2.11 to share in the benefits of any recovery on such secured claim.

                  SECTION 2.12 PAYMENTS; COMPUTATIONS.

                  (a) Payments by the Borrower. Each payment of principal of and interest on Loans and fees hereunder shall be paid not later than 11:00 A.M. on the date when due, in Federal or other funds immediately available to the Agent at the Collection Account. Each such payment shall be made irrespective of any set-off, counterclaim or defense to payment which might in the absence of this provision be asserted by the Borrower or any Affiliate against the Agent or any Lender. Payments received after 2:00 P.M. (unless such failure to receive payment is solely caused by failure of the Depository to timely remit payments in accordance with the Depositary Agreement and such failure is cured and all amounts required to be dispersed to the Lenders on such Settlement Date are so disbursed on the applicable payment dates) shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payments under this Agreement, specify to the Agent the Loan, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and if it fails to specify or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 2.10, distribute such payment to the Lenders in such manner as the Agent may deem appropriate in accordance with
Section 2.07(c)). The Agent will distribute such payments to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 2:00 P.M. (unless such failure to receive payment is solely caused by failure of the Depository to timely remit payments in accordance with the Depositary Agreement and such failure is cured and all amounts required to be dispersed to the Lenders on such Settlement Date are so disbursed on the applicable payment dates); otherwise the Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. The Borrower hereby authorizes and directs the Agent to debit any account maintained by the Borrower with the Agent to pay when due any amounts required to be paid from time to time under this Agreement.

                  (b) Distributions by the Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate for the first three Business Days after demand by the Agent and at the Applicable Rate thereafter until the date such Lender repays such amount to the Agent.

                  (c) Computations. All computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing but exclude the date of payment.

                                  ARTICLE III
                     TAXES, YIELD PROTECTION AND ILLEGALITY

                  SECTION 3.01 TAXES.

                  (a) Payments Net of Certain Taxes. Any and all payments by the Borrower to or for the account of any Protected Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Protected Party, taxes imposed on its net income, and franchise, branch profits, capital or net worth taxes imposed on it, in each case by the jurisdiction under the laws of which such Protected Party is organized or has an office or place of business, other than solely on account of being a party to, receiving a payment or income under, or enforcing, this Agreement or any other Loan Document, or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Protected Party, (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) such Protected Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and withholdings, (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with Applicable Law and (iv) the Borrower shall furnish to the Agent, at the Agent's Office, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Other Taxes. In addition, the Borrower agrees to pay any and all present or future stamp or documentary, excise or property taxes or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Additional Taxes. The Borrower agrees to indemnify each Protected Party for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Protected Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

                  (d) Tax Forms and Certificates. Each Lender organized under the laws of a jurisdiction outside the United States (a "Non-U.S. Lender") shall , on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages thereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter as required by law on or prior to the expiration of the form or certificate most recently provided, provide the Borrower and the Agent with true, complete and correct (i) Internal Revenue Service Form W-8 BEN or W-8 ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces to zero the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) any other form or certificate required by any United States taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue
Code), certifying that such Lender is entitled to an exemption from tax on payments pursuant to this Agreement or any of the other Loan Documents. Additionally, if a Lender or Protected Party sells, assigns or transfers any participation in a Loan to another Person, such Lender or Protected Party shall provide any new forms required as a result of such sale or transfer (including, if necessary, Internal Revenue Service Form W-8IMY).

                  (e) Failure to Provide Tax Forms and Certificates. For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form or certificate in the manner and as prescribed by Section 3.01(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), neither such Lender nor any related Protected Party shall be entitled to indemnification under Section 3.01(a) or 3.01(b) with respect to Taxes imposed by the United States or any political subdivision therein as a result of such failure; provided, however, that should a Protected Party, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its or any related Lender's failure to deliver a form required to be delivered hereunder, the Borrower shall take such steps as such Lender or Protected Party shall reasonably request at such Protected Party's cost to assist such Protected Party to recover such Taxes.

                  (f) Obligations in Respect of Non-U.S. Lenders. The Borrower shall not be required to indemnify any Non-U.S. Lender or related Protected Party or to pay any additional amounts to any Non-U.S. Lender or related Protected Party, in respect of United States Federal withholding tax pursuant to subsections (a) or (b) above to the extent that the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a participant, on the date such participant acquired its participation interest) or to the extent such obligation to withhold amounts with respect to United States federal withholding tax arises after such date as a result of a change in residence, place of incorporation, principal place of business, or office or location in which Loans governed by this Agreement are booked or recorded by such Lender or Protected Party; provided, however, that this subsection (f) shall not apply (i) to any participant that becomes a participant as a result of an assignment, participation, transfer or designation made at the request of the Borrower or where a change of office or location in which Loans governed by this Agreement are booked or recorded is made at the request of the Borrower and (ii) to the extent the indemnity payment or additional amounts any participant would be entitled to receive (without regard to this subsection (f)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such participant would have been entitled to receive in the absence of such assignment, participation, transfer or designation.

                  (g) Mitigation. If the Borrower is required to pay additional amounts to or for the account of any Protected Party pursuant to this
Section 3.01, then such Protected Party will agree to use reasonable efforts to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Protected Party, is not otherwise disadvantageous to such Lender.

                  (h) Tax Receipts. Within thirty days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment (to the extent one is so provided).

                  (i) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in subsections (a) through (h) above shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

                  SECTION 3.02 ILLEGALITY. If, on or after the date of this Agreement, the adoption of any Applicable Law, or any change in any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender to make, maintain or fund any of its Loans at a rate based upon the Adjusted Eurodollar Rate (such event being hereinafter referred to as an "Illegality Event") and such Lender shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, interest on the Loans of such Lender shall accrue and be payable at the Corporate Base Rate. If an Illegality Event does not affect all Lenders, the Agent shall make a good faith effort to cause the Lenders that are not affected by such Illegality Event to purchase the Loans held by the affected Lenders. The foregoing shall not delay or otherwise affect the Borrower's obligation to pay interest at the Corporate Base Rate as provided in this paragraph.

                  SECTION 3.03 INCREASED COSTS AND REDUCED RETURN. (a) If, on or after the date hereof, the adoption of or any change in any Applicable Law or in the interpretation or application thereof applicable to any Protected Party, or compliance by any Protected Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Protected Party becomes a Protected Party):

                          (i) shall subject such Protected Party to any tax of any kind whatsoever with respect to any Loans made by it or its Note or its obligation to make Loans, or change the basis of taxation of payments to such Protected Party in respect thereof (except for (A) Taxes and Other Taxes covered by Section 3.01 and (B) changes in taxes measured by or imposed upon the net income or franchise tax (imposed in lieu of such net income tax), of such Protected Party or any Affiliate thereof));

                          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Protected Party which is not otherwise included in the determination of the Adjusted Eurodollar Rate hereunder; or

                          (iii) shall impose on such Protected Party any other condition;

and the result of any of the foregoing is to increase the cost to such Protected Party of making, converting into, continuing or maintaining any Loans or to reduce any amount receivable hereunder in respect thereof (any such increased cost or reduction hereinafter referred to as an "Increased Cost"), then, in any such case, upon notice to the Borrower from such Protected Party, through the Agent, in accordance herewith, the Borrower shall be obligated to pay such Protected Party, in accordance with Section 2.07(c), any additional amounts necessary to compensate such Protected Party on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable.

                  (b) If any Protected Party shall have determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any Applicable Law, regarding capital adequacy, or compliance by such Protected Party, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Protected Party's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Protected Party, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Protected Party's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Protected Party to the Borrower, the Borrower shall be obligated to pay to such Protected Party in accordance with Section 2.07(c), such additional amount or amounts as will compensate such Protected Party on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Protected Party of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

                  (c) A certificate of each Protected Party setting forth such amount or amounts as shall be necessary to compensate such Protected Party or its holding company as specified in subsection (a) or (b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Protected Party the amount shown as due on any such certificate delivered by it on the next succeeding Settlement Date in accordance with Section 2.07(c).

                  (d) Promptly after any Protected Party becomes aware of any circumstance that will, in its sole judgment, result in a request for increased compensation pursuant to this Section, such Protected Party shall notify the Borrower thereof. Failure on the part of any Protected Party so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Protected Party's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Protected Party regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 3.04 FUNDING LOSSES. The Borrower shall indemnify each Protected Party against any loss or reasonable expense (but excluding in any event loss of anticipated profit) which such Protected Party may sustain or incur as a consequence of (i) any failure by the Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article IV, so long as any such failure is not solely due to the failure of the Agent or any Lender to comply with its obligations hereunder in all material respects, (ii) any failure by the Borrower to borrow or to refinance any Loan hereunder after irrevocable notice of such Borrowing, or refinancing has been given pursuant to Section 2.02 or 2.07, so long as any such failure is not solely due to the failure of the Agent or any Lender to comply with its obligations hereunder in all material respects or (iii) any payment or prepayment of a Loan, whether voluntary or involuntary, pursuant to any other provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, so long as any such payment, prepayment or conversion is not solely due to the failure of the Agent or any Lender to comply with its obligations hereunder in all material respects. Such loss or reasonable expense shall be determined by each Protected Party in its sole discretion and shall include an amount equal to the excess, if any, as reasonably determined by such Protected Party, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or not borrowed (based on the applicable London Interbank Offered Rate), for the period from the date of such payment, prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period for such Loan which would have been applicable to such Loan on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Protected Party) that would be realized by such Protected Party in reemploying the funds so paid, prepaid or not borrowed or continued for such period or Interest Period, as the case may be. A certificate of any Protected Party setting forth any amount or amounts which such Protected Party is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.

                                   ARTICLE IV
                                   CONDITIONS

                  SECTION 4.01 CONDITIONS TO CLOSING. The obligation of each Committed Lender to make a Loan on the Closing Date is subject to the satisfaction of the following conditions:

                  (a) Executed Loan Documents. Receipt by the Agent of duly executed copies of: (i) this Agreement; (ii) the Notes (if requested under Section 2.04); (iii) the Collateral Documents (other than the Depositary Agreement); and (iv) all other Loan Documents, each in form and substance satisfactory to the Agent in its sole discretion.

                  (b) Management Documents. Receipt by the Agent of a duly executed copy of each Management Document, in each case in form and substance satisfactory to the Agent in its sole discretion.

                  (c) Sale Agreement, etc. Receipt by the Agent of a duly executed copy of the Asset Contribution and Purchase Agreement, in form and substance satisfactory to the Agent in its sole discretion.

                  (d) Organization Documents. After giving effect to the transactions contemplated by the Transaction Documents, the ownership, capital, corporate, organizational and legal structure of each Facility Party shall be reasonably satisfactory to the Lenders, and the Agent shall have received: (i) a copy of the Organizational Documents of Trinity, each Facility Party, each Partner, the

Partnership and the Marks Company, certified as of a recent date by the Secretary of State of its respective state of organization, and a certificate as to the good standing of Trinity, each Facility Party, each Partner, the Partnership and the Marks Company, from such Secretary of State, as of a recent date; (ii) a certificate of the Secretary or Assistant Secretary of Trinity, each Facility Party, each Partner, the Partnership and the Marks Company dated the Closing Date and certifying (A) that the certificate or articles of incorporation or other Organizational Documents, as applicable, of Trinity, such Facility Party, each Partner, the Partnership or the Marks Company, as applicable, have not been amended since the date of the last amendment thereto shown on the related certificate furnished pursuant to clause (i) above; (B) that attached thereto is a true and complete copy of the agreement of limited partnership, operating agreement or by-laws of Trinity, such Facility Party, each Partner, the Partnership or the Marks Company, as applicable, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (C) below, (C) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of Trinity, such Facility Party, each Partner, the Partnership or the Marks Company, as applicable, authorizing the execution, delivery and performance of the Transaction Documents to which it is to be a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (D) as to the incumbency and specimen signature of each officer executing any Transaction Document or any other document delivered in connection herewith or therewith on behalf of Trinity, such Facility Party, each Partner, the Partnership or the Marks Company; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Agent or Mayer, Brown, Rowe & Maw, counsel for the Agent, may reasonably request.

                  (e) Officer's Certificate. The Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of each Facility Party, confirming compliance with the conditions precedent set forth in paragraphs (b), (c), (d), (g) and (n) of Section 4.02.

                  (f) Opinions of Counsel. On the Closing Date, the Agent shall have received:

                          (i) favorable written opinions (including, without limitation, as to true sale and nonconsolidation matters) of Winston & Strawn, counsel to the Borrower, the Manager and Trinity, addressed to the Agent and each Lender, dated the Closing Date, substantially in the form of each of Exhibits D-1, D-4 and D-5 hereto and covering such additional matters incident to the transactions contemplated hereby as the Agent or the Required Lenders may reasonably request;

                          (ii) a favorable written opinion of Theis Rice, in-house counsel to each of the Borrower, the Manager and Trinity, addressed to the Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit D-2 hereto and covering such additional matters incident to the transactions contemplated hereby as the Agent or the Required Lenders may reasonably request;

                          (iii) from special Delaware trust counsel to the Borrower and Wilmington Trust Company, as Delaware trustee for the Borrower, an opinion addressed to the Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit D-3 hereto and covering such additional matters incident to the transactions contemplated hereby as the Agent or the Required Lenders may reasonably request;

                          (iv) from special STB counsel to the Borrower, an opinion addressed to the Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit D-6 hereto and covering such additional matters incident to the transactions contemplated hereby as the Agent or the Required Lenders may reasonably request;

                          (v) from special Canadian counsel to the Agent, an opinion addressed to the Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit D-7 hereto and covering such additional matters incident to the transactions contemplated hereby as the Agent or the Required Lenders may reasonably request; and

                          (vi) from special counsel to the Marks Company, an opinion addressed to the Agent and each Lender, dated the Closing Date, substantially in the form of Exhibit D-8 hereto and covering such additional matters incident to the transactions contemplated hereby as the Agent or the Required Lenders may reasonably request.

                  (g) Perfection of Security Interests; Search Reports. On or prior to the Closing Date, the Agent shall have received:

                          (i) a Perfection Certificate from each Facility Party, each such Perfection Certificate and all information set forth therein to be correct and complete in all respects;

                          (ii) a fully executed consent substantially in the form of Exhibit B to the Security Agreement with respect to each Letter of Credit Right of the Borrower (if any);

                          (iii) appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Agent, to perfect the security interests intended to be created by the Collateral Documents;

                          (iv) all of the Marks Company Interests issued or to be issued to the Borrower on or prior to the Closing Date, which Marks Company Interests shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Agent;

                          (v) copies of reports from CSC The United States Corporation Company or other independent search service reasonably satisfactory to the Agent listing all effective financing statements that name the Borrower or any other Facility Party, as such (under its present name and any previous name and, if requested by the Agent, under any trade names), as debtor or seller that are filed in the jurisdictions wherein such filing would be effective to perfect a Lien in the Collateral or any portion thereof, together with copies of such financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing); and

                          (vi) evidence of the completion of all other filings and recordings of or with respect to the Collateral Documents, including, without limitation, all filings and recordings specified in Schedule 3.02 to the Security Agreement, and of all other actions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests intended to be created by the Collateral Documents.

                  (h)     Marks Company Documents. The Agent shall have received
(i) evidence satisfactory to the Agent that the UTI Trustee under the Marks Company Trust Agreement shall have identified and allocated or caused to be identified and allocated on the books and records of the Marks Company a separate portfolio of trust assets consisting of all of the Marks relating to Portfolio Railcars and all rights of the Marks Company with respect thereto, including, without limitation, the right to payment of Railroad Mileage Credits, and that the Marks Company Delaware Trustee shall have executed and delivered to the Borrower on behalf of the Marks Company a certificate evidencing such special unit of beneficial interests, (ii) a supplement to the Marks Company Trust Agreement, duly executed by TILC and the Marks Company Delaware Trustee, and certified by a Responsible Officer of the Marks Company

Delaware Trustee as a true and correct copy thereof, creating the special unit of beneficial interests referred to in clause (ii) above and containing such other provisions as the Agent reasonably may request and (iii) evidence satisfactory to the Agent that TILC, as servicer of the Marks Company, shall have been instructed, and shall have agreed, to remit all receipts in respect of the trust assets allocated to the special unit of beneficial interests referred to in clauses (i) and (ii) above directly to the Depositary in accordance with the Marks Company Servicing Agreement.

                  (i) Evidence of Insurance. Receipt by the Agent of copies of insurance policies or certificates of insurance of the Borrower evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Agent as additional insured and sole loss payee on behalf of the Lenders.

                  (j) Consents and Approvals. On the Closing Date, all necessary governmental (domestic or foreign), regulatory and third party approvals in connection with the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect.

                  (k) Material Adverse Effect. There shall not have occurred since December 31, 2001 any development or event relating to or affecting Trinity or a Facility Party which has had or could be reasonably expected to have a Material Adverse Effect.

                  (l) Litigation; Judgments. On the Closing Date, there shall be no actions, suits, proceedings or investigations pending or threatened
(i) with respect to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, (ii) against the Borrower or (iii) against Trinity, the Manager, either Partner, the Partnership or the Marks Company and which the Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein.

                  (m) Solvency Certificate. On or prior to the Closing Date, the Borrower shall have delivered or caused to be delivered to the Agent a solvency certificate from the chief financial or chief accounting officer of the Manager (on behalf of the Borrower), in form and substance satisfactory to the Agent, setting forth the conclusions that, after giving effect to the consummation of all financings contemplated herein, the Borrower will be Solvent.

                  (n) Financial Information. The Agent shall be reasonably satisfied that the financial statements referred to in Section 5.05 are not materially inconsistent with the financial information most recently delivered to the Agent prior to the Closing Date.

                  (o) Due Diligence. The Agent shall have completed, and be satisfied with the results of, its business and legal due diligence review with respect to Trinity and the Facility Parties and the transactions contemplated hereby, including, without limitation, a due diligence review of the financial statements of Trinity and the Facility Parties, the tax status of Trinity and the Facility Parties and an environmental, employee benefits and insurance due diligence review.

                  (p) Appointment of Agent for Service of Process. The Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011, indicating its consent to its appointment by Trinity and each of the Facility Parties as its agent to receive service of process as specified in Section 11.19(b) hereof and/or any comparable provision of any other Loan Document or any Management Document, as applicable.

                  (q) Payment of Fees. All costs, fees and expenses due to the Agent and the Lenders on or before the Closing Date shall have been paid, in each case to the extent invoiced or otherwise notified to the Borrower in writing.

                  (r) Counsel Fees. The Agent shall have received full payment of the fees and expenses of Mayer, Brown, Rowe & Maw described in
Section 11.04 which are billed through the Closing Date.

                  All corporate and legal proceedings and instruments and agreements relating to the transactions contemplated by this Agreement and the other Transaction Documents or in any other document delivered in connection herewith or therewith shall be satisfactory in form and substance to the Agent and its counsel, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities. The documents referred to in this Section shall be delivered to the Agent no later than the Closing Date. The certificates and opinions referred to in this Section shall be dated the Closing Date.

                  The requirement that any document, agreement, certificate or other writing be satisfactory to the Required Lenders shall be deemed to be satisfied if (i) such document, agreement, certificate or other writing was delivered to the Lenders not less than two Business Days prior to the Closing Date, (ii) such document, agreement, certificate or other writing is satisfactory to the Agent and (iii) Lenders holding at least 50% of the Commitments have not objected in writing to such document, agreement, certificate or other writing to the Agent prior to the Closing Date.

                  Promptly after the Closing Date occurs, the Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding on all parties hereto. If the Closing Date does not occur before 5:00 P.M. on July 16, 2002, the Commitments shall terminate at the close of business on such date and all unpaid facility fees accrued to such date shall be due and payable on such date.

                  SECTION 4.02 CONDITIONS TO EACH FUNDING DATE. The obligation of any Committed Lender to make a Loan on the occasion of any Borrowing is subject to the prior approval by the Agent (and the Required Lenders, as applicable) at the Borrower's request to add the applicable Railcars and Leases to be acquired on such Funding Date to the Portfolio in accordance with Section 2.02, and to the satisfaction of the following conditions:

                  (a) Notice. The Borrower shall have delivered to the Agent an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.02.

                  (b) Representations and Warranties. The representations and warranties made by Trinity and each Facility Party in any Transaction Document to which it is a party are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

                  (c) No Default. No Default, Event of Default, Manager Default or Manager Event of Default shall exist or be continuing either prior to or after giving effect thereto.

                  (d) No Collateral Deficiency. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof), there shall not exist any Collateral Deficiency.

                  (e) Leases; Additional Collateral Certificate. Subject to the provisions of Section 3.17(h) of the Asset Contribution and Purchase Agreement, receipt by the Agent of (i) the originally executed chattel paper counterpart of each Lease applicable to each Railcar which is to become a Portfolio Railcar on such Funding Date, in each case bearing the Chattel Paper Legend and marked as "Counterpart No. 1" or, if the Agent determines in its sole discretion that an originally executed counterpart of a Lease for any such Railcar with such legend and marking does not exist and is not necessary to perfect assignment of such Lease to the Agent hereunder, an originally executed counterpart of such Lease without such legend and marking; (ii) a Notice of Lease Assignment with respect to such Lease, duly executed and delivered by the Borrower, (iii) an originally executed Additional Collateral Certificate with respect to each relevant Railcar and Lease and (iv) if required under the terms of any applicable Lease, a Consent and Agreement, substantially in the form of Exhibit E-3 hereto, duly executed by the Borrower and the applicable Lessee.

                  (f) Recordations and Filings. The Agent shall have received evidence satisfactory to it in its reasonable discretion from the official records of the STB and the Registrar General of Canada (and a legal opinion in form and substance reasonably acceptable to the Agent) that the Security Agreement (or a memorandum thereof) and each applicable Bill of Sale, Security Agreement Supplement (as defined in the Security Agreement) and/or Additional Collateral Certificate have been registered, recorded or filed for recordation in accordance with Applicable Law, together with evidence that all necessary publications with respect thereto in the Canada Gazette have been made or arranged to be made promptly following such Funding Date.

                  (g) Title to the Collateral. The Borrower shall have good and marketable title to each applicable Railcar and good title to all other items of applicable Collateral, free and clear of all Liens created or incurred by it or permitted to exist by it other than Permitted Liens.

                  (h) Insurance. The Agent shall have received certificates of insurance and, where required by any applicable Lease, reinsurance from underwriters or insurers reasonably satisfactory to the Agent together with evidence that the Agent has been named as loss payee in such policies and that the Agent and the Lenders are named as additional insureds in respect of the insurance referred to in each such Lease.

                  (i) Assignment of Leases and Permits. A duly executed counterpart of any agreement required to establish a perfected first priority Lien in favor of the Agent for the benefit of the Lenders relating to the Lease of each Railcar being funded on such Funding Date, dated as of the applicable Funding Date, satisfactory in form and substance to the Agent, and evidence from the official records of the STB and the Registrar General of Canada (or a legal opinion in form and substance reasonably acceptable to the Agent) that such agreement (or a memorandum thereof) has been registered, recorded or filed for recordation in accordance with Applicable Law, together with evidence that all necessary publications with respect thereto in the Canada Gazette have been made or arranged to be made promptly following such Funding Date. In addition, the Agent shall have received satisfactory evidence that any Permits needed to make all required payments under each such Lease to the Borrower in Dollars have been obtained and are in full force and effect.

                  (j) Acceptance. The Agent shall have received a copy of the certificate of acceptance of each such Railcar signed by the Borrower.

                  (k) Marks Company Matters. The Agent shall have received evidence satisfactory to it in its reasonable discretion that the Marks relating to the Railcars to be funded on such date have been added to the separate portfolio of trust assets of the Marks Company referred to in Section 4.01(h)(i).

                  (l) Letters of Credit. The Agent shall have received a fully executed consent substantially in the form of Exhibit B to the Security Agreement with respect to each letter of credit (if any) of the Borrower supporting the obligations of any Lessee under any Lease to be pledged as a Portfolio Lease on such Funding Date.

                  (m) Funding Package. Receipt of the complete Funding Package for each such Railcar, including a Bill of Sale and a Physical Inspection Report (if required), based upon a physical inspection of such Railcar conducted not earlier than 90 days before the proposed Funding Date, not later than 13 Business Days prior to such Funding Date. The Independent Appraisal (if required) included within such Funding Package shall be issued and dated within 30 days of the proposed Funding Date.

                  (n) Eligibility. The Borrower shall have certified to the Agent and each Lender that (i) each Railcar which is to become a Portfolio Railcar on such Funding Date is an Eligible Railcar and (ii) each Lease which is to become a Portfolio Lease on such Funding Date is an Eligible Lease.

                  (o) Other Documents. Originals of each of the documents (including all Railcar Documentation) delivered to the Borrower pursuant to the relevant Lease Documents shall have been provided to the Agent.

                  (p) Notice to Lessee. The Borrower shall have given the notice to the Lessee of such Railcar required by Section 6.13(a) hereof.

                  (q) Fees. The Borrower shall have paid, or shall concurrently pay with such funding, the then due and payable fees pursuant to the Fee Letter and the costs and expenses then payable by the Borrower under
Section 11.04 of this Agreement to the extent then invoiced or otherwise notified to the Borrower in writing.

                  (r) Payoff Letter. A payoff letter from all Persons (if any) holding Liens of record (other than Permitted Liens) on or prior to the applicable Funding Date with respect to any applicable Railcar shall have been delivered to the Agent.

                  (s) Other Documents and Action. The Borrower and the Manager shall deliver to the Agent such other instruments, agreements and documents and take such other action as the Agent may reasonably request in connection with the Loans to be made on such Funding Date.

                  The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d), (g) and (n) above.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

                  Each Facility Party represents and warrants that:

                  SECTION 5.01 ORGANIZATION AND GOOD STANDING. The Borrower is a business trust duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has all trust powers and all material governmental business authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified as a foreign trust, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed or in good standing, as the case may be, in the aggregate, could have a Material Adverse Effect. Each Facility Party (other than the Borrower) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed or in good standing, as the case may be, in the aggregate, could have a Material Adverse Effect.

                  SECTION 5.02 POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Facility Party has the corporate or other necessary power and authority, and the legal right to execute, deliver and perform the Transaction Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary corporate or other action to authorize the borrowings and other actions on the terms and conditions of this Agreement and to authorize the execution, delivery and performance by it of the Transaction Documents to which it is a party. No consent, approval, licenses, validation or authorization of, filing, recording or registration with, notice to, exemption by or other similar act by or in respect of, any Governmental Authority or any other Person (including, without limitation, any stockholder, certificateholder or creditor of any Facility Party or any of their respective Subsidiaries) is required to be obtained or made by or on behalf of any Facility Party in connection with the borrowings or other extensions of credit hereunder, the execution, delivery, performance, validity or enforceability by or against it of the Transaction Documents or the exercise of the rights and remedies of the Agent or any Protected Party pursuant to this Agreement or any other Loan Document, except for (i) consents, authorizations, notices and filings disclosed in Schedule 5.02, all of which have been obtained or made, (ii) filings to perfect and maintain the perfection of the Liens created by the Collateral Documents and (iii) consents, authorizations, notices and filings in connection with the disposal of Collateral required by laws affecting the offering and sale of securities. This Agreement has been, and each other Transaction Document to which any Facility Party is a party will be, duly executed and delivered on behalf of such Person. This Agreement constitutes, and each other Transaction Document to which any Facility Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Facility Party party thereto, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).

                  SECTION 5.03 NO CONFLICTS. Neither the execution and delivery by the Facility Parties of the Transaction Documents to which each is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by the Borrower, nor the exercise of remedies by the Agent and the Lenders under the Loan Documents, will
(i) violate or conflict with any provision of the Organization Documents of any Facility Party, (ii) violate, contravene or conflict with any Applicable Law (including Regulation U or Regulation X), (iii) violate, contravene or conflict with any Contractual Obligation to which any Facility Party is a party or by which any Facility Party may be bound, or (iv) result in or require the creation of any Lien (other than the Lien of the Collateral Documents) upon or with respect to the properties of any Facility Party.

                  SECTION 5.04 NO DEFAULT. No Facility Party is in default in any respect under any Contractual Obligation to which it is a party or by which any of its properties is bound, in each case which default has had or could reasonably be expected to have a Material Adverse Effect. No Default, Manager Default, Manager Event of Default or Event of Default has occurred and is continuing.

                  SECTION 5.05 FINANCIAL CONDITION.

                  (a) Audited Financial Statements. The consolidated balance sheet of each of Trinity and TILC and their respective consolidated Subsidiaries as of December 31, 2001 and the related consolidated and consolidating statements of income and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of each of Trinity and TILC and their respective consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                  (b) Interim Financial Statements. The unaudited consolidated balance sheet of each of Trinity and TILC and their respective consolidated Subsidiaries as of March 31, 2002 and the related unaudited consolidated statements of income and cash flows for the three months then ended, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of each of Trinity and TILC and their respective consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end audit adjustments). During the period from March 31, 2002 to and including the Closing Date, there has been no sale, transfer or other disposition by Trinity or TILC or any of their respective consolidated Subsidiaries of any material part of the business or property of Trinity or TILC and their respective consolidated Subsidiaries, in each case taken as a whole, and no purchase or other acquisition by them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of Trinity or TILC and their respective consolidated Subsidiaries, as applicable, taken as a whole, which is not reflected in the foregoing financial statements or in the notes thereto. The balance sheets and the notes thereto included in the financial statements referred to in this subsection (b) and in subsection (a) above disclose all liabilities, actual or contingent, of Trinity or TILC and their respective consolidated Subsidiaries as of the date thereof required to be disclosed therein in accordance with GAAP.

                  (c) Post-Closing Financial Statements. The financial statements to be delivered to the Lenders pursuant to Section 6.01(a) and (b), if any, (i) will have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and (ii) will present fairly (on the basis disclosed in the footnotes to such financial statements, if any) the consolidated and consolidating financial condition, results of operations and cash flows of each of Trinity and TILC and their respective consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

                  (d) No Undisclosed Liabilities. Except as set forth in the financial statements described in subsections (a) and (b) above, the Debt incurred under this Agreement and the Debt incurred under the Bank Credit Facility, (i) there were as of the Closing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to Trinity or any Facility Party of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due and including obligations or liabilities for taxes, long-term leases and unusual forward or other long-term commitments), and (ii) no Facility Party knows of any basis for the assertion against Trinity or any Facility Party of any such liability or obligation which, either individually or in the aggregate, are or could reasonably be expected to have, a Material Adverse Effect.

                  SECTION 5.06 NO MATERIAL CHANGE. Since December 31, 2001 there has been no Material Adverse Effect, and no event or development has occurred which could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.07 TITLE TO PROPERTIES. On the Closing Date and during the term of this Agreement, the Borrower shall be the sole legal and beneficial owner of and shall have good and marketable title to each Portfolio Railcar and Portfolio Lease and all of its other material properties and assets, except, in the case of assets other than Portfolio Railcars and Portfolio Leases, for minor defects in title that do not interfere with its ability to conduct its business as currently conducted. All such Portfolio Railcars and Portfolio Leases and other material properties and assets are and will be free and clear of Liens other than Permitted Liens.

                  SECTION 5.08 LITIGATION. There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending or overtly threatened (or any basis therefor known to any Facility Party) against or affecting any Facility Party, either Partner or the Partnership that (i) involve any Transaction Document or (ii) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  SECTION 5.09 TAXES. Each Facility Party, each Partner or the Partnership have filed, or caused to be filed, all tax returns (including federal, state, local and foreign tax returns) the failure of which to be filed could reasonably be expected to result in a Material Adverse Effect and paid (i) all amounts of taxes shown thereon to be due (including interest and penalties) and (ii) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangible taxes) owing by it, except for such taxes (A) which are not yet delinquent or (B) that are being contested in good faith and by proper proceedings diligently pursued, and against which adequate reserves are being maintained in accordance with GAAP. No Facility Party knows of any pending investigation of any Facility Party, either Partner or the Partnership by any taxing authority or proposed tax assessments against any Facility Party, either Partner or the Partnership.

                  SECTION 5.10 COMPLIANCE WITH LAW. Each Facility Party is in compliance with all requirements of Applicable Law (including Environmental
Laws) applicable to it or to its properties, except where such failures to comply could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Neither any Facility Party nor any of their respective material properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority, except where such defaults could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Facility Party has received any written communication from any Governmental Authority that alleges that any of them is not in compliance in any material respect with any Applicable Law, except for allegations that have been satisfactorily resolved and are no longer outstanding.

                  SECTION 5.11 ERISA.

                  (a) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Facility Parties, nothing has occurred which would prevent, or cause the loss of such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.

                  (b) There are no pending or, to the best knowledge of the Facility Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Pension Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Pension Plan that has resulted or could be reasonably expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

                  SECTION 5.12 SUBSIDIARIES. The Borrower has no Subsidiaries.

                  SECTION 5.13 GOVERNMENTAL REGULATIONS, ETC. (a) The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U. No proceeds of the Loans will be used, directly, or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the assets of the Borrower. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, as amended, the Exchange Act or regulations issued pursuant thereto, or Regulation T, U or X.

                  (b) The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, the Borrower is not (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (c) No director, executive officer or principal holder of any Equity Interest of any Facility Party is a director, executive officer or principal shareholder of any Lender. For the purposes hereof, the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O.

                  SECTION 5.14 PURPOSE OF LOANS. The proceeds of the Loans made on each Funding Date will be used solely to fund the Purchase Price of Eligible Railcars and related Eligible Leases added to the Portfolio on such Funding Date and to pay fees and expenses incurred in connection therewith.

                  SECTION 5.15 LABOR MATTERS. There are no strikes against any Facility Party, other than any strikes that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of each Facility Party have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from any Facility Party, or for which any claim may be made against any Facility Party, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the applicable Facility Party. The consummation of the transactions contemplated by the Transaction Documents and/or Lease Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which each Facility Party is a party or by which it (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to any Facility Party.

                  SECTION 5.16 ENVIRONMENTAL MATTERS. Each Facility Party has complied in all respects with all applicable federal, state, local and regional statutes, ordinances, orders, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control, except where the failure to comply could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Facility Party has received written notice of any actual or claimed or asserted failure so to comply which alone, or together with any other such notices which have been previously or concurrently received, could reasonably be expected to result in a Material Adverse Effect, other than in connection with failures which have been corrected. No hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, are managed on any property of any Facility Party in violation of any regulations promulgated pursuant thereto or any other Applicable Law, except as could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.17 INTELLECTUAL PROPERTY. Each Facility Party owns, or possesses the right to use, all of the Marks, trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person. To the best knowledge of the Facility Parties, no slogan or other advertising devise, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Facility Party infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or overtly threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of any Facility Party, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.18 SOLVENCY. The Borrower is and, after consummation of the transactions contemplated hereby and by the other Transaction Documents and Lease Documents, will be Solvent.

                  SECTION 5.19 DISCLOSURE. No statement, information, report, representation, or warranty made by any Facility Party in any Transaction Document or furnished to the Agent or any Lender by or on behalf of any Facility Party in connection with any Transaction Document (considered together with all other such information so furnished) contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  SECTION 5.20 SECURITY DOCUMENTS. (a) The Security Agreement is effective to create in favor of the Agent, for the ratable benefit of the Creditors, a legal, valid and enforceable security interest in the Collateral and, when the filings, recordations or other actions described in Section 3.02 of the Security Agreement shall have been completed, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Collateral, in each case to the extent provided in such Section 3.02.

                  (b) The Agent, for the ratable benefit of the Creditors, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Agent of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute valid and continuing liens of record and first priority perfected security interests in all the Collateral referred to therein, except as priority may be affected by Permitted Liens.

                  SECTION 5.21 OWNERSHIP. Trinity owns good, valid and marketable title to all the outstanding common stock of TILC. TILC owns good, valid and marketable title to all outstanding membership interests of each of the Partners, the Partners, collectively, own good, valid and marketable title to all outstanding partnership interests of the Partnership, and the Partnership owns good, valid and marketable title to all outstanding beneficial interests of the Borrower, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, and TILC owns good, valid and marketable title to all outstanding beneficial interests of the Marks Company, free and clear of all Liens of every kind (other than Liens encumbering SUBI Certificates issued by the Marks Company which do not relate to Marks applicable to any Portfolio Railcar), whether absolute, matured, contingent or otherwise.

                  SECTION 5.22 LEASE DOCUMENTS. The Borrower has delivered or caused to be delivered (i) to the Agent, to the extent required under Section 4.02(e), the original executed counterpart bearing the Chattel Paper Legend and marked as "Counterpart No. 1" of the Portfolio Leases (or such other original executed counterpart as is accepted by the Agent) and any other Lease Document to which the Borrower is a party and (ii) to the Lenders true and complete copies of the Lease Documents and any amendments or supplements thereto to which the Borrower is a party, and, except for amendments so disclosed to the Agent and the Lenders, such documents have not been amended or modified.

                  SECTION 5.23 SOLE BUSINESS OF THE BORROWER. The sole business of the Borrower is the ownership, leasing and financing of Railcars. The Borrower has not engaged in any activities since its organization (other than those incidental to its organization and other appropriate steps and arrangement for the payment of fees to, and director's and officer's insurance for, the officers and directors of the Borrower, the acquisition and leasing of the Portfolio Railcars and the funding of the Purchase Price thereof, the authorization and issuance of the Notes, the execution of this Agreement, and the other Transaction Documents and the Lease Documents to which it is a party and the activities referred to in or contemplated by such agreements), and the Borrower has not paid any dividends or other distributions since its organization, except as permitted pursuant to Section 7.07 hereof.

                  SECTION 5.24 SEPARATE CORPORATE STRUCTURE; NO EMPLOYEES.

                          (i) The Borrower is operated as an independent corporation from Trinity, the Manager and their Affiliates and will observe all corporate formalities necessary to remain a legal entity separate and distinct from, and independent of, Trinity, the Manager and their Affiliates.

                          (ii) The Borrower has satisfied the minimum capitalization requirements under the laws of the State of Delaware for purposes of conducting its business.

                          (iii) The Borrower has complied in all respects with the requirements set forth in its Organization Documents.

                          (iv) The Borrower currently corresponds with all third parties with regard to the business of the Borrower on stationery with letterhead identifying the Borrower and containing no reference to Trinity, the Manager or their Affiliates (other than the Borrower).

                          (v) The Borrower keeps complete and accurate entity records, books, accounts and minutes separate from those of Trinity, the Manager and any of their Affiliates (other than the Borrower) or any other Person.

                          (vi) The Borrower has held itself out to the public (including to creditors of the Borrower, Trinity, the Manager and their Affiliates) under the Borrower's own name as a separate and distinct entity.

                          (vii) The Borrower has not directly or indirectly entered into any transaction with Trinity, the Manager or any of their Affiliates except as expressly permitted by the Loan Documents and then in an arm's-length bargain.

                          (viii) The Borrower has not loaned funds to, guaranteed or become obligated with respect to claims against, Trinity, the Manager or any of their Affiliates or any other Person or entity except as expressly permitted by the Loan Documents or as provided by operation of consolidated group principles of U.S. federal income tax and ERISA laws.

                          (ix)    The Borrower has kept its assets and
                  liabilities as reflected in its books and records separate from those of Trinity, the Manager and their Affiliates and has not and at all times will not commingle such assets and liabilities (except as expressly permitted pursuant to this Agreement).

                          (x) The Borrower has kept adequate records to permit the segregation of its assets and liabilities from those of Trinity, the Manager and their Affiliates.

                          (xi) The Borrower has not held itself out to the public as a division of Trinity or the Manager, or Trinity or the Manager as a division of the Borrower.

                          (xii) The Borrower has not induced third parties to rely on the creditworthiness of Trinity (other than in standard parent guarantees of lessor obligations) or the Manager in order to have third parties enter into contracts with the Borrower.

                          (xiii) The Borrower has and will pay its obligations in the ordinary course of business as a legal entity separate and distinct from Trinity, the Manager and their Affiliates.

                          (xiv) The Borrower has and will keep its funds separate and distinct from any funds of Trinity, the Manager and their Affiliates (except as contemplated in the delayed establishment of the Depository Agreement provided for in
                  Section 6.16, and except for misdirected Lease payments), and will receive, deposit, withdraw and disburse such funds separate from any funds of Trinity, the Manager and their Affiliates.

                          (xv)    The Borrower has no employees.

                          (xvi) The Borrower is otherwise in compliance with the corporate governance and other factual assumptions applicable to it set forth in the "nonconsolidation" opinion delivered by Winston & Strawn on the Closing Date.

                  SECTION 5.25 LEASES. (i) Each Lease shown as an Eligible Lease on the Monthly Report most recently delivered to the Agent and the Lenders in accordance with Section 6.01(f) was an Eligible Lease as of the date of such Monthly Report, (ii) except as otherwise disclosed in writing by the Borrower to the Agent, no Lease Default or Lease Event of Default known to the Borrower or the Manager after due inquiry is in existence under any Portfolio Lease and each Portfolio Lease is in full force and effect and (iii) the description of Lease Defaults or Lease Events of Default occurring under a Lease, if any, included in a Request and any supplement thereto accurately describes in all material respects Lease Defaults or Lease Events of Default during the periods described of which any Facility Party is aware after due inquiry as of the relevant Funding Date.

                  SECTION 5.26 RAILCARS. Each Railcar shown as an Eligible Railcar on the Monthly Report most recently delivered to the Agent and the Lenders in accordance with Section 6.01(f) was an Eligible Railcar as of the date of such Monthly Report.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

                  Each Facility Party agrees that so long as any Lender has any Commitment hereunder or any Obligation or other amount payable hereunder or under any Note or other Loan Document remains unpaid:

                  SECTION 6.01 INFORMATION. The Borrower will furnish, or cause to be furnished, to the Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each fiscal year of each of Trinity and TILC, a consolidated balance sheet and income statement of each of Trinity and TILC and their respective consolidated Subsidiaries, as of the end of such fiscal year, and the related consolidated statements of operations and retained earnings and cash flows for such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all such financial statements to be in reasonable form and detail and audited by Ernst & Young, LLP or other independent certified public accountants of recognized national standing reasonably acceptable to the Agent and accompanied by an opinion of such accountants (which shall not be qualified or limited in any material respect) to the effect that such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position and results of operations and cash flows of each of Trinity and TILC and their respective consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of each of Trinity and TILC, a consolidated balance sheet of each of Trinity and TILC and their respective consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form figures for the corresponding periods of the preceding fiscal year, all such financial statements to be in form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of Trinity or TILC, as applicable, to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and results of operations and cash flows of each of Trinity and TILC in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes required by GAAP.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 6.01(a) and 6.01(b) above, a certificate of the chief financial officer, principal accounting officer, treasurer or controller of the Borrower (or of the Manager or its behalf) (i) demonstrating compliance with the financial covenant contained in Section 7.12 by calculation thereof as of the end of the fiscal period covered by such financial statements and (ii) stating that no Default, Manager Default,

Manager Event of Default or Event of Default exists, or if any Default, Manager Default, Manager Event of Default or Event of Default does exist, specifying the nature and extent thereof and what action each Facility Party proposes to take with respect thereto.

                  (d) Borrowing Base Certificates. Not later than the second Business Day prior to each Settlement Date, a Borrowing Base Certificate as of the end of the immediately preceding calendar month, substantially in the form of Exhibit A-6 hereto and certified by a Responsible Officer of the Manager (on behalf of the Borrower) to be true and correct as of the date thereof.

                  (e) Notices Regarding Collateral. Promptly upon receipt from any Manufacturer, the Manager, any Lessee or any Lessee's insurance carrier or broker, copies of any material notice, communication, document or agreement related to any Portfolio Railcar or other Collateral. Promptly upon a Responsible Officer of any Facility Party obtaining knowledge thereof, notice of Liens with respect to any Portfolio Railcar other than Permitted Liens.

                  (f) Monthly Report. Not later than the second Business Day prior to each Settlement Date a Monthly Report setting forth the information contained in such Monthly Report for the Measuring Period ending most recently prior to such date (provided that if and to the extent such information is available only from a Lessee or the Agent, the Borrower's obligation to provide such information shall be limited to providing such information as the Facility Parties are able to obtain from the Agent and such Lessee through commercially reasonable efforts to enforce applicable provisions of the applicable Lease), including a complete list showing the make, manufacturer, model, car number and Mark of each Portfolio Railcar and each Lease with respect thereto. The Agent shall review the Monthly Report and, in its sole discretion, provide the Borrower with any corrections or supplemental information regarding the Loans or amounts paid into or held in the Accounts, which corrections and/or information the Borrower shall include in a revised Monthly Report. The Agent shall provide the Lenders with a copy of the Monthly Report, as revised pursuant to the preceding sentence.

                  (g) Annual Good Standing Certificates. Within the period for the delivery of the annual financial statements provided for in Section 6.01(a) above, a certificate of good standing, existence or its equivalent with respect to each Facility Party certified as of a recent date by the appropriate Governmental Authority of each Facility Party's state of organization.

                  (h) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to Trinity or any Facility Party in connection with any annual, interim or special audit of the books of Trinity or such Facility Party.

                  (i) Notices. Prompt notice of: (i) the occurrence of any Default, Manager Default, Manager Event of Default or Event of Default; (ii) the occurrence of any Lease Default or Lease Event of Default; and (iii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including: (A) breach or non-performance of, or any default under, a Contractual Obligation of Trinity or any Facility Party; (B) any dispute, litigation, investigation or proceeding between Trinity or any Facility Party and any Governmental Authority; (C) any litigation, investigation or proceeding affecting Trinity or any Facility Party in which the amount involved exceeds $0, in the case of the Borrower, or $10,000,000, in the case of Trinity or any other Facility Party, or in which injunctive relief or similar relief is sought, which relief, if granted, could be reasonably expected to have a Material Adverse Effect; (D) the occurrence of any ERISA Event; and (E) any material change in accounting policies or financial reporting practice by Trinity or TILC. Each notice pursuant to this Section 6.01(i) or 6.01(ii) shall
(i) be accompanied by a statement of a Responsible Officer of the Borrower (or the Manager on its behalf) setting forth details of the occurrence referred to therein and stating what action each Facility Party has taken and proposes to take with respect thereto and (ii) if applicable, describe with


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
particularity any and all provisions of this Agreement or the other Loan Documents that have been breached.

                  (j) Domestication in Other Jurisdiction. Not less than 30 days prior to any change in the form or jurisdiction of organization of any Facility Party, a copy of all documents and certificates intended to be filed or otherwise executed to effect such change.

                  (k) Other Information. With reasonable promptness upon request therefor, such other information regarding the business, properties or financial condition of Trinity or any Facility Party as the Agent or the Required Lenders may reasonably request.

                  SECTION 6.02 PRESERVATION OF EXISTENCE AND FRANCHISES; AUTHORIZATIONS, APPROVALS AND RECORDATIONS. Each Facility Party will do all things necessary to preserve the legality, validity, binding effect or enforceability of this Agreement, the Notes or any other Lease Document or Transaction Document, or permit the making of any payment or the transfer or remittance of any funds by the Borrower under this Agreement, the Notes or any other Lease Document or Transaction Document.

                  SECTION 6.03 BOOKS AND RECORDS. The Borrower will keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves) and shall keep full and accurate books relating to the Collateral, including, but not limited to, the originals of all documentation with respect thereto (other than original executed copies of the Portfolio Leases delivered to the Agent or its nominee under the Loan Documents), all credits granted thereon, all merchandise returned and all other dealings therewith, and the Borrower will make the same available to the Agent for inspection, at the Borrower's own cost and expense, as provided in Section 6.10(a). Upon direction of the Agent, the Borrower shall stamp or otherwise mark such books and records in such manner as the Agent may reasonably require in order to reflect the Security Interests. The Borrower will keep, or, with respect to the Portfolio Railcars and the Portfolio Leases, cause the Manager to keep, at all times books of record and account adequate to identify the Portfolio Railcars and Portfolio Leases and to locate the Portfolio Railcars and Portfolio Leases and, to the extent that the Lessee is required to provide such information pursuant to the applicable Portfolio Lease, to disclose its use, maintenance, condition and the income generated to the Borrower through the use thereof, in which full, true and correct entries will be made.

                  SECTION 6.04 ERISA. The Borrower will not maintain or otherwise be or become liable in respect of any Pension Plan or Multiemployer Plan.

                  SECTION 6.05 PAYMENT OF TAXES AND OTHER DEBT. Each Facility Party will pay and discharge (i) all material taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of the Collateral and (iii) all of its other Debt as it shall become due; provided, however, that no Facility Party shall be required to pay any such tax, assessment, charge, levy, claim or Debt which is being contested or negotiated in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established in accordance with GAAP, unless the failure to make any such payment could reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.06 INSURANCE; CERTAIN PROCEEDS. (a) The Borrower will at all times maintain in full force and effect insurance in such amounts, covering such risk and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as are otherwise required by the Collateral Documents), and in any event in compliance with the requirements of Schedule 6.06 hereof. Notwithstanding the generality of the foregoing, (i) with respect to any Portfolio

Railcar subject to a Lease, the Borrower agrees that it (or the Manager acting on its behalf) shall enforce the provisions of the Lease against the applicable Lessee as to all required insurance pursuant to the terms thereof, and (ii) with respect to any Portfolio Railcar not subject to a Lease, in addition to its covenants with respect to the Collateral described herein, the Borrower shall comply with the provisions of the Management Documents regarding insurance for the Railcar. The Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property and casualty policies and additional insured with respect to all such other policies (other than workers' compensation and employee health policies, if any), and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Agent, (i) that the insurance carrier shall pay all proceeds otherwise payable to the Borrower under such policies directly to the Agent or its nominee (which agreement shall be evidenced by a "standard" or "New York" lender's loss payable endorsement in the name of the Agent on Accord Form 27), (ii) to waive all claims for insurance premiums against the Agent and the Secured Parties (as defined in the Security Agreement), (iii) to provide coverage to the Agent for the benefit of the Secured Parties regardless of the breach by the Borrower of any warranty or representation made therein, (iv) that no such policy is subject to co-insurance, (v) that it will give the Agent thirty days' prior written notice before any such policy or policies shall be materially altered, terminated or canceled, and that no act or default of any Facility Party or any other Person (other than non-payment of premiums) shall affect the rights of the Agent or the Lenders under such policy or policies and (vi) that it will accept payment or other performance by the Agent (which payment or performance may be tendered in the discretion of the Agent but shall not be required) following a default by the Borrower or by the Manager acting on its behalf. The Borrower assumes all liability and responsibility in connection with the Portfolio and other property and assets acquired by it and the liability of the Borrower to pay the Obligations shall in no way be affected or diminished by reason of the fact that any such property may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Borrower.

                  (b) Any cash receipts from an Event of Loss, Casualty or Condemnation (whether by way of Casualty Proceeds or Lessee indemnity payments or otherwise) shall be paid directly to the Depositary for deposit to the Collection Account and, subject to Section 2.07(c)(iii), applied pursuant to
Section 2.07(c)(i) or Section 2.07(c)(ii), as applicable (except for Excepted Payments, which shall be payable to the Persons for whose benefit any such payment is made). The Agent shall pay to the Depositary for deposit and application pursuant to the Depository Agreement all Casualty Proceeds from time to time received by the Agent in respect of occurrences not constituting an Event of Loss with respect to the applicable Portfolio Railcar.

                  Upon the request of the Agent from time to time, the Borrower will promptly and duly execute and deliver any and all such further instruments and documents as may be specified in such request which are reasonably necessary to perfect, preserve or protect the security interests created or intended to be created for the Replacement Railcars referred to herein, or to establish that the Borrower has title to such Railcars.

                  (c) The Borrower shall not operate any Portfolio Railcar or suffer any Portfolio Railcar to be operated in violation of any provision of any insurance policy in effect with respect to such Railcar or in any jurisdiction where all of the insurance required hereunder shall not remain in full force and effect or in violation of any law, treaty, statute, rule, directive, regulation or order of any Governmental Authority having jurisdiction over such Portfolio Railcar or in violation of any applicable certificate, license or registration relating to such Portfolio Railcar issued by any such Governmental Authority.

                  (d)     In connection with the covenants set forth in this
Section 6.06, it is understood and agreed that:

                          (i) none of the Agent, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.06, it being understood that
                  (A) the Borrower shall look solely to its insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agent, the Lenders or their agents or employees; provided, however, that if the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees to waive its right of recovery, if any, against the Agent, the Lenders and their agents and employees, to the extent permitted by law;

                          (ii) the Borrower will permit an insurance consultant retained by the Agent, at the expense of the Borrower, to review from time to time the insurance policies maintained by or on behalf of the Borrower annually or upon the occurrence of an Event of Default; and

                          (iii) the Required Lenders shall have the right from time to time to require the Borrower to keep other insurance in such form and amount as the Agent or the Required Lenders may reasonably request; provided that such insurance shall be obtainable on commercially reasonable terms; and provided, further, that the designation of any form, type or amount of insurance coverage by the Agent or the Required Lenders under this Section 6.06 shall in no event be deemed a representation, warranty or advice by the Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower or the protection of its properties.

                  SECTION 6.07 OPERATION, USE AND MAINTENANCE.

                  (a) Operation and Use. The Borrower will and will require each Lessee to use the Portfolio Railcars only for lawful purposes and shall use and operate and require each Lessee to use and operate the Portfolio Railcars in compliance in all material respects with Applicable Law, except for so long as the Borrower or a Lessee is contesting in good faith by appropriate proceedings diligently conducted the validity or application of such Applicable Law in any reasonable manner. The Portfolio Railcars may not be located or used in any country other than the United States, Canada or Mexico.

                  (b) Maintenance. The Borrower will and will require each Lessee to keep, repair and maintain the Portfolio Railcars (i) in good order and operating condition according to industry practice for Railcars of similar age and vintage, ordinary wear and tear excepted, (ii) in compliance in all material respects with Applicable Law, except for so long as the Borrower or a Lessee is contesting in good faith by appropriate proceedings diligently conducted the validity or application of such Applicable Law in any reasonable manner, (iii) suitable for use in interchange in accordance with the Interchange Rules and
(iv) at least as well in all material respects as it would for other similar equipment owned or operated by the Borrower. In addition to (but without limitation of) the foregoing obligation of the Borrower,

                          (i) with respect to any Portfolio Railcar subject to a Lease, the Borrower will use reasonable commercial efforts to cause the Lessee of such Railcar to comply with the maintenance requirements set forth in such Lease, and

                          (ii) with respect to any Portfolio Railcar not subject to a Lease, the Borrower will cause the Railcar to comply with the maintenance requirements set forth in the Management Agreement.

                  (c) Identification Numbers. The Borrower may change or permit to be changed the identifying number of any Portfolio Railcar in accordance with its or the Manager's normal business practices at the time applied in a nondiscriminatory manner. Concurrently with the delivery of each Monthly Report or promptly upon request of the Agent if there exists an Event of Default, the Borrower (or the Manager on its behalf) shall deliver to the Agent a list of the identifying numbers of all Portfolio Railcars that have been changed within the period covered by such Monthly Report and prior thereto to the extent not previously disclosed by the Borrower and evidence of the filing, recording or depositing in such public offices where the Security Agreement (or memoranda or notices thereof) have been filed, recorded or deposited reflecting any changes in identifying numbers which have occurred within such period and prior thereto to the extent not previously disclosed by the Borrower as may be necessary to preserve and perfect the interest of the Agent and the Lenders in the Portfolio Railcars whose identifying numbers have changed.

                  (d) Insignia. Except as provided in Section 6.07(c), the Borrower will not allow the name of any Person to be placed on any Railcar as a designation that might be interpreted as a claim of ownership; provided, however, that the Borrower may permit any of the Portfolio Railcars to be lettered with the names, trademarks, initials or other insignia customarily used by the Borrower or its Affiliates (including the Marks Company), or any Lessee or its Affiliates, on railroad equipment used or leased by such Person of the same or a similar type for convenience of identification of its right to use such Portfolio Railcar under any applicable Lease, and any of the Portfolio Railcars may be lettered in an appropriate manner for convenience of identification of the interest of the Borrower or any Lessee therein.

                  SECTION 6.08 REPLACEMENT OF PARTS; MODIFICATIONS AND IMPROVEMENTS.

                  (a) Replacement of Parts. The Borrower, at its sole cost and expense (whether from the Maintenance Reserve Account, by reimbursement of expenses incurred by the Manager, approved by the Agent and paid pursuant to
Section 2.07(c) or otherwise), will as promptly as practicable replace, or cause any Lessee to replace, all Parts with respect to Portfolio Railcars that may from time to time become worn out, obsolete, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the course of maintenance, service, repair, overhaul or testing, the Borrower or a Lessee, at its sole cost and expense, may remove any Part, whether or not worn out, obsolete, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. All replacement Parts shall be selected and installed in accordance with the Borrower's or the Manager's normal business practices at that time applied in a nondiscriminatory manner, and shall be free and clear of all Liens except Permitted Liens and shall be in good operating condition.

                  (b) Modifications and Improvements. The Borrower, at its expense (whether from the Modification and Improvement Account, by reimbursement of expenses incurred by the Manager, approved by the Agent and paid pursuant to
Section 2.07(c) or otherwise), shall make or cause to be made such modifications and improvements to each Portfolio Railcar: (i) to the extent required of the Borrower by the terms of the applicable Lease or (ii) as may be (A) set forth as requiring present compliance in any mandatory directives adopted by any Governmental Authority or (B) required from time to time to meet the applicable standards of the Governmental Authority having jurisdiction over it or the appropriate Railcar or the standards of any applicable maintenance program, unless the validity of such standard is being contested in good faith by appropriate proceedings.

                  (c) Except as expressly provided in this Section 6.08, the Borrower shall not make or permit to be made any modifications and improvements to any Portfolio Railcar without the prior written consent of the Agent, which consent may be granted or withheld in the Agent's reasonable discretion.

                  SECTION 6.09 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for the purposes set forth in Section 5.14.

                  SECTION 6.10 AUDITS/INSPECTIONS/APPRAISALS.

                  (a) Audits and Inspections. Upon reasonable notice and during normal business hours, each Facility Party will permit representatives appointed by the Agent or the Required Lenders, including independent accountants, agents, employees, attorneys and appraisers, to visit and inspect its property and operations, including its books, records, reports and other papers related to the Collateral or to its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Agent or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers and independent accountants and representatives of each Facility Party. The Borrower will, from time to time upon the reasonable request of the Agent, permit the Agent or professionals (including investment bankers, consultants, attorneys, accountants and appraisers) retained by the Agent to (i) conduct evaluations and appraisals of
(A) the Borrower's practices in the computation of the Borrowing Base and (B) subject to the provisions of Section 6.10(b) below, in the case of Railcars the assets included in the Collateral and (ii) subject to restrictions and procedures on inspection of the Portfolio Railcars in any applicable Lease, conduct a physical inspection of any Portfolio Railcar or otherwise obtain a Physical Inspection Report with respect thereto at any time after the occurrence and during the continuance of an Event of Default, and the Borrower will pay the reasonable fees and expenses of such professionals in accordance with Section
11.04. In addition to the foregoing, the Borrower agrees that (i) not later than the 60th day after the Closing Date, the Borrower will deliver to the Agent a Physical Inspection Report with respect to a representative sampling of not less than five percent and up to ten percent of the Railcars intended to become Portfolio Railcars on the Closing Date and (ii) thereafter, (A) a copy of any Physical Inspection Report obtained by the Borrower (or by the Manager on its behalf) with respect to any Portfolio Railcar or proposed Portfolio Railcar and
(B) in the event the Borrower acquires a group of Railcars from a seller other than the relevant Manufacturer thereof, a Physical Inspection Report with respect to a representative sampling of 10% or such higher percentage of such group of Railcars as may be agreed by the Borrower and the Agent.

                  (b) Appraisals. (i) At the request of the Agent, not more frequently than twice in any calendar year, and (ii) at any time after the occurrence and during the continuation of any Event of Default, the Borrower shall at its expense provide an Independent Appraisal with respect to one or more Railcars designated by the Agent (which may include all of the Portfolio Railcars). The Agent also may at any time and from time to time obtain an Independent Appraisal of any Railcar (in addition to the Independent Appraisal required pursuant to this Section 6.10(b)) at its own expense. Each Independent Appraisal delivered pursuant to this Section 6.10(b) shall be in form and substance reasonably satisfactory to the Agent; provided that with respect to any Railcar, when appropriate and acceptable to the Agent, any such Independent Appraisal may be in the form of a letter from an Independent Appraiser confirming the Independent Appraisal previously delivered by such Independent Appraiser with respect to such Railcar. Without limitation of the foregoing, subsequent Independent Appraisals of such Railcar shall be based on the most recent Physical Inspection Report of such Railcar.

                  SECTION 6.11 STAMP TAX. If any jurisdiction in which any Portfolio Railcar is registered, operated or located, from time to time, requires the payment of a stamp tax, fee or its equivalent in order to perfect the Agent's security interest in such Railcar or otherwise to allow the Agent to realize upon the Collateral, the Borrower shall pay the amount of such stamp tax, fee or its equivalent in accordance with Section 2.07(c).


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
                  SECTION 6.12 FOLLOW-ON LEASES. Prior to entering into a Portfolio Lease which was not in place as of the applicable Funding Date (and described in the applicable Notice of Borrowing) (a "Follow-On Lease"), the Borrower (or the Manager on its behalf) shall forward the proposed Follow-On Lease to the Agent together with all related Lease Documents, financial and credit information regarding the proposed Lessee, and such other information reasonably requested by the Agent. The Borrower will not enter into such Follow-On Lease until (i) such form of Follow-On Lease is approved by the Agent,
(ii) the proposed Lessee under the proposed Follow-On Lease is approved by the Agent and (iii) the conditions precedent described in Section 4.02 hereof have been satisfied with respect to such Follow-On Lease, as determined in the Agent's sole and exclusive discretion.

                  SECTION 6.13 ACCOUNTS.

                  (a) On or prior to July 16, 2002, the Borrower shall cause to be established one or more accounts with the Depositary pursuant to the Depositary Agreement in the name of the Borrower. The Borrower shall cause the Depositary to create a Collection Account, a Liquidity Reserve Account, a Maintenance Reserve Account and a Modification and Improvements Account, in each case in accordance with the terms of the Depositary Agreement. The Borrower shall notify (and the Borrower hereby authorizes the Agent so to notify), in each case following the occurrence and during the continuation of a Manager Default or an Event of Default, each Lessee and other account debtors of the Borrower in writing that each Lease and other accounts receivable of the Borrowers has been assigned to the Agent under the Loan Documents for the benefit of the Secured Parties (as defined in the Security Agreement). Upon establishment of the Collection Account under the Depositary Agreement, the Borrower also shall notify and instruct each Lessee that all payments due or to become due under each Portfolio Lease (except for Excepted Payments (which shall be payable to the Persons for whose benefit any such payment is made)) or otherwise in respect of amounts and other receivables of the Borrower are to be made directly to the Collection Account. Prior to the establishment of the Collection Account in accordance with the Depositary Agreement, all Cash Flow and other amounts received by the Borrower or by the Manager on its behalf shall be received and held in trust for the benefit of the Agent and the Secured Parties, such amounts to be remitted to the Depositary for deposit to the Collection Account promptly following establishment of the Collection Account.

                  (b) Any amounts from time to time held in the Collection Account, the Maintenance Reserve Account, the Modification and Improvements Account and the Liquidity Reserve Account may be invested in Cash Equivalents (subject to the provisions of the Depository Agreement), at the Borrower's risk as directed in writing by the Borrower, until the application thereof in accordance with Section 2.07(c) hereof. Upon the occurrence and during the continuance of an Event of Default, the Agent may direct by notice the Depositary to pay to the Agent the amount specified in such notice from the Account(s) specified in such notice, and the Agent shall apply such amounts received from the Depositary to the repayment of the Obligations in accordance with the applicable provisions of Section 2.07(c).

                  (c) Subject to the provisions of the Depository Agreement, the Agent may from time to time in its sole discretion (and, to the extent such application would have the effect of curing a Default under Section 9.01(a) hereof or if the Loans have become or been declared immediately due and payable pursuant to Section 9.02, shall) instruct the Depositary to pay the Agent any amounts from time to time on deposit in the Liquidity Reserve Account; provided that, so long as no Event of Default shall have occurred and then be continuing,
(i) the Agent shall have consulted with the Borrower prior to giving such instruction and (ii) if and to the extent determined by the Agent and the Borrower that a reserve is required to be held in the Accounts in respect of anticipated claims by a Lessee for payment of deposit, maintenance reserves or insurance or indemnity payments, such reserve shall be retained in the Accounts.

                  (d) The Agent shall apply any amounts received by it under this Section 6.17 in accordance with Section 2.07(c).

                  SECTION 6.14 MANAGER. The Borrower acknowledges and agrees that, subject to the provisions of the next sentence, while any Obligation remains outstanding, TILC shall remain the Manager. The Borrower, the Manager and the Agent further agree that the Agent (acting at the direction of the Required Lenders), without the consent of any Facility Party, shall have the right to remove the Manager and terminate any Management Document(s) upon the occurrence and continuance of an Event of Default, a Manager Default or a Manager Event of Default and as otherwise provided in the Management Documents.

                  SECTION 6.15 ACTION AFTER AN EVENT OF DEFAULT. Following the occurrence and during the continuance of an Event of Default, each Facility Party shall, in connection with taking any action or exercising any rights or remedies under any Lease Document or Management Document, comply with all applicable written instruction from the Agent (it being understood that such Facility Party will not be considered in breach of this Section 6.15 or any other provision of any Transaction Document by virtue of complying or failing to comply with such written instructions).

                  SECTION 6.16 DEPOSITARY AGREEMENT, ETC. On or prior to July 16, 2002, the Borrower shall deliver to the Agent (i) the Depositary Agreement, duly executed and delivered by the Borrower, the Agent and the Depositary, (ii) a favorable written opinion of counsel to the Depositary covering such matters incident to the transactions contemplated hereby as the Agent or the Required Lenders may reasonably request and (iii) a deposit account control agreement substantially in the form of Exhibit D to the Security Agreement, covering the Discretionary Account and duly executed and delivered by the Borrower and the bank or other financial institution which maintains the Discretionary Account.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

                  Each Facility Party agrees that so long as any Lender has any Commitment hereunder or any Obligations or other amount payable hereunder or under any Note or other Loan Document remains unpaid:

                  SECTION 7.01 LIMITATION ON DEBT. The Borrower will not incur, create, assume or permit to exist any Debt, including, without limitation, Derivatives Obligations except:

                          (i) Debt of the Borrower under this Agreement and the other Loan Documents; and

                          (ii) Derivatives Obligations of the Borrower under Derivatives Agreements to the extent entered into after the Closing Date with the express written consent of the Agent to manage interest rate risks and not for speculative purposes.

                  SECTION 7.02 RESTRICTION ON LIENS. The Borrower will not create, incur, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired by it or on any income or rights in respect of any thereof, except Permitted Liens.

                  SECTION 7.03 NATURE OF BUSINESS. The Borrower will not alter the character or conduct of the business conducted by it as of the Closing Date and activities directly related thereto.

                  SECTION 7.04 CONSOLIDATION, MERGER AND DISSOLUTION. The Borrower will not enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself or its affairs (or suffer any liquidations or dissolutions).

                  SECTION 7.05 ASSET DISPOSITIONS. The Borrower will not make or permit or consent to any Asset Disposition; provided that (i) the Borrower may make or permit or consent to any Asset Disposition by way of Event of Loss, Casualty or Condemnation, so long as the Net Cash Proceeds of such Asset Disposition shall have or upon receipt shall be delivered to the Depositary in accordance with Section 6.06, (ii) the Borrower may make or permit or consent to any Asset Disposition to a Lessee pursuant to a purchase option in the applicable Lease if (A) the consideration therefore is cash or Cash Equivalents;
(B) no Collateral Deficiency shall result or shall be increased as a result of such Asset Disposition and (C) the Net Cash Proceeds of such Asset Disposition shall have or simultaneously therewith be delivered to the Depositary for deposit to the Collection Account and (iii) with the prior written consent of the Agent, to be granted or withheld in the Agent's sole discretion, the Borrower may make or permit or consent to any other Asset Disposition (including in connection with a Securitization) if (A) the consideration therefor is cash or Cash Equivalents; (B) no Collateral Deficiency shall exist immediately before or immediately after giving effect to such transaction, (C) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (D) the Net Cash Proceeds of such Asset Disposition shall have or simultaneously therewith be delivered to the Depositary for deposit to the Collection Account. Upon consummation of an Asset Disposition permitted under this Section 7.05, the Agent shall (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Agent's security interests, if any, in the assets being disposed of, including amendments or terminations of Uniform Commercial Code Financing Statements, if any.

                  SECTION 7.06 INVESTMENTS. The Borrower will not hold, make or acquire, any Investment in any Person, except that:

                          (i) the Borrower may invest in cash and Cash Equivalents pursuant to this Agreement and the Depositary Agreement;

                          (ii) the Borrower may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                          (iii) the Borrower may acquire and own Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                          (iv) the Borrower may purchase Eligible Railcars, Eligible Leases and other related inventory, machinery and equipment in the ordinary course of business.

                  SECTION 7.07 RESTRICTED PAYMENTS, ETC. The Borrower will not declare or pay any Restricted Payments (other than Restricted Payments payable solely in Equity Interests (exclusive of Disqualified Stock) of the Borrower, except that, so long as no Manager Default, Default or Event of Default has occurred and is continuing, the Borrower may make Restricted Payments from time to time to the extent cash is made available to the Borrower pursuant to Section 2.07(c).

                  SECTION 7.08 TRANSACTIONS WITH AFFILIATES. The Borrower will not engage in any transaction or series of transactions with (i) any officer, director, holder of any Equity Interest in or other Affiliate of the Borrower or
(ii) any Affiliate of any such officer, director, holder or Affiliate, other than (A) the payment of the Manager's Fees as provided in Section 2.07(c), (B) reimbursement of Reimbursement Amounts and Manager Advances pursuant to the Management Agreement and Section 2.07(c), (C) transfers of assets permitted by
Section 7.05, (D) as otherwise expressly provided for or contemplated in any Loan Document and (E) so long as no Default or Event of Default has occurred and is continuing, other transactions (including the purchase of Railcars) which are engaged in by the Borrower in the ordinary course of its business on terms and conditions as favorable to it as would be obtainable by it in a comparable arms'-length transaction with an independent, unrelated third party.

                  SECTION 7.09 FISCAL YEAR; ORGANIZATION AND OTHER DOCUMENTS. The Borrower will not (i) change its fiscal year, (ii) enter into any amendment, modification or waiver to its Organization Documents, (iii) except with the consent of the Agent, amend, modify, extend, renew, cancel or terminate the Asset Contribution and Purchase Agreement, any Bill of Sale, any other Sale Document, any Management Document, any Lease Document or any other Assigned Agreement (as defined in the Security Agreement), waive any default under or breach of any such agreement, compromise or settle any material dispute, claim, suit or legal proceeding relating to any such agreement, sell or assign any such agreement or interest therein, consent to or permit or accept any prepayment of amounts to become due under or in connection with any such agreement, except as expressly provided therein, or take any other action in connection with any such agreement which would impair the value of the interests or rights of the Borrower thereunder or which would impair the interests or rights of the Agent under this Agreement, except that, unless the Agent shall have notified the Borrower upon the occurrence of an Event of Default that this exception is no longer available or if the same would otherwise be adverse in any material respect to the interests of the Agent and the Lenders, the Borrower may (or may permit the Manager to) modify, make adjustments with respect to, extend or renew any Assigned Agreements in the ordinary course of business, and except that Sections 7.13 and 7.14 shall govern the right of the Borrower to waive or permit the waiver of a Lease Default or Lease Event of Default or (iv) enter into any amendment, modification or waiver which is in any manner adverse to the interests of the Agent and the Lenders to any Management Document or the Asset Contribution and Purchase Agreement, in each case as in effect on the Closing Date. The Borrower will promptly provide the Lenders with copies of all amendments to the foregoing documents and instruments as in effect as of the Closing Date.

                  SECTION 7.10 ADDITIONAL NEGATIVE PLEDGES. The Borrower will not enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation if security is given for some other obligation, except pursuant to this Agreement and the other Loan Documents.

                  SECTION 7.11 IMPAIRMENT OF SECURITY INTERESTS. No Facility Party will take or omit to take any action which action or omission might or would materially impair the security interests in favor of the Agent with respect to the Collateral.

                  SECTION 7.12 DEBT SERVICE COVERAGE RATIO. The Debt Service Coverage Ratio as of any Settlement Date will not be less than 1.10 to 1.00.

                  SECTION 7.13 NO AMENDMENTS TO THE LEASE DOCUMENTS. Without prior written consent of the Agent or as expressly provided by the terms of this Agreement, no Facility Party will amend, modify, consent to or permit any change in the terms or otherwise alter or grant any consent or approval under any Lease Document in a manner which would materially and adversely affect the Agent or Lenders.

                  SECTION 7.14 LEASE DEFAULT. Without the prior written consent of the Agent, which consent may be granted or withheld at the Agent's sole discretion, no Facility Party will waive (or permit the waiver of) a Lease Default or Lease Event of Default under a Lease; provided, however, that unless a Default arising from the failure to make a payment when due hereunder or an Event of Default has occurred and is continuing, the Borrower may elect, in its reasonable discretion and upon written notice to the Agent, to give such waiver (or permit such waiver), so long as such waiver is limited to the particular facts giving rise to such Lease Default or Lease Event of Default and does not prejudice the Borrower's (or Agent's, by assignment) rights under the relevant Lease to exercise remedies with respect to any other or future Lease Defaults or Lease Events of Default; provided, further, that any such waiver without the prior written consent of the Agent shall not cause a Lease which otherwise would cease or fail to be an Eligible Lease to be an Eligible Lease.

                  SECTION 7.15 CONSOLIDATION WITH ANY OTHER PERSON. The Borrower will not operate in a manner that would result in substantive consolidation of the "estate" (as defined in Section 541(c) of the Bankruptcy Code) of the Borrower with the "estate" of any other Person, and in such connection the Borrower shall observe all corporate formalities, and maintain records separately and independently from those of any other Person.

                  SECTION 7.16 LIMITATIONS ON EMPLOYEES, SUBSIDIARIES. The Borrower will not employ or maintain any employees other than as required by Applicable Law; provided that officers and directors shall not be deemed to be employees for purposes of this Section 7.16.

                  SECTION 7.17 INDEPENDENCE OF COVENANTS. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                                  ARTICLE VIII
                                 OTHER COVENANTS

                  SECTION 8.01 QUIET ENJOYMENT. The Agent and each Lender hereby covenant and agree that so long as no Lease Event of Default has occurred and is continuing, it shall not take or cause to be taken any action contrary to any Lessee's or any permitted sublessee's right to quiet enjoyment of, and the continuing possession, use and operation of, the relevant Portfolio Railcar during the term of such Lease and in accordance with the terms of such Lease. To the extent reasonably requested by a Lessee in connection with a Funding Date, the Agent and each Lender shall confirm this Section 8.01.

                                   ARTICLE IX
                                    DEFAULTS

                  SECTION 9.01 EVENTS OF DEFAULT. An Event of Default shall exist upon the occurrence of any of the following specified events or conditions (each an "Event of Default"):

                  (a) Payment. Any default shall occur in the payment when due (whether by scheduled maturity, acceleration or otherwise) of any principal of or any interest on the Loans, or any default shall occur, which default shall continue for 15 days after notice thereof has been given to the Borrower by the Agent, in the payment when due of any fees or other amounts owing hereunder, under any of the other Loan Documents or in connection herewith or therewith.

                  (b) Out of Formula. A Collateral Deficiency shall exist on any two consecutive Settlement Dates (after giving effect to all Loans made pursuant to Section 2.01 and all amounts applied to repay the Loans pursuant to
Section 2.07(c) on each such Settlement Date), unless such Collateral Deficiency exists solely as a result of a designation by the Agent of any Designated Ineligible Type of Railcar or Lease or as a result of an exclusion of one or more Eligible Railcars pursuant to clause (ix) of the definition of "Excluded Asset Amount", in which case such Collateral Deficiency shall exist on any three consecutive Settlement Dates (after giving effect to all Loans made pursuant to Section 2.01 and all amounts applied to repay the Loans pursuant to Section 2.07(c) on each such Settlement Date).

                  (c) Representations. Any representation, warranty or statement made or deemed to be made by Trinity or any Facility Party herein, in any of the other Loan Documents or in any Management Document, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; provided, that with respect to any of the foregoing as to which rescission of transfer is a remedy available under Section
4.11 of the Asset Purchase and Contribution Agreement, no Event of Default shall exist as a result of such event unless and until there has been a failure by TILC (or the Performance Guarantor) to make the rescission payment described in said Section 4.11.

                  (d)     Covenants. Trinity or any Facility Party shall:

                          (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 6.01(a), 6.01(b), 6.02 (with respect only to such Facility Party's existence), 6.06, 6.09, 6.12, 6.13, 6.14, 6.15, 6.16 or Article VII of this Agreement or in the Performance
                  Guaranty;

                          (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(d) or 6.01(f) and such default shall continue unremedied for a period of 2 Business Days; or

                          (iii) default in the due performance or observance by it of any term, covenant or agreement contained in Article VI or Article VII (other than those referred to in subsections
                  (a), (b), (c), (d)(i), (d)(ii) or (d)(iii) of this Section 9.01) and such default shall continue unremedied for a period of 15 days after the earlier of an executive officer of Trinity or a Facility Party becoming aware of such default or notice thereof given by the Agent; or

                          (iv) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b), (c) or (d)(i), (d)(ii), or (d)(iii) of this Section 9.01) contained in this Agreement and such default shall continue unremedied for a period of 30 days after the earlier of an executive officer of a Facility Party becoming aware of such default or notice thereof given by the Agent.

                  (e) Loan Documents. Except pursuant to the terms thereof, any Loan Document shall (i) fail to be in full force and effect or Trinity or any Facility Party shall so assert or (ii) fail to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

                  (f)     Cross-Default.

                          (i) Either Trinity or the Manager (A) fails to make payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), regardless of amount, in respect of any Debt or Guaranty Obligation (in either case, other than in respect of Derivatives Agreements) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition shall exist, under any agreement or instrument relating to any such Debt or Guaranty Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Debt or Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Debt to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable, or cash collateral in respect thereof to be demanded or (C) shall be required by the terms of such Debt or Guaranty Obligation to offer to prepay or repurchase such Debt or the primary Debt underlying such Guaranty Obligation (or any portion thereof) prior to the stated maturity thereof.

                          (ii) There occurs under any Derivatives Agreement an Early Termination Date (as defined in such Derivatives Agreement) resulting from (A) any event of default under such Derivatives Agreement as to which the Borrower is the Defaulting Party (as defined in such Derivatives Agreement) or
                  (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined), and, in either event, the Derivatives Termination Value owed by the Borrower as a result thereof is greater than $10,000,000.

                  (g) Insolvency Events. (i) Trinity or any Facility Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing or (ii) an involuntary case or other proceeding shall be commenced against Trinity or any Facility Party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or any order for relief shall be entered against Trinity or any Facility Party under the federal bankruptcy laws as now or hereafter in effect.

                  (h) Judgments. One or more judgments, orders, decrees or arbitration awards is entered against Trinity or any Facility Party involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), as to any single or related series of transactions, incidents or conditions, of $100,000 (in the case of the Borrower) or $10,000,000 (in the case of Trinity or any other Facility Party) or more, and the same shall remain undischarged, unvacated and unstayed pending appeal for a period of 30 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Trinity, the Manager or the Borrower to enforce any such judgment or Borrower shall enter into any agreement to settle or compromise any pending or threatened litigation, as to any single or related series of claims, involving payment of $100,000 or more by the Borrower, or any non-monetary judgment, order or decree is entered against Trinity or any Facility Party which has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

                  (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under
Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $0, in the case of the Borrower, or $10,000,000, in the case of any other ERISA Affiliate.

                  (j) Impairment of Collateral. Any security interest purported to be created by any Collateral Document shall cease to be, or shall be asserted by Trinity or any Facility Party not to be, a valid, perfected, first-priority (except as otherwise expressly provided in such Collateral Document) security interest in the securities, assets or properties covered thereby.

                  (k)     Ownership. There shall occur a Borrower Change of
Control.

                  SECTION 9.02 ACCELERATION; REMEDIES. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or all of the Lenders as may be required pursuant to Section 11.03), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against Trinity or the Facility Parties except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other indebtedness or obligations of any and every kind owing by the Borrower to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (c) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Loan Documents, including, without limitation, all rights and remedies existing under the Collateral Documents and all rights of set-off.

                  (d) Deliver the Notices of Lease Assignment to the applicable Lessees with respect to any or all of the Portfolio Leases.

                  Notwithstanding the foregoing, if an Event of Default specified in Section 9.01(g) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof and all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder and under the other Loan Documents shall immediately become due and payable without the giving of any notice or other action by the Agent or the Lenders, which notice or other action is expressly waived by the Borrower.

                  Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

                  In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Loan Document shall have been breached by any Facility Party, then the Agent may proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other Loan Document. Without limitation of the foregoing, the Borrower agrees that failure to comply with any of the covenants contained herein may cause irreparable harm and that specific performance shall be available as a remedy in the event of any breach thereof. The Agent acting pursuant to this paragraph shall be indemnified by the Borrower against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with
Section 11.05.

                  In the event a required rescission payment is received in the Collection Account, then the Agent agrees to release to the Borrower, free and clear of the lien of the Security Agreement, the relevant Lease(s) and Railcar(s) the subject of such rescission payment, to enable the Borrower to comply with its obligation to return such assets to TILC as described in Section
4.11 of the Asset Purchase and Contribution Agreement.

                                   ARTICLE X
                                AGENCY PROVISIONS

                  SECTION 10.01 APPOINTMENT; AUTHORIZATION.

                  (a) Appointment. Each Lender hereby designates and appoints Credit Suisse First Boston, New York Branch, as Agent of such Lender to act as specified herein and in the other Loan Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Loan Documents, or shall otherwise exist against the Agent. In performing its functions and duties under this Agreement and the other Loan Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Facility Party. Without limiting the generality of the foregoing two sentences, the use of the term "agent" herein and in the other Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Article X (other than Section 10.09) are solely for the benefit of the Agent and the Lenders and none of the Facility Parties shall have any rights as a third party beneficiary of the provisions hereof (other than Section 10.09).

                  (b) Release of Collateral. The Lenders irrevocably authorize the Agent, at the Agent's option and in its discretion, to release any security interest in or Lien on any Collateral granted to or held by the Agent
(i) upon termination of this Agreement and the other Loan Documents, termination of the Commitments and payment in full of all Obligations, including all fees and indemnified costs and expenses that are payable pursuant to the terms of the Loan Documents, (ii) if such Collateral constitutes property sold or to be sold or disposed of as part of or in connection with any disposition permitted pursuant to the terms of this Agreement or (iii) if approved by the Required Lenders or Lenders, as applicable, pursuant to the terms of Section 11.03. Upon the request of the Agent, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.01(b).

                  SECTION 10.02 DELEGATION OF DUTIES. The Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it in the absence of gross negligence or willful misconduct.

                  SECTION 10.03 EXCULPATORY PROVISIONS. Neither the Agent nor any of its directors, officers, employees or agents shall be (i) liable for any action lawfully taken or omitted to be taken by any of them under or in connection herewith or in connection with any of the other Loan Documents or the transactions contemplated hereby or thereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein) or (ii) responsible in any manner to any of the Lenders or participants for any recitals, statements, representations or warranties made by any of the Facility Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Facility Party to perform its obligations hereunder or thereunder or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Facility Parties.

                  SECTION 10.04 RELIANCE ON COMMUNICATIONS. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, teletype or e-mail message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Facility Parties, independent accountants and other experts selected by the Agent in the absence of gross negligence or willful misconduct). The Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.06(b). The Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.03, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns). Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Agent shall, and in all other instances the Agent may, but shall not be required to, initiate any solicitation for the consent or vote of the Lenders.

                  SECTION 10.05 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, Manager Event of Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the accounts of the Lenders, unless the Agent has received notice from a Lender, the Manager or the Borrower referring to this Agreement or the Management Agreement, as applicable, describing such

Default, the Manager or Event of Default and stating that such notice is a "notice of default". If the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default, Manager Event of Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Agent has received any such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default, Manager Event of Default or Event of Default or it shall deem advisable or in the best interest of the Lenders.

                  SECTION 10.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY AGENT. Each Lender expressly acknowledges that the Agent has not made any representations or warranties to it and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Facility Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Agent to any Lender as to any matter, including whether the Agent has disclosed material information in its possession. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Facility Parties, and all requirements of Applicable Law, and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and the other Facility Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of any Facility Party or their respective Affiliates which may come into the possession of the Agent.

                  SECTION 10.07 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders agree, severally but not jointly, to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans of the Lenders), from and against any and all Indemnified Liabilities which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment to the Agent of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The agreements in this Section shall survive the payment of the Obligations and all other obligations and amounts payable hereunder and under the other Loan Documents.

                  SECTION 10.08 AGENT IN ITS INDIVIDUAL CAPACITY. The Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting and other business with the Borrower or any other Facility Party as though the Agent were not the Agent hereunder or under another Loan Document. The Lenders acknowledge that, pursuant to any such activities, the Agent or its Affiliates may receive information regarding any Facility Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Facility Party or such Affiliate) and acknowledge that the Agent shall not be under any obligation to provide such information to them. With respect to the Loans made by and all obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it was not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

                  SECTION 10.09 SUCCESSOR AGENTS. The Agent may, at any time, resign upon 30 days' written notice to the Lenders. If the Agent resigns under a Loan Document, the Required Lenders shall appoint from among the Lenders a successor Agent, which successor Agent, if other than a Committed Lender, shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment prior to the effective date of the resignation of the resigning Agent, then the resigning Agent shall have the right, after consulting with the Lenders and the Borrower, to appoint a successor Agent; provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States and has a combined capital and surplus of at least $500,000,000. If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the resigning Agent may appoint, after consulting with the Lenders and the Borrower, a successor Agent from among the Lenders. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Agreement and the other Loan Documents and the provisions of this Section 10.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement. If no successor Agent has accepted appointment as Agent within 60 days after the retiring Agent's giving notice of resignation, the retiring Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided for above.

                  SECTION 10.10 REQUEST FOR DOCUMENTS. The Agent shall from time to time upon reasonable request therefor furnish each Lender with copies of Funding Packages, Railcar Documentation, Lease Documents and/or Loan Documents (to the extent such Funding Packages, Railcar Documentation, Lease Documents and/or Loan Documents are provided by the Borrower or other third parties, in the form and to the extent provided to the Agent by the Borrower or such third parties).

                                   ARTICLE XI
                                  MISCELLANEOUS

                  SECTION 11.01 NOTICES AND OTHER COMMUNICATIONS.

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices as set forth on Schedule 11.01 or at such other address as shall be designated by such party in a notice to the Borrower and the Agent. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Agent pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 11.01, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to requirements of Applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Facility Parties, the Agent and the Lenders. The Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

                  (d) Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower or any other Facility Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agent and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.

                  SECTION 11.02 NO WAIVER; CUMULATIVE REMEDIES. No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Agent or any Lender and any of the Facility Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Facility Party in any case shall entitle the Facility Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

                  SECTION 11.03 AMENDMENTS, WAIVERS AND CONSENTS. Neither this Agreement nor any other Loan Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Facility Parties, the Agent, and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Borrower, any other Facility Parties party thereto and the Agent; provided that the foregoing shall not restrict the ability of the Required Lenders to waive any Event of Default prior to the time the Agent shall have declared, or the Required Lenders shall have requested the Agent to declare, the Loans immediately due and payable pursuant to Article IX; provided, however, that:

                          (i) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby:

                                  (A)     extend the Final Maturity Date or
                          extend or waive any Interim Maturity Date or any payment of the Loans due thereon; provided that this clause (A) shall not restrict the ability of the Required Lenders to waive any Event of Default (other than an Event of Default the waiver of which would effectively result in any such extension or waiver), prior to the time the Agent shall have declared, or the Required Lenders shall have requested the Agent to declare, the Loans immediately due and payable pursuant to Article IX;

                                  (B) reduce the rate, or extend the time of payment, of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                                  (C)     reduce or waive the principal amount
                          of any Loan;

                                  (D)     increase the Commitment of a Lender
                          over the amount thereof in effect (it being understood and agreed that a waiver of any Default, Manager Default, Manager Event of Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                                  (E)     release all or substantially all of
                          the Collateral securing the Credit Obligations hereunder (provided that the Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by the Borrower in compliance with Section 7.05, or released in compliance with Section 10.01(b));

                                  (F)     release any Facility Party from its
                          respective obligations under the Loan Documents and/or the Management Documents;

                                  (G)     amend, modify or waive any provision
                          of this Section 11.03 or reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

                                  (H)     amend or modify or, if applicable,
                          waive the effects of the definition of "Advance Rate", "Excluded Assets Amount" and/or "Borrowing Base"; or

                                  (I) consent to the assignment or transfer by the Borrower or the Manager of any of its rights and obligations under (or in respect of) the Loan Documents and the Management Agreement, except as permitted thereby.

                          (ii) no provision of Article X may be amended without
                  the consent of the Agent.

                  Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (ii) the Required Lenders may consent to allow the Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

                  The various requirements of this Section 11.03 are cumulative. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 11.03 regardless of whether its Note shall have been marked to make reference therein, and any consent by any Lender or holder of a Note pursuant to this Section 11.03 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

                  SECTION 11.04 EXPENSES. The Borrower shall pay promptly on demand, but in any event by the next Settlement Date following demand, all out-of-pocket expenses (including, without limitation, all reasonable attorneys' fees and expenses of the Lenders) incurred by the Agent (and its Affiliates) and the Committed Lenders: (i) in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents including, without limitation, (A) due diligence, collateral review, syndication, transportation, computer, duplication, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto, with respect to advising the Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights and interests, under the Loan Documents and Lease Documents, (ii) in connection with wire transfers to be made by the Agent in connection with the distribution of proceeds under this Agreement and (iii) in connection with any amendment, refinancing, modification, supplement (or, if related to a request by any Facility Party or any Lessee, interpretation), or waiver under any of the Notes or other Loan Documents and Lease Documents whether or not such amendment, refinancing, modification, supplement, interpretation or waiver is obtained or becomes effective, and in connection with the consideration of any potential, actual or proposed restructuring or workout of the transactions contemplated hereby or by the other Loan Documents.

                  The Borrower shall pay promptly on demand, but in any event by the next Settlement Date following demand, (i) all reasonable filing fees and attorneys' fees and expenses incurred by the Agent and the Lenders and all reasonable fees and expenses of special STB or other collateral or regulatory counsel (and other local counsel reasonably engaged by the Agent), as the case may be, in connection with the preparation and review of the Collateral Documents and the other Loan Documents and Lease Documents from time to time entered into or reviewed pursuant to this Agreement and all documents related thereto, the search of railcar conveyance and Lien records, the recordation of documents with the STB or other applicable Governmental Authority, inspection and appraisal fees and the making of the Loans hereunder, whether or not any Funding Date or other transaction contemplated hereby closes and (ii) all taxes which the Agent or any Secured Party (as defined in the Security

Agreement) may be required to pay by reason of the security interests granted in the Collateral (including any applicable transfer taxes) or to free any of the Collateral from the lien thereof.

                  In addition, the Borrower shall pay promptly on demand, but in any event by the next Settlement Date following demand, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and expenses and fees and expenses of any expert witnesses) incurred by the Agent and the Lenders in connection with the enforcement and protection of the rights of the Agent and the Lenders under any of the Loan Documents and any amendments thereto and waivers thereof and any Manager Event of Default, Default or Event of Default, including without limitation, the performance by the Agent or the Lenders of any act any Facility Party has covenanted to do under the Loan Documents and/or the Management Documents to the extent such Facility Party fails to comply with any such covenant.

                  The Borrower shall pay all fees and expenses in connection with the Depositary Agreement including, without limitation, all fees (including any annual fee payable to the Depositary pursuant to the Depositary Agreement), expenses and any indemnity payments to the Depositary and all fees and expenses in creating, maintaining and administrating the Accounts.

                  Notwithstanding the foregoing, in the event that the Borrower does not pay any amounts described in this Section 11.04 when due, TILC shall be liable for and shall pay such amounts on demand of the party entitled thereto.

                  SECTION 11.05 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Facility Parties, jointly and severally, agree to indemnify, save and hold harmless the Agent, each Lender, each other Protected Party and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against (and without duplication of amounts payable or the provisions which relate to such payment under the other provisions of the Loan Documents): (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against Trinity or any Facility Party, any Affiliate of Trinity or any Facility Party or any of their respective officers or directors; (ii) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, any predecessor Loan Documents, the Commitments, the use of or contemplated use of the proceeds of any Loan, or the relationship of Trinity, any Facility Party, the Agent and the Lenders under this Agreement or any other Loan Document; (iii) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clause (i) or (ii) above; (iv) any Loan Document, Lease Document, other Transaction Document or any document contemplated hereby or thereby and payments made pursuant hereto or thereto or any transaction contemplated hereby or thereby or the exercise of rights and remedies hereunder or thereunder, any breach by Trinity or any Facility Party of any Transaction Document or Lease Document or a Lessee of any Lease Document, (v) any Railcar, any Part or the Borrower's acquisition or ownership of, or the selection, design, financing, lease, control, operation, condition, location, storage, modification, repair, sale, use, maintenance, possession, registration, delivery, nondelivery, transportation, transfer or disposition of, any Railcar or Part; (vi) any liability arising under or in respect of any Environmental Law, in each case relating to any Railcar or the use, operation or ownership thereof, whether by Trinity or any Facility Party, any Lessee or any other Person; (vii) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by, imposed on or asserted against such Indemnitee in connection with any investigation or administrative or judicial proceeding (whether or not such Indemnitee) shall be designated a party thereto) brought or threatened relating to or arising out of any Collateral Document or in any other way connected with the enforcement of any of the terms of, or the presentation of any rights under, or in any way relating to or arising out of the manufacture, ownership, ordering, purchasing, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, intent or other defects, whether or not discoverable) the violation of any laws of any country, state or other governmental body or unit, or any tort (including, without limitation, any claims, arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnities), or property damage or contract claim; and (viii) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including fees and disbursements of counsel) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action, or Proceeding (all the foregoing, collectively; the "Indemnified Liabilities").
THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY
CLAIM OR THEORY OF STRICT LIABILITY OR CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY INDEMNITEE; provided that no Indemnitee shall be entitled to indemnification for any claim caused by its own gross negligence or willful misconduct and provided further, that no Indemnitee shall be entitled to indemnification for any claim arising solely out of (i) the bankruptcy, insolvency or other financial inability of one or more Lessees to make payments under a related Lease or (ii) the decline in market value of a Portfolio Railcar, to the extent not attributable to the failure of a Facility Party to perform an obligation with respect to such Portfolio Railcar under a Transaction Document. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 11.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Trinity, any Facility Party, their respective directors, shareholders or creditors or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each Facility Party agrees not to assert any claim against the Agent, any Lender, any other Creditor, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans. Without prejudice to the survival of any other agreement of the Facility Parties hereunder and under the other Loan Documents, the agreements and obligations of the Facility Parties contained in this Section 11.05 shall survive the repayment of the Loans and other obligations under the Loan Documents and the termination of the Commitments hereunder.

                  The Facility Parties shall, no later than 20 days following demand, reimburse any Indemnitee for any Indemnified Liability referred to above or, upon request from any Indemnitee, shall pay such amounts directly. Any payment made to or on behalf of any Indemnitee pursuant to this Section 11.05 shall be adjusted to such amount as will, after taking into account all Taxes imposed with respect to the accrual or receipt of such payment (as the same may be increased pursuant to this sentence), equal the amount of the payment. To the extent that any Facility Party in fact indemnifies any Indemnitee pursuant to the provisions of this Section 11.05 (other than in respect of Taxes), such Facility Party shall be subrogated to such Indemnitee's rights in the affected transaction and shall have a right to determine the settlement of claims therein.

                  If a claim of the type described above is made against an Indemnitee and such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such claim to the Borrower; provided that the failure to provide such notice shall not release any Facility Party from any of its obligations hereunder except if and to the extent that such failure results in an increase in any Facility Party's indemnification obligations hereunder. The Facility Parties shall be entitled, in each case at their sole cost and expense, acting through counsel reasonably acceptable to the relevant Indemnitee: (i) in any judicial or administrative proceeding that involves solely a claim of the type described above, to assume responsibility for and control thereof, (ii) in any judicial or administrative proceeding involving a claim of the type described above and other claims related or unrelated to the transactions contemplated by this Agreement or any other Loan Document (other than with respect to Taxes), to assume responsibility for and control of such claim, to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its best efforts to obtain such severance), and (iii) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee. Notwithstanding anything in the foregoing to the contrary, no Facility Party shall be entitled to assume responsibility for and control of any such judicial or administrative proceedings: (A) while an Event of Default shall have occurred and be continuing; (B) if such proceedings will involve any risk of criminal liability or a material risk of the sale, forfeiture or loss of any part of the Collateral; or (C) to the extent that the Indemnitee has defenses available to it which are not available to Trinity or any Facility Party and allowing Trinity and/or such Facility Party to assert such defenses will be prejudicial to the interests of such Indemnitee; provided that the limitation on the Facility Parties' ability to control such judicial or administrative proceeding shall apply only to those aspects of such proceeding which address issues with respect to which such defenses are available.

                  The relevant Indemnitee shall supply the Borrower with such information reasonably requested by the Borrower as is necessary or advisable for the Borrower and/or any other Facility Party to control or participate in any proceeding to the extent permitted by this Section 11.05. Such Indemnitee shall not enter into a settlement or other compromise with respect to any covered claim without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be protected with respect to such covered claim.

                  SECTION 11.06 SUCCESSORS AND ASSIGNS.

                  (a) Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that no Facility Party may assign or transfer any of its interests and obligations without the prior written consent of either the Required Lenders or the Lenders, as the terms set forth in Section
11.03 may require;

                  (b) Assignments. Any Lender may assign all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans and its Commitments); provided, however, that

                          (i) each such assignment shall be to an Eligible Assignee who, unless otherwise consented to by the Borrower, is not a Competitor of the Borrower;

                          (ii) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any Approved Fund (A) the aggregate amount of the Commitment of the assigning Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not, without the consent of the Borrower and the Agent, be less than $5,000,000 and an integral multiple of $1,000,000 (or such other amount as shall equal the assigning Lender's entire Commitment) and
                  (B) after giving effect to such assignment, unless otherwise consented to by the Borrower, the aggregate amount of the Commitment and/or Loans of the assigning Lender shall not be less than

                  $2,500,000 (unless the assigning Lender shall have assigned its entire Commitment and/or the entire balance of the outstanding Loans);

                          (iii) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit C, together with any Note subject to such assignment and a processing fee of $3,500, payable or agreed between the assigning Lender and the assignee.

                  (c) Assignment and Acceptance. By executing and delivering an Assignment and Acceptance in accordance with this Section 11.06, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Facility Parties or the performance or observance by any Facility Party of any of its obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 6.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement or any other Loan Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender. Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section 11.06(c), the assignor, the Agent and the Facility Parties shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under Section 7701(a)(30) of the Code, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.01.

                  (d) Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this subsection 11.06(d), to (i) maintain a register (the "Register") on which the Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to (ii) retain a copy of each Assignment and Acceptance delivered to the Agent pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and any Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this subsection 11.06(d), otherwise complies with Section 11.06, and prior to such recordation all amounts owing to the transferring Lender with respect to such Commitments, Loans and Notes shall remain owing to the transferring Lender. The registration of assignment or other transfer of all or part of any Commitments, Loans and Notes for a Lender shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Acceptance and payment of the administrative fee referred to in Section 11.06(b)(iii). The Register shall be available at the offices where kept by the Agent for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice to the Agent.

                  (e) Participations. Each Lender may, without the consent of the Borrower or the Agent, sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitment or the Loans owing to it and any Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of right of setoff contained in Section 11.08 and the yield protection provisions contained in Sections 3.01, 3.03 and 3.04 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefits of such yield protections; provided that the Borrower shall not be required to reimburse any participant pursuant to Sections 3.01, 3.03 or 3.04 in an amount which exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation and (iv) the Facility Parties, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Facility Parties relating to the Obligations owing to such Lender and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes or extending its Commitment).

                  (f) Other Assignments. Any Lender may at any time (i) assign all or any portion of its rights under this Agreement and any Notes to a Federal Reserve Bank, (ii) pledge or assign a security interest in all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes, if any) to secure obligations of such Lender and (iii) grant to a Conduit Lender referred to in subsection (h) below identified as such in writing from time to time by such Lender to the Agent and the Borrower the option to provide to the Borrower all or any part of any Loans that such Lender would otherwise be obligated to make to the Borrower pursuant to the Agreement; provided that no such assignment, option, pledge or security interest shall release a Lender from any of its obligations hereunder or substitute any such Federal Reserve Bank or other person to which such option, pledge or assignment has been made for such Lender as a party hereto.

                  (g) Information. Any Lender may furnish any information concerning any Facility Party in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.07.

                  (h) Conduit Lenders, etc. Notwithstanding anything to the contrary contained herein, any Lender, (a "Granting Lender") may grant to a conduit lender sponsored by such Granting

Lender, identified as such in writing from time to time by the Granting Lender to the Agent and the Borrower (a "Conduit Lender") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any Conduit Lender to fund any Loan and (ii) if a Conduit Lender elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof. The funding of a Loan by a Conduit Lender hereunder shall utilize the Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no Conduit Lender shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any Conduit Lender may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such Conduit Lender. This subsection (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by a Conduit Lender at the time of such amendment. Credit Suisse First Boston, New York Branch, hereby designates each of Alpine Securitization Corp., Greenwich Funding Corporation and Gramercy Capital Corporation as "Conduit Lenders" for all purposes of this Agreement and the other Loan Documents and grants to each such Conduit Lender the option to fund all or any portion of the Loans contemplated to be made hereunder by Credit Suisse First Boston, New York Branch. Wachovia Bank, National Association, hereby designates Variable Funding Capital Corporation as a "Conduit Lender" for all purposes of this Agreement and the other Loan Documents and grants to such Conduit Lender the option to fund all or any portion of the Loans contemplated to be made hereunder by Wachovia Bank, National Association.

                  SECTION 11.07 CONFIDENTIALITY. Each of the Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (ii) to the extent requested by any regulatory authority with jurisdiction over the Agent or Lender, as applicable; (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (iv) to any other party to this Agreement; (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Documents or the enforcement of rights hereunder or thereunder; (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any of its rights or obligations under this Agreement, (B) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower or (C) any Support Party or any managing agent of a Lender that is a commercial paper conduit; (vii) with the written consent of the Borrower; (viii) to the extent such information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (ix) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from or on behalf of any Facility Party relating to any Facility Party or its respective business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by or on behalf of a Facility Party; provided that, in the case of information received from or on behalf of a Facility Party after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 11.08 SET-OFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or specific) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to the Lenders hereunder, under the Notes, under the other Loan Documents or otherwise, irrespective of whether the Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by the Borrower to the Lender.

                  SECTION 11.09 INTEREST RATE LIMITATION. The Agent, the Lenders and the Facility Parties and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by Applicable Law from time to time in effect (the "Maximum Rate"). Neither any Facility Party nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Credit Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under Applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Lenders and the Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Credit Obligation is accelerated. If (i) the maturity of any Credit Obligation is accelerated for any reason, (ii) any Credit Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or
(iii) any Lender of any other holder of any or all of the Credit Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Credit Obligations to an amount in excess of that permitted to be charged by Applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Credit Obligations or, at such Lender's or holder's option, promptly returned to the Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under Applicable Law, the Agent, the Lenders and the Facility Parties (and any other payors thereof) shall to the greatest extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Credit Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under Applicable Law in order to lawfully charge the maximum amount of interest permitted under Applicable Law. In the event Applicable Law provides for an interest ceiling under Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as amended, for that day, the ceiling shall be the "weekly ceiling" as defined in the Texas Finance Code; provided that if any Applicable Law permits greater interest, the Law permitting the greatest interest shall apply. As used in this Section 11.09 the term "Applicable Law" includes, without limitation the laws of the State of Texas, the laws of the State of New York or the laws of the United States of America, whichever laws allow the greatest interest, as such laws now exist or may be changed or amended or come into effect in the future.

                  SECTION 11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  SECTION 11.11 INTEGRATION. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

                  SECTION 11.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

                  SECTION 11.13 SEVERABILITY. Any provision of this Agreement and the other Loan Documents to which any Facility Party is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.14 HEADINGS. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  SECTION 11.15 MARSHALLING; PAYMENTS SET ASIDE. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to the Agent (or to the Agent for the benefit of the Lenders), or the Agent enforces any security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or set-off had not occurred.

                  SECTION 11.16 PERFORMANCE BY THE AGENT. If any Facility Party fails to perform any of its obligations under this Agreement or any other Loan Document or any Management Document in a timely fashion, the Agent shall be entitled, but not obliged, to perform such obligation at the expense of the Borrower and without waiving any rights that it may have with respect to such breach.

                  SECTION 11.17 THIRD PARTY BENEFICIARIES. Each Protected Party, including without limitation each Support Party, is an express third party beneficiary hereof.

                  SECTION 11.18 NO PROCEEDINGS. (a) Each party hereto hereby agrees that it will not institute against any Conduit Lender, or join any other Person in instituting against any Conduit Lender, any bankruptcy, insolvency, receivership, liquidation or similar proceeding from the Closing Date until one year plus one day following the last day on which all commercial paper notes and other publicly or privately placed indebtedness for borrowed money of such Conduit Lender shall have been indefeasibly paid in full.

                  (b) No recourse under any obligation, covenant or agreement of Conduit Lender as contained in any Loan Document shall be had against any incorporator, stockholder, affiliate, officer, employee or director of the Conduit Lender, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each Conduit Lender contained in any Loan Document are solely corporate obligations of such Conduit Lender and that no personal liability whatsoever shall attach to or be incurred by the incorporators, stockholders, affiliates, officers, employees or directors of such Conduit Lender, under or by reason of any of the respective obligations, covenants or agreements of such Conduit Lender contained in any Loan Document, or implied therefrom, and that any and all personal liability of every such incorporator, stockholder, affiliate, officer, employee or director of such Conduit Lender for breaches by such Conduit Lender of any such obligation, covenant or agreement, which liability may arise either at common law or in equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 11.18 shall survive the termination of this Agreement.

                  (c) Notwithstanding anything contained in this Agreement to the contrary, no Conduit Lender shall have any obligation to pay any amount required to be paid by it hereunder or thereunder to any party hereto, in excess of any amount available to such Conduit Lender after paying or making provision for the payment of its commercial paper notes. All payment obligations of each Conduit Lender hereunder are contingent upon the availability of funds in excess of the amounts necessary to pay commercial paper notes; and each of the parties hereto agree that they shall not have a claim under Section 101(5) of the United States Bankruptcy Code if and to the extent that any such payment obligation exceeds the amount available to such Conduit Lender to pay such amounts after paying or making provision for the payment of its commercial paper notes.

                  SECTION 11.19 GOVERNING LAW; SUBMISSION TO JURISDICTION.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION

SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to any other Loan Document. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, each Facility Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditional, the nonexclusive jurisdiction of such courts. Each Facility Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) Each Facility Party hereby irrevocably appoints C.T. Corporation System its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Section 11.19 and consents to process being served in any such suit, action or proceeding upon C.T. Corporation System in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to such Facility Party's address referred to in Section 11.01. Each Facility Party agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section 11.19 shall affect the right of any Lender to serve process in any manner permitted by law or limit the right of any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

                  SECTION 11.20 WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  SECTION 11.21 BINDING EFFECT. This Agreement shall become effective at such time when it shall have been executed by the Facility Parties and the Agent, and the Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Committed Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of the Facility Parties, the Agent and each Lender and their respective successors and assigns; provided, however, unless the conditions set forth in
Section 4.01 have been satisfied by the Facility Parties or waived by the Lenders on or before July 16, 2002, none of the Facility Parties, the Agent or the Lenders shall have any obligations under this Agreement.

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                           TRINITY INDUSTRIES LEASING COMPANY

                                           By:_______________________________
                                               Name:
                                               Title:

                                           TRINITY RAIL LEASING TRUST II

                                           By: ______________________________
                                               Name:
                                               Title:

                                           CREDIT SUISSE FIRST BOSTON,
                                           NEW YORK BRANCH
                                              as Agent and as a Committed Lender

                                           By: ______________________________
                                               Name:
                                               Title:

                                           By: ______________________________
                                               Name:
                                               Title:

                                           GRAMERCY CAPITAL CORPORATION, as a
                                           Conduit Lender

                                           By: ______________________________
                                               Name:
                                               Title:

                                           By: ______________________________
                                               Name:
                                               Title:

                                           GREENWICH FUNDING CORPORATION, as
                                           a Conduit Lender

                                           By: ______________________________
                                               Name:
                                               Title:

                                           By: ______________________________
                                               Name:
                                               Title:

                                           ALPINE SECURITIZATION CORP, as a
                                           Conduit Lender

                                           By: ______________________________
                                               Name:
                                               Title:

                                           By: ______________________________
                                               Name:
                                               Title:

                                           WACHOVIA BANK, NATIONAL
                                           ASSOCIATION, as a Committed Lender

                                           By: ______________________________
                                               Name:
                                               Title:

                                           VARIABLE FUNDING CAPITAL
                                           CORPORATION, as a Conduit Lender

                                           By: WACHOVIA SECURITIES, INC., as
                                               attorney-in-fact

                                           By: ______________________________
                                               Name:
                                               Title:


                                       S-2